                                                                     EXHIBIT 4.1

DRAFT
12/19/96





                          MAXXAM GROUP HOLDINGS INC.,

                                                            as  Issuer,


                                  MAXXAM INC.,

                                                            as Guarantor,

                                      AND

                        First Bank National Association,

                                                            as Trustee,


                       __________________________________

                                   INDENTURE

                          Dated as of December 23, 1996


                       __________________________________


                 $130,000,000 12% Senior Secured Notes due 2003

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

SECTION 1.01.               Definitions . . . . . . . . . . . . . . . .        1
SECTION 1.02.               Other Definitions . . . . . . . . . . . . .       26
SECTION 1.03.               Incorporation by Reference of
                            Trust Indenture Act . . . . . . . . . . . .       28
SECTION 1.04.               Rules of Construction . . . . . . . . . . .       29


                                    ARTICLE 2

                                 The Securities
                                 --------------


SECTION 2.01.               Form and Dating . . . . . . . . . . . . . .       30
SECTION 2.02.               Execution and Authentication  . . . . . . .       31
SECTION 2.03.               Registrar and Paying Agent  . . . . . . . .       31
SECTION 2.04.               Paying Agent to Hold Money in Trust . . . .       32
SECTION 2.05.               Holder Lists  . . . . . . . . . . . . . . .       32
SECTION 2.06.               Transfer and Exchange . . . . . . . . . . .       32
SECTION 2.07.               Replacement Securities  . . . . . . . . . .       41
SECTION 2.08.               Outstanding Securities  . . . . . . . . . .       41
SECTION 2.09.               Treasury Securities . . . . . . . . . . . .       41
SECTION 2.10.               Temporary Securities  . . . . . . . . . . .       42
SECTION 2.11.               Cancellation  . . . . . . . . . . . . . . .       42
SECTION 2.12.               Defaulted Interest  . . . . . . . . . . . .       42
SECTION 2.13.               CUSIP Numbers . . . . . . . . . . . . . . .       43


                                    ARTICLE 3

                                   Redemption
                                   ----------


SECTION 3.01.               Notices to Trustee  . . . . . . . . . . . .       43
SECTION 3.02.               Selection of Securities to be
                            Redeemed  . . . . . . . . . . . . . . . . .       43
SECTION 3.03.               Notice of Redemption  . . . . . . . . . . .       44
SECTION 3.04.               Effect of Notice of Redemption  . . . . . .       45
SECTION 3.05.               Deposit of Redemption Price . . . . . . . .       45
SECTION 3.06.               Securities Redeemed in Part . . . . . . . .       45
SECTION 3.07.               Cancellation of Redeemed Securities . . . .       45
SECTION 3.08.               No Repurchase Restrictions  . . . . . . . .       45

                                   ARTICLE 4

                                   Covenants

SECTION 4.01.               Payment of Securities . . . . . . . . . . .       46
SECTION 4.02.               SEC Reports . . . . . . . . . . . . . . . .       46
SECTION 4.03.               Limitation on Indebtedness  . . . . . . . .       46
SECTION 4.04.               Limitation on Restricted Payments . . . . .       49
SECTION 4.05.               Ownership of Capital Stock of
                            Subsidiaries and Kaiser Shares  . . . . . .       53
SECTION 4.06.               Limitation on Dividends and Other Payment
                            Restrictions Affecting Subsidiaries . . . .       54
SECTION 4.07.               Limitation on Asset Sales . . . . . . . . .       56
SECTION 4.08.               Limitation on Transactions with
                            Affiliates  . . . . . . . . . . . . . . . .       62
SECTION 4.09.               Change of Control . . . . . . . . . . . . .       64
SECTION 4.10.               Limitation on Liens . . . . . . . . . . . .       67
SECTION 4.11.               Amendment of Scotia Pacific
                            Agreements or Intercompany Note . . . . . .       69
SECTION 4.12.               Compliance Certificate  . . . . . . . . . .       70
SECTION 4.13.               Use of Proceeds . . . . . . . . . . . . . .       70
SECTION 4.14.               Corporate Existence . . . . . . . . . . . .       70
SECTION 4.15.               Limitation on Status as Investment
                            Company . . . . . . . . . . . . . . . . . .       70
SECTION 4.16.               Limitation on Liens on Pledged
                            Shares and Intercompany Note  . . . . . . .       70
SECTION 4.17.               Declaration and Payment of Dividends
                            by MGI  . . . . . . . . . . . . . . . . . . . .   71
SECTION 4.18.               Releases from Lien of MGI Indenture . . . .       71


                                    ARTICLE 5

                                Successor Company
                                -----------------

SECTION 5.01.               When Company May Merge or Transfer
                            Assets  . . . . . . . . . . . . . . . . . .       71


                                    ARTICLE 6

                              Defaults and Remedies
                              ---------------------

SECTION 6.01.               Events of Default . . . . . . . . . . . . .       73
SECTION 6.02.               Acceleration  . . . . . . . . . . . . . . .       75
SECTION 6.03.               Other Remedies  . . . . . . . . . . . . . .       75
SECTION 6.04.               Waiver of Past Defaults . . . . . . . . . .       75
SECTION 6.05.               Control by Majority . . . . . . . . . . . .       76
SECTION 6.06.               Limitation on Suits . . . . . . . . . . . .       76
SECTION 6.07.               Rights of Holders to Receive Payment  . . .       77
SECTION 6.08.               Collection Suit by Trustee  . . . . . . . .       77

SECTION 6.09.               Trustee May File Proofs of Claim  . . . . .       77
SECTION 6.10.               Priorities  . . . . . . . . . . . . . . . .       77
SECTION 6.11.               Undertaking for Costs . . . . . . . . . . .       78
SECTION 6.12.               Waiver of Stay or Extension Laws  . . . . .       78
SECTION 6.13.               Restoration of Rights and Remedies  . . . .       78


                                    ARTICLE 7

                                     Trustee
                                     -------

SECTION 7.01.               Duties of Trustee . . . . . . . . . . . . .       79
SECTION 7.02.               Rights of Trustee . . . . . . . . . . . . .       80
SECTION 7.03.               Individual Rights of Trustee  . . . . . . .       81
SECTION 7.04.               Trustee's Disclaimer  . . . . . . . . . . .       82
SECTION 7.05.               Notice of Defaults  . . . . . . . . . . . .       82
SECTION 7.06.               Reports by Trustee to Holders . . . . . . .       82
SECTION 7.07.               Compensation and Indemnity  . . . . . . . .       82
SECTION 7.08.               Replacement of Trustee  . . . . . . . . . .       83
SECTION 7.09.               Successor Trustee by Merger . . . . . . . .       84
SECTION 7.10.               Eligibility; Disqualification . . . . . . .       85
SECTION 7.11.               Preferential Collection of Claims Against
                            Company . . . . . . . . . . . . . . . . . .       85


                                    ARTICLE 8

                             Discharge of Indenture
                             ----------------------

SECTION 8.01.               Discharge of Liability on Securities;
                            Defeasance  . . . . . . . . . . . . . . . .       85
SECTION 8.02.               Conditions to Defeasance  . . . . . . . . .       86
SECTION 8.03.               Application of Trust Money  . . . . . . . .       87
SECTION 8.04.               Repayment to Company  . . . . . . . . . . .       87
SECTION 8.05.               Indemnity for Government Obligations  . . .       87
SECTION 8.06.               Reinstatement . . . . . . . . . . . . . . .       88


                                    ARTICLE 9

                                   Amendments
                                   ----------

SECTION 9.01.               Without Consent of Holders  . . . . . . . .       88
SECTION 9.02.               With Consent of Holders . . . . . . . . . .       89
SECTION 9.03.               Compliance with Trust Indenture Act . . . .       90
SECTION 9.04.               Revocation and Effect of Consents and
                            Waivers . . . . . . . . . . . . . . . . . .       90
SECTION 9.05.               Notation on or Exchange of
                            Securities  . . . . . . . . . . . . . . . .       91
SECTION 9.06.               Trustee to Sign Amendments  . . . . . . . .       91

                                   ARTICLE 10

                                    Security
                                    --------

SECTION 10.01.              Grants of Security Interests  . . . . . . .       91
SECTION 10.02.              Pledged Shares and Intercompany Notes . . .       94
SECTION 10.03.              Collateral Accounts . . . . . . . . . . . .       97
SECTION 10.04.              Further Assurances; Revisions of
                            Exhibit D . . . . . . . . . . . . . . . . .      103
SECTION 10.05.              Release and Substitution of
                            Collateral  . . . . . . . . . . . . . . . .      103
SECTION 10.06.              Trustee Appointed Attorney-in-Fact  . . . .      114
SECTION 10.07.              Trustee May Perform . . . . . . . . . . . .      114
SECTION 10.08.              Remedies Upon Event of Default  . . . . . .      115
SECTION 10.09.              Application of Proceeds . . . . . . . . . .      116
SECTION 10.10.              Continuing Liens  . . . . . . . . . . . . .      116
SECTION 10.11.              Certificates and Opinions . . . . . . . . .      116
SECTION 10.12.              Representations and Warranties  . . . . . .      116
SECTION 10.13.              Certain Mergers, Consolidations, etc.
                            Among the Company, MGI and
                            Restricted Subsidiaries . . . . . . . . . .      117


                                   ARTICLE 11

                                  Miscellaneous
                                  -------------

SECTION 11.01.              Trust Indenture Act Controls  . . . . . . .      118
SECTION 11.02.              Notices . . . . . . . . . . . . . . . . . .      118
SECTION 11.03.              Communication by Holders with Other
                            Holders . . . . . . . . . . . . . . . . . .      119
SECTION 11.04.              Certificate and Opinion as to Conditions
                            Precedent . . . . . . . . . . . . . . . . .      119
SECTION 11.05.              Statements Required in Certificate or
                            Opinion . . . . . . . . . . . . . . . . . .      120
SECTION 11.06.              When Treasury Securities
                            Disregarded . . . . . . . . . . . . . . . .      120
SECTION 11.07.              Rules by Trustee, Paying Agent and
                            Registrar . . . . . . . . . . . . . . . . .      121
SECTION 11.08.              Legal Holidays  . . . . . . . . . . . . . .      121
SECTION 11.09.              Governing Law . . . . . . . . . . . . . . .      121
SECTION 11.10.              No Recourse Against Others  . . . . . . . .      121
SECTION 11.11.              Successors  . . . . . . . . . . . . . . . .      122
SECTION 11.12.              Severability  . . . . . . . . . . . . . . .      122
SECTION 11.13.              Multiple Originals  . . . . . . . . . . . .      122
SECTION 11.14.              Table of Contents; Headings . . . . . . . .      122
SECTION 11.15.              Benefits of Indenture . . . . . . . . . . .      122
SECTION 11.16.              No Challenge  . . . . . . . . . . . . . . .      122

                                   ARTICLE 12

                                MAXXAM Guarantee
                                ----------------

SECTION 12.01               Senior Guarantee  . . . . . . . . . . . . . . .  123
SECTION 12.02               When Guarantor May Merge, Etc.  . . . . . . . .  125

Exhibit A -                 Form of Security  . . . . . . . . . . . . .      A-1
Exhibit B -                 Certificate of Transferor . . . . . . . . .      B-1
Exhibit C -                 Salmon Creek Property Legal
                            Description . . . . . . . . . . . . . . . .      C-1
Exhibit D -                 Description of Pledged Shares . . . . . . .      D-1

                             CROSS-REFERENCE TABLE

 TIA                                                         Indenture
Section                                                       Section
-------                                                      ---------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . .     7.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .     7.10
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . .     N A
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . .     7 10
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; .10
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . .     2.05
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . .     7.06
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . .     7.06
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.06; 1.02
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . .     4.02; 4.12; 11.02
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . .     11.04
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . .     11.04
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . .     10.11
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . .     11.05
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.05;
                                              . . . . . .     11.02
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.01
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . .     7.01
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
316(a) (last sentence)  . . . . . . . . . . . . . . . . .     11.06
   (a)(l)(A)  . . . . . . . . . . . . . . . . . . . . . .     6.05
   (a)(l)(B)  . . . . . . . . . . . . . . . . . . . . . .     6.04
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . .     9.04
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . .     6.08
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .     6.09
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . .     2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . .     11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed part of the Indenture.

         INDENTURE dated as of December 23, 1996, among MAXXAM Group Holdings Inc., a Delaware corporation (the "Company"), MAXXAM Inc., a Delaware corporation (the "Guarantor"), and First Bank National Association, a national banking association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12% Series A Senior Secured Notes due 2003 (the "Series A Securities") and the 12% Series B Senior Secured Notes due 2003 (the "Series B Securities" and, together with the Series A Securities, the "Securities"):


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


         SECTION 1.01.  DEFINITIONS.

         "AFFILIATE" of any person means (i) any person who, directly or indirectly, is in control of, is controlled by or is under common control with such person and (ii) any person who is a director or officer (A) of such person, (B) of any subsidiary of such person or (C) of any person described in clause (i) above, and shall be deemed to include any joint venture, partnership or other person (other than a Subsidiary of the Company) in which the Company and/or its Subsidiaries have an equity ownership interest equal to or greater than 5% and in which one or more Affiliates of the Company has a direct or an indirect equity ownership interest in excess of 5% therein other than by virtue of the direct or indirect equity ownership in such joint venture, partnership or other person held (in the aggregate) by the Company and/or one or more of its Subsidiaries; provided, however, that the term "Affiliate" shall not include (i) the Company or (ii) any Subsidiary of the Company so long as no Affiliate of the Company has a direct or indirect equity ownership interest equal to or greater than 5% in such Subsidiary other than by virtue of the direct or indirect equity ownership in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The fact that an Affiliate of a person is a partner of a law firm that renders services to such person or its Affiliates does not mean that the law firm is an Affiliate of such person.

         "AGENT" means any Registrar, Paying Agent or transfer agent.

         "ASSET SALE" means any sale, transfer or other disposition (including, without limitation, dispositions pursuant to any Taking, merger, consolidation or sale and lease back transactions), after the Issue Date, by the Company or any of its Restricted Subsidiaries (other than Scotia Pacific so long as there are any Timber Notes outstanding) to any person other than to the Company or any of its Restricted Subsidiaries of (i) any Capital Stock or other ownership interest of any of the Company's Restricted Subsidiaries (including sales, transfers or other dispositions by such Restricted Subsidiary of its Capital Stock or other ownership interest) or (ii) any other assets (other than any Capital Stock or ownership interests in any Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries, other than sales, transfers or other dispositions of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; provided, however, that the term Asset Sale shall not include (A) the sale, transfer or other disposition of any assets or Capital Stock or other ownership interest by the Company or its Restricted Subsidiaries if such transaction would have been an Asset Sale in the absence of this clause (A) to the extent the gross proceeds thereof (exclusive of indemnities) do not exceed, in aggregate amount with all other such sales, transfers or other dispositions after the Issue Date, $25,000,000 from and after the Issue Date (such proceeds, to the extent non-cash, to be determined in good faith by the Board of Directors), (B) the creation, incurrence, assumption or existence of any Lien to the extent not prohibited by
Section 4.10, (C) any of the transactions governed by Section 5.01, (D) an exchange of assets, provided, the assets received are to be used in the lines of business of the Company or any of its Restricted Subsidiaries on the Issue Date or reasonably related extensions of such lines and only to the extent such exchange qualifies for non-recognition treatment under the Code, (E) any transaction to the extent governed by Section 4.04 or Section 4.05, (F) the sale, transfer or other disposition of Collateral under this Indenture, collateral under the MGI Indenture or any assets referred to in clause (vi) of
Section 4.04(c) or the proceeds of such assets or (G) any Primary Share Sale by MGI to the extent the Net Proceeds of such Primary Share Sale are distributed on the Pledged MGI Shares.

         "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         "BANK DEBT" means any and all amounts payable under or in respect of the Credit Agreement, including principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, guaranties, indemnities and all other amounts payable thereunder or in respect thereof.

         "BERING AGREEMENT" means the investment management agreement, effective as of December 1, 1991, between Bering Holdings Inc. and each of MAXXAM, the Company, MGI, MPI and Pacific Lumber, as the same has been or may be amended, supplemented or otherwise modified from time to time in a manner that is not materially adverse to the Holders.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "BRITT" means Britt Lumber Co., Inc., a California corporation, and any successor corporation by way of merger, consolidation or purchase of all or substantially all of its assets.

         "BUSINESS DAY" means each day that is not a Legal Holiday.

         "CALL PRICE" means, expressed as a percentage of principal amount, 110%.

         "CAPITAL LEASE OBLIGATIONS" of any person means, as of any date of determination, any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP as of such determination date (it being understood that the Capital Lease Obligations of the Company shall not include any such obligations attributable to any Unrestricted Subsidiary as of any determination date); the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CAPITAL STOCK" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock of such person, including any Preferred Stock of such person but excluding any Redeemable Stock of such person.

         "CASH EQUIVALENTS" means (1) when used in respect of any Trust Moneys
(i) any evidence of any obligation issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand or time deposits with, and certificates of deposit or acceptances issued by, any bank or trust company organized under the laws of the United States of America or any State thereof (including the Trustee) whose unsecured, unguaranteed, long-term debt obligations are rated "A" by Standard & Poor's Corporation ("S&P") and "A2" by Moody's Investors Service, Inc. ("Moody's") or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher; (iii) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A" by S&P and "A2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in subclauses (i),
(ii) or (iv) of this clause (1); (iv) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 180 days from the date of acquisition thereof) and having a rating of "A-2" by S&P and "P-2" by Moody's or higher; (v) direct obligations of any money market fund or other similar investment company all of whose investments consist primarily of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aam" by Moody's or higher; (vi) adjustable rate preferred stock that is rated "A" (or higher) by Moody's or S&P; (vii) taxable or non-taxable auction rate securities which have interest rates reset on periodic short term intervals (typically each 7, 14, 21, 28 or 49 days via a Dutch auction process) and which at the time of purchase have been rated and the ratings for which (A) for direct issues, must not be less than "P2" if rated by Moody's and not less than "A2" if rated by S&P and (B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (viii) any investments hereafter developed which are substantially comparable to those described above in this clause (1); and (2) otherwise (i) any evidence of any obligation issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand or time deposits with, and certificates of deposit or acceptances issued by, any bank or trust company organized under the laws of the United States of America or any state thereof (including the Trustee) whose unsecured, unguaranteed long-term debt obligations are rated "A" by Standard & Poor's Corporation ("S&P") and "A2" by Moody's Investors Service, Inc. ("Moody's") or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher; (iii) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A" by S&P and "A2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in subclauses (i), (ii) or (iv) of this clause (2);
(iv) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not later than 180 days from the date of acquisition thereof) and having a rating of "A-2" by S&P and "P-2" by Moody's or higher; (v) direct obligations of any money market fund or other similar investment company all of whose investments consist primarily of obligations described in the foregoing clauses of this definition and that is rated "AAm" by S&P and "Aam" by Moody's or higher; (vi) taxable auction rate securities commonly known as "money market notes" that at the time of purchase have been rated and the ratings for which (A) for direct issues, must not be less than "P2" if rated by Moody's and not less than "A2" if rated by S&P and (B) for collateralized issues which follow the asset coverage tests set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; or (vii) any investments hereafter developed which are substantially comparable to those described above in this clause (2).

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) MAXXAM, directly or indirectly, not having (other than by reason of the existence of a Lien, but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of this Indenture) of at least 40% of the total common equity, on a fully diluted basis, of the Company; provided, however, that such ownership by MAXXAM, directly or indirectly, of 30% or greater, but less than 40% of the total common equity, on a fully diluted basis, of the Company shall not be a Change of Control if MAXXAM, through direct representation or through persons nominated by it, controls a majority of the Board of Directors necessary to effectuate any actions by the Board of Directors; and provided, further, that the foregoing minimum percentages shall be deemed not satisfied if any person or group shall, directly or indirectly, own more of the total voting power entitled to vote generally in the election of directors of the Company than MAXXAM; (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a person that is a Subsidiary of MAXXAM both immediately before and immediately after giving effect to such transaction or to any of the Principals (as defined below) or to a group of which one or more of the Principals is a member (provided that one or more of the Principals beneficially owns Voting Stock representing at least 80% of the voting power in the election of a majority of the directors of MAXXAM of the Voting Stock beneficially owned by such group); (iii) the approval by the stockholders of the Company of a plan for the liquidation or dissolution of the Company other than into MAXXAM or a Subsidiary of MAXXAM; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than any of the Principals or a group of which one or more of the Principals is a member (provided that one or more of the Principals beneficially owns Voting Stock representing at least 80% of the voting power in the election of a majority of the directors of MAXXAM of the Voting Stock beneficially owned by such group), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 35% of the voting power in the election of a majority of the directors of MAXXAM represented by all outstanding Voting Stock of MAXXAM;
(v) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a group of which one or more of the Principals is a member (provided that one or more of the Principals beneficially owns Voting Stock representing at least 80% of the voting power in the election of a majority of the directors of MAXXAM of the Voting Stock beneficially owned by such group) becomes the "beneficial owner" (as defined above), directly or indirectly, of Voting Stock representing more of the voting power in the election of a majority of the directors of MAXXAM represented by all outstanding Voting Stock of MAXXAM than is at the time represented by Voting Stock "beneficially owned" (as defined above) by the Principals; or (vi) the first day on which a majority of the members of the Board of Directors of MAXXAM are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of MAXXAM will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred. "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of MAXXAM who
(i) was a member of such Board of Directors on the date of this Indenture or
(ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election. "Principals" means Charles Hurwitz, his wife and lineal descendants, any trust for the benefit thereof, and/or any entity in which any one or more of such persons hold an 80% or more controlling interest.

         "CODE" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations promulgated thereunder, all as in effect from time to time.

         "COLLATERAL" means, at any time of determination, all property upon which a Lien exists at such time in favor of the Trustee for the benefit of Holders pursuant to Articles 5 and 10, including pursuant to instruments executed and delivered in compliance with Sections 5.01(i), 10.01(b) or 10.13.

         "COLLATERAL DEFAULT" means a Default consisting of the Company's failure to comply with any provision contained in Article 10 of this Indenture which (i) either (A) results in an impairment of the validity, perfection, or priority of the Lien of this Indenture with respect to any portion of the Collateral having a fair market value in excess of $1 million in the aggregate or (B) would be materially adverse in any way to the Holders (any Default consisting of the failure to make any offer required to be made pursuant to
Article 10 being deemed, without limitation, material for this purpose) and
(ii) would constitute an Event of Default unless cured within the applicable cure or grace period set forth in Section 6.01(3).

         "COMPANY" means MAXXAM Group Holdings Inc., a Delaware corporation, and, subject to the provisions of Article 5 hereof, shall mean its successors and assigns; provided, however, that, for purposes of any provision contained herein which is required by the TIA, "Company" shall also mean each other obligor (if any) on the indenture securities.

         "CONSOLIDATED CASH FLOW COVERAGE RATIO" of the Company means, as of the date of the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio (the "Transaction Date"), the ratio of
(i) the aggregate amount of EBITDA for the immediately preceding four fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to (ii) the aggregate Consolidated Interest Expense for the fiscal quarter in which the Transaction Date occurs and to be accrued during the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount of Indebtedness of the Company and its Restricted Subsidiaries reasonably expected by the Company to be outstanding on the Transaction Date and thereafter other than the Timber Notes), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreements which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; and provided, further, that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; and provided, further, that if, during the four fiscal quarters referred to in clause (i) of this definition, (A) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (B) the Company or any of its Restricted Subsidiaries shall have acquired any material assets out of the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisition and any related financing had occurred on the first day of such period.

         "CONSOLIDATED INCOME TAX EXPENSE" of the Company means (without duplication), for any period, the aggregate of the income tax expense (net of applicable credits) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP other than income taxes (including credits) with respect to items of net income excluded from the definition of Consolidated Net Income.

         "CONSOLIDATED INTEREST EXPENSE" of the Company means, for any period (without duplication), (i) the sum of (A) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (B) all fees, commissions, discounts and other charges of the Company and its Subsidiaries with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with Interest Rate Protection Agreements for such period, determined on a consolidated basis in accordance with GAAP, and (C) dividends declared on Redeemable Stock of the Company or any Restricted Subsidiary held by persons other than the Company or a Wholly Owned Restricted Subsidiary (other than dividends payable in Capital Stock of the Company or pro rata dividends payable to all stockholders of such class or series of Stock payable in Capital Stock of any such Restricted Subsidiary), less (ii) the amortization or write-off of deferred financing costs by the Company and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP (including, without limitation, the amortization of any unamortized deferred financing costs in connection with any refinancing of the Credit Agreement); in the case of clauses (i) and (ii) of this definition, without giving effect to any such items and amounts attributable to any Unrestricted Subsidiary, or to Scotia Pacific so long as any Timber Notes are outstanding, during such period.

         "CONSOLIDATED NET INCOME" of the Company means, for any period, the aggregate net income (or net loss, as the case may be) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP ("GAAP Net Income"); provided that (without duplication) there shall be excluded from GAAP Net Income (to the extent otherwise included therein) (i) gains and losses (net of applicable taxes) from (A) Asset Sales or reserves relating thereto, (B) any sale, transfer or other disposition of any Capital Stock or ownership interests in (x) Salmon Creek or (y) any Unrestricted Subsidiary to which non-cash proceeds received by the Company in respect of a Salmon Creek Distribution have been contributed by the Company as contemplated by Section 4.04(d), (C) the sale, transfer or other disposition by the Company of any assets received by the Company in respect of a Salmon Creek Distribution or (D) any sale, transfer or other disposition of Kaiser Shares; (ii) items classified as extraordinary and gains and losses from discontinued operations;
(iii) the net income (or loss) of (A) any Unrestricted Subsidiary or (B) any person that is not a Subsidiary of the Company or that is accounted for on the equity method of accounting, provided that in each case the amount of dividends or other distributions actually paid to the Company (other than Salmon Creek Distributions) during such period shall be added to Consolidated Net Income (to the extent, in the case of clause (A), that the Company elects to include such distributions in the computation of Consolidated Net Income at the time of the computation thereof) and the amount of dividends or other distributions actually paid to a Restricted Subsidiary of the Company (other than Salmon Creek Distributions) during such period shall be included in computing the net income (or net loss, as the case may be) of such Restricted Subsidiary, subject to clause (v) below (to the extent, in the case of clause (A), that the Company elects to include such distributions in the computation of Consolidated Net Income at the time of the computation thereof); (iv) except to the extent includable pursuant to clause (iii) of this definition, the net income (or loss) of any other person accrued or attributable to any period prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or such other person's property (or a portion thereof) is acquired by the Company or any of its Subsidiaries; (v) the net income (or loss) of any Restricted Subsidiary during such period if and to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary to the Company or any Restricted Subsidiary of any such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to such Restricted Subsidiary, provided that the amount of dividends or other distributions actually paid to the Company by such Restricted Subsidiary (other than Salmon Creek Distributions) shall be added to Consolidated Net Income during such period and the amount of dividends or other distributions actually paid to a Restricted Subsidiary of the Company (the "Recipient Restricted Subsidiary") by such Restricted Subsidiary (other than Salmon Creek Distributions) shall be included in computing the net income (or net loss, as the case may be) of such Recipient Restricted Subsidiary during such period; and (vi) the transfer of the Kaiser Shares to the Company by MAXXAM; provided that there shall be excluded from Consolidated Net Income, to the extent otherwise included therein, the amount of dividends and distributions made with the net proceeds of any Equity Offering by any Subsidiary of the Company.

         "CREDIT AGREEMENT" means the agreement dated November 10, 1995, between Bank of America, National Trust and Savings Association and Pacific Lumber, together with all related notes, letters of credit, collateral documents and guarantees and any other related agreements and instruments executed and delivered in connection therewith, in each case, as amended, supplemented, restated, restructured, renewed, extended, refinanced or otherwise modified, in whole or in part, from time to time.

         "DEED OF TRUST" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Proceeds, dated March 18, 1993, from Scotia Pacific to the Deed of Trust Trustee named therein, for the benefit of the Collateral Agent named therein, as the same has been or may be amended, supplemented or otherwise modified from time to time.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default as specified in Section 6.01.

         "DEFINITIVE SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit A that do not include the paragraph or schedule called for by footnotes 1 and 5 thereof.

         "DEPOSITORY" means, with respect to the Global Securities, the person specified in Section 2.03 as the Depository with respect to the Global Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture and, thereafter, "Depository" shall mean or include such successor.

         "EBITDA" of the Company means, for any period, the sum for such period of Consolidated Net Income (excluding, to the extent included in Consolidated Net Income for such period, any gains (net of applicable taxes) from any sale, transfer or other disposition of any Capital Stock or ownership interests in any Unrestricted Subsidiary to which non-cash proceeds received by a Restricted Subsidiary in respect of a Salmon Creek Distribution have been contributed by a Restricted Subsidiary as contemplated by Section 4.04(d)) plus, to the extent reflected in the income statement for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) depreciation and depletion expense, (iv) amortization expense (including amortization of deferred financing costs), and (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; (A) in the case of clauses
(iii), (iv) and (v) of this definition, of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, but without giving effect to any such items and amounts attributable to any Unrestricted Subsidiary during such period or to Scotia Pacific so long as any Timber Notes are outstanding, and (B) in the case of clauses (iv) and (v) of this definition, excluding the amounts thereof excluded from the definition of "Consolidated Interest Expense" pursuant to clause (ii) of such definition.

         "EQUITY OFFERING" means any sale, public or private, of equity securities of any person.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

         "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Securities for Series B Securities.

         "EXEMPT DISTRIBUTIONS" means any and all dividends, cash, instruments and other property and proceeds received, receivable or otherwise distributed on any of the Pledged Shares other than: (i) any liquidating dividend or other liquidating distribution or other similar extraordinary dividend or distribution; (ii) any dividend or other distribution on Pledged MGI Shares (or on Stock of MGI's permitted successor pursuant to Section 10.13) if the amount of all dividends and other distributions on the Stock of MGI made on or after the Issue Date to and including the date of such dividend or other distribution on such Pledged MGI Shares (other than dividends and distributions to the extent that such dividends or distributions were previously paid or delivered to the Trustee for inclusion in the Collateral, whether by deposit into an Account or otherwise, and other than amounts referred to in clauses (iv), (v) and (vi) below) exceeds 100% of the consolidated net income of MGI plus 100% of the consolidated depletion expense of MGI, each determined in accordance with GAAP, accrued on a cumulative basis subsequent to September 30, 1996; (iii) any dividend or other distribution on any Pledged Kaiser Shares to the extent of the amount, if any, by which all dividends and other distributions on such Pledged Kaiser Shares during the 12-month period ending on and including the date on which such dividend or distribution is paid (other than dividends and distributions to the extent that such dividends or distributions were previously paid or delivered to the Trustee for inclusion in the Collateral, whether by deposit into an Account or otherwise, and other than amounts referred to in clauses (iv), (v) and (vi) below) exceeds, on a per share basis, 7.5% of the average of the daily closing prices (or average bid and asked prices if closing prices are not available) of such Kaiser Shares over such consecutive 12-month period; (iv) any Salmon Creek Distribution; (v) any dividend or other distribution consisting of proceeds of any Primary Share Sale by MGI or Kaiser or proceeds of any Pledged Share Sale; and (vi) any dividend or other distribution of proceeds of a transaction effected pursuant to and in accordance with Sections 10.05(c)(2) or 10.13. Notwithstanding the foregoing, any dividend or other distribution made on any Pledged MGI Shares and received by the Company during any fiscal year shall be an Exempt Distribution if such dividend or distribution, together with all other dividends and other distributions previously so made during such fiscal year (exclusive of amounts referred to in clauses (iv), (v) and (vi) above), does not exceed 120% of the interest that has become payable or is to become payable on the Securities during such year.

         "EXTRAORDINARY DISTRIBUTION" means any and all dividends, cash, instruments and other property and proceeds received, receivable or otherwise distributed on any Pledged Shares other than: (i) an Exempt Distribution; (ii) any Salmon Creek Distribution; (iii) any dividend or other distribution consisting of proceeds of any Primary Share Sale by MGI or Kaiser or proceeds of any Pledged Share Sale; and (iv) any dividend or other distribution of proceeds of a transaction effected pursuant to and in accordance with Section 10.05(c)(2) or 10.13.

         "GAAP" means, at any date, generally accepted accounting principles as in effect on December 31, 1995, and used in the preparation of the Company's consolidated balance sheet at such date and the Company's statements of consolidated income and cash flows for the year then ended.

         "GLOBAL SECURITY" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 5 to the form of the Security attached hereto as Exhibit A.

         "GUARANTEE" means the guarantee of the Guarantor set forth in Article 12 hereof.

         "GUARANTOR" See the definition of "MAXXAM".

         "GUARANTOR'S OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Guarantor.

         "HOLDER" OR "SECURITYHOLDER" means the person in whose name a Security is registered on the Registrar's books.


         "INDEBTEDNESS" of any person means, at any date, any of the following (without duplication): (i) the principal amount of all obligations (unconditional or contingent) of such person for borrowed money (whether or not there is recourse to the whole of the assets of such person or only to a portion thereof) and the principal amount of all obligations (unconditional or contingent) of such person evidenced by debentures, notes or other similar instruments (including, without limitation, reimbursement obligations with respect to letters of credit (except to the extent collateralized by cash or Cash Equivalents), performance bonds (except to the extent collateralized by cash or Cash Equivalents) and bankers' acceptances (except to the extent collateralized by cash or Cash Equivalents)); (ii) all obligations of such person to pay the deferred purchase price of property or services, except (A) accounts payable and other current liabilities arising in the ordinary course of business and (B) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements; (iii) Capital Lease Obligations of such person; (iv) all Indebtedness of others secured by a Lien on any asset of such person (other than assets referred to in clause (vi) of Section 4.04(c) and the proceeds of such assets) whether or not such Indebtedness is assumed or guaranteed by such person; (v) all Indebtedness of others guaranteed by such person; and (vi) all Redeemable Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price (or its stated liquidation value in the case of Preferred Stock that is not by its terms redeemable) exclusive of accrued and unpaid dividends; and the amounts thereof shall be the outstanding balance of any such unconditional obligations as described in clauses (i) through (v) (other than clause (iv)), and the maximum liability of any such contingent obligations at such date as described in clauses (i) through (v) (other than with respect to clause (iv)) and, in the case of clause (iv), the lesser of the fair value (as determined by the Board of Directors) at such date of any asset subject to any Lien securing the Indebtedness of others and the principal amount of the Indebtedness secured; provided that the Indebtedness of any person shall not include (x) obligations of such person arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days after their Incurrence and (y) obligations of such person resulting from the endorsement of negotiable instruments in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Stock.

         "INDENTURE" means this Indenture as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "INTERCOMPANY NOTE" means that certain intercompany note in an initial principal amount of $125,000,000, dated as of the Issue Date, payable by MAXXAM to the Company.

         "INTEREST PAYMENT DEFAULT" means a default in the payment of interest when due and payable on any of the Securities which would constitute an Event of Default if such payment were not made within the applicable cure or grace period pursuant to Section 6.01(1).

         "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in interest rates or currency exchange rates, as in effect from time to time.

         "INVESTMENT" means with respect to any person (such person being referred to in this definition as the "Investor") (without duplication), (i) any amount paid or any property transferred, in each case, directly or indirectly, by the Investor for Capital Stock or Redeemable Stock, partnership interests or other securities of, or as a contribution to the capital of any other person, (ii) any direct or indirect loan or advance by the Investor to any other person other than accounts receivable of the Investor relating to the purchase and sale of property or services arising in the ordinary course of business, and (iii) any direct or indirect guarantee by the Investor of any Indebtedness of any other person.

         "ISSUE DATE" means December 23, 1996.

         "KAISER" means Kaiser Aluminum Corporation, a Delaware corporation, and any successor pursuant to a transaction governed by and in accordance with
Section 10.05(c)(2) of this Indenture or Section 10.05(c)(2) of the MGI Indenture, as in effect on the date hereof.

         "KAISER SHARE CASH EQUIVALENTS" means (i) the amount of any Trust Moneys constituting proceeds of any Primary Share Sale by Kaiser or a Pledged Share Sale of Pledged Kaiser Shares or any Extraordinary Distribution on Pledged Kaiser Shares (or the proceeds of any non-cash consideration received in any such transaction) that are released from the Lien of the MGI Indenture and thereupon pledged under the Indenture as a result of such Trust Moneys not having been utilized to purchase MGI Notes pursuant to an offer by MGI to purchase MGI Notes at a price at least equal to the respective Call Prices of the MGI Notes or as a result of payment in full of the MGI Notes or defeasance of the MGI Notes pursuant to Article 8 of the MGI Indenture, divided by (ii) the greater of (A) the Net Proceeds per share received by the Company with respect to Pledged Kaiser Shares released from the Lien of the MGI Indenture in the transaction that resulted in the deposit of such Trust Moneys thereunder and (B) $9.00 (as adjusted to reflect any subdivision, combination or reclassification of Kaiser Shares). To the extent that any of the Net Proceeds referred to in clause (ii)(A) of the preceding sentence are other than cash, the amount of such non-cash Net Proceeds attributable to each Pledged Kaiser Share released from the Lien of the MGI Indenture for purposes of such clause (ii)(A) shall be determined by a nationally recognized investment banking firm selected by the Company based on the fair market value per share of such non-cash Net Proceeds received by the Company in such transaction. As used in this definition, each of the terms Primary Share Sale, Pledged Share Sale, Pledged Kaiser Shares, Extraordinary Distribution, Trust Moneys, Call Prices and Net Proceeds has the meaning ascribed to such term in the MGI Indenture (as in effect on the date hereof).

         "KAISER SHARES" means, at any time, the 27,938,250 shares of common stock, par value $.01 per share, of Kaiser owned by the Company, and, as of the Issue Date, pledged under the MGI Indenture, as such shares are (and any number thereof as utilized in this Indenture is) adjusted to reflect any subdivision, combination or reclassification (in a merger or otherwise) of such Kaiser Shares on or after the Issue Date, and any securities or property substituted for such Kaiser Shares pursuant to any Kaiser Transaction (as such term is defined in Section 10.05(c)(2) of the MGI Indenture as in effect on the date hereof) under the MGI Indenture.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required by applicable law to be open in the States of New York, California, Minnesota and Texas.

         "LIEN" means, with respect to any asset, any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof) in respect of such asset.

         "MAKE-WHOLE AMOUNT" with respect to any Security means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Security if such Security were redeemed on August 1, 2000, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over
(ii) the outstanding principal amount of such Security. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Security assuming redemption of the Security on August 1, 2000; provided, however, that if the Make-Whole Average Life of such Security is not equal to the constant maturity of the United States Treasury securities for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Security is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "MAKE-WHOLE AVERAGE LIFE" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and August 1, 2000.

         "MAKE-WHOLE PRICE" with respect to any Security means the greater of
(i) the sum of the outstanding principal amount and the Make-Whole Amount of such Security, and (ii) 110% of the outstanding principal amount of such Security.

         "MAXXAM" OR THE "GUARANTOR" means MAXXAM Inc., a Delaware corporation, and, subject to the provisions of Article 12 hereof, any successor corporation by way of merger, consolidation or purchase of all or substantially all of its assets.

         "MONEY" or "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "MGI" means MAXXAM Group Inc., a Delaware corporation, and any successor Restricted Subsidiary pursuant to a transaction governed by and in accordance with Section 10.13.

         "MGI INDENTURE" means the Indenture dated as of August 4, 1993, between MGI and Fleet National Bank, as successor to Shawmut Bank, N.A., as trustee, pursuant to which the MGI Notes were issued, as the same has been or may be amended, supplemented or otherwise modified from time to time. A true and correct copy of the MGI Indenture, as amended through the date hereof, has been delivered to the Trustee.

         "MGI NOTES" means the debt securities outstanding pursuant to, and whose terms are governed by, the MGI Indenture.

         "MPI" means MAXXAM Properties Inc., a Delaware corporation, and any successor corporation by way of merger, consolidation or purchase of all or substantially all of its assets.

         "MXM GUARANTY" means the Unconditional Guarantee of Payment and Performance, dated June 17, 1991, to General Electric Capital Corp. by MAXXAM and MGI, as amended by agreements dated as of June 17, 1992 and December 30, 1992, as amended, supplemented or otherwise modified from time to time in a manner that is not materially adverse to Holders.

         "NET CASH PROCEEDS" means cash payments received (but if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is converted into United States dollars) by the Company and/or any of its Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, or the cash realization of any non-cash proceeds of any Asset Sale, but, in each case, only as and when, and to the extent, received by the Company or any of its Restricted Subsidiaries) from an Asset Sale, in each case and without duplication, net of (i) fees, expenses and other expenditures in connection with such Asset Sale (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be), (ii) the amounts paid to repurchase or repay any Indebtedness, or the amount of any Indebtedness retained, in each case which Indebtedness is either (A) secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or
(B) associated with such assets and due in connection with such Asset Sale, and other fees, expenses and other expenditures, in each case, incurred in connection with such Asset Sale or the repurchase, repayment or assumption of such Indebtedness (whether or not such fees, expenses or expenditures are then due and payable), (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Treasurer or Assistant Treasurer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale, (iv) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale, (v) with respect to any Asset Sale by a Restricted Subsidiary of the Company or any Primary Share Sale, the portion of such cash payments required to be paid to persons holding a minority interest in such Restricted Subsidiary and (vi) if such Asset Sale is a Primary Share Sale by MGI, any of the proceeds of such Primary Share Sale that are distributed by the issuer in such Primary Share Sale to its stockholders; provided, in each such case, such fees, expenses, expenditures and other amounts are not payable to an Affiliate of the Company.

         "NET PROCEEDS" means any property, assets or other consideration of any kind, whether tangible or intangible, received by the Company as a dividend or distribution on any Pledged Shares of proceeds of any Primary Share Sale by, or from any Pledged Share Sale of any of the Pledged Shares of, MGI or Kaiser, in each case and without duplication, net of (i) fees, expenses and other expenditures in connection with such Pledged Share Sale (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be), (ii) the amounts paid to repurchase or repay any Indebtedness, or the amount of any Indebtedness assumed, in each case which Indebtedness is either
(A) secured, directly or indirectly, by Liens on the assets which are the subject of such Pledged Share Sale or (B) associated with such assets and due in connection with such Pledged Share Sale, and other fees, expenses and other expenditures, in each case, incurred in connection with such Pledged Share Sale or the repurchase, repayment or assumption of such Indebtedness (whether or not such fees, expenses or expenditures are then due and payable), (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Treasurer or an Assistant Treasurer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such shares which are the subject of such Pledged Share Sale and (iv) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such dividend or distribution or Pledged Share Sale; provided, in each such case, such fees, expenses, expenditures and other amounts are not payable to an Affiliate of the Company; and provided, further, that, if other than cash, Net Proceeds shall have as their value for purposes of this Indenture their fair value as reasonably- determined by the Board of Directors.

         "NOTICE OF ACCELERATION" means a written notice delivered during the continuance of an Event of Default to the Company by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, stating that an Event of Default has occurred and is continuing and that the principal amount of and accrued and unpaid interest, if any, on all of the Securities are due and payable; provided that a Notice of Acceleration shall be deemed to have been delivered and to be effective for all purposes under Article 10 of this Indenture upon the occurrence and during the continuance of an event with respect to the Company specified in Section 6.01(5) or (6).

         "OBLIGATIONS" means, with respect to the Company, any principal, premium, interest, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable by the Company under the Securities or this Indenture.

         "OFFERING MEMORANDUM" means the final offering memorandum, dated December 17, 1996, relating to the offer and sale of the Securities.

         "OFFICER" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary, the Controller or an Assistant Controller of the Company or the Guarantor, as the case may be.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, the Guarantor or the Trustee, as the case may be.

         "PACIFIC LUMBER" means The Pacific Lumber Company, a Delaware corporation, and any successor corporation by way of merger, consolidation or purchase of all or substantially all of its assets.

         "PACIFIC LUMBER INDENTURE" means the indenture, dated March 23, 1993, between Pacific Lumber and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as trustee, pursuant to which the Pacific Lumber Senior Notes were issued, as amended, supplemented or otherwise modified, or, in accordance with and subject to the provisions of Section 4.03(c), restated, restructured, renewed or refinanced in whole or in part from time to time.

         "PACIFIC LUMBER SENIOR NOTES" means the debt securities outstanding pursuant to, and whose terms are governed by, the Pacific Lumber Indenture.

         "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PLEDGED KAISER SHARES" means, at any time, any Kaiser Shares which are included in the Collateral at such time, and any securities or other property substituted for Pledged Kaiser Shares pursuant to Section 10.05(c) included in the Collateral at such time.

         "PLEDGED MGI SHARES" means, at any time, any shares of Stock of MGI included in the Collateral at such time, and any securities or other property substituted for Pledged MGI Shares pursuant to Section 10.13 included in the Collateral at such time.

         "PLEDGED SHARE SALE" means a sale to any person of Pledged Shares other than (i) a sale in connection with a transaction pursuant to and in accordance with Section 10.13, (ii) a sale in connection with a transaction pursuant to and in accordance with Section 10.05(c)(2) or (iii) a sale of Pledged MGI Shares by the Company or one of its Subsidiaries to any of the Company's Subsidiaries, in which the purchaser becomes a pledgor with respect to such Pledged Shares pursuant to Article 10 hereof.

         "PLEDGED SHARES" means the Pledged MGI Shares and the Pledged Kaiser Shares.

         "PREFERRED STOCK" as applied to the Capital Stock or Redeemable Stock of any corporation, means Capital Stock or Redeemable Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock or Redeemable Stock, as the case may be, of any other class of such corporation.

         "PRIMARY SHARE SALE" means (i) any issuance and sale of Stock by MGI other than to the Company or any of its Subsidiaries (provided, that no issuance of Stock in connection with a transaction pursuant to and in accordance with Section 10.13 shall constitute a Primary Share Sale) and (ii) any issuance and sale of common stock by Kaiser (provided, that no issuance of Stock in connection with a transaction pursuant to and in accordance with
Section 10.05(c)(2), or pursuant to or in accordance with Section 10.05(c)(2) of the MGI Indenture as in effect on the date hereof, shall constitute a Primary Share Sale).

         "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock of the Company or MGI (or the successor in a transaction with MGI pursuant to Section 10.13) pursuant to an effective registration statement filed pursuant to the Securities Act.

         "REDEEMABLE STOCK" of any person means any equity security of such person that by its terms is required to be redeemed prior to the final Stated Maturity of all principal of the Securities, or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of all principal of the Securities and shall also include, in the case of the Company, all Preferred Stock of the Company's Restricted Subsidiaries.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "RELEASED KAISER SHARES" means (i) all or any portion of the Kaiser Shares transferred to the Company by MAXXAM as of the Issue Date (as such shares are (and any number thereof as utilized in this indenture is) adjusted to reflect any subdivision, combination or reclassification (in a merger or otherwise) of such Kaiser Shares on or after the Issue Date) that are released after the Issue Date from the Lien of the MGI Indenture as a result of (a) payment in full of the MGI Notes, (b) defeasance of the MGI Notes pursuant to
Article 8 of the MGI Indenture, or (c) early retirement of a portion of the MGI Notes resulting in a release of some of the Kaiser Shares from the Lien of the MGI Indenture pursuant to Section 10.05(c)(1) thereof (as in effect on the date hereof); and (ii) all or any portion of any securities or other property substituted for Kaiser Shares under the MGI Indenture pursuant to Section 10.05(c)(2) thereof (as in effect on the date hereof) that are released from the Lien of the MGI Indenture as the result of an occurrence referred to in clause (a), (b) or (c) of the preceding clause (i); provided, however, that Kaiser Shares and other collateral released from the Lien of the MGI Indenture pledged to secure Indebtedness that refinances the MGI Notes (as permitted by Section 4.05(b)) shall not be deemed to be Released Kaiser Shares.

         "RESTRICTED INVESTMENT" means any Investment in an Affiliate (other than any Unrestricted Subsidiary referred to in Section 4.04(d)) of the Company, except for (i) the Intercompany Note and (ii) the Company's ownership of Kaiser Shares or any other asset that is included in the Collateral under the Indenture or the collateral under the MGI Indenture.

         "RESTRICTED SUBSIDIARY" means, as of any determination date, each of the Subsidiaries of the Company which is not as of such determination date an Unrestricted Subsidiary of the Company.

         "SALMON CREEK" means Salmon Creek Corporation, a Delaware corporation, or any successor corporation, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise, which holds the Salmon Creek Property on the date of this Indenture but which may not acquire any other assets (other than assets incidental to the operation, disposition, management and maintenance of the Salmon Creek Property or assets received (i) in respect of all or any part of the Stock of Salmon Creek, (ii) in respect of all or any part of the real property constituting the Salmon Creek Property or (iii) otherwise in connection with Salmon Creek or the Salmon Creek Property, except in connection with the harvesting of timber located on the Salmon Creek Property), except in exchange for or out of the proceeds of the sale or disposition of the Salmon Creek Property.

         "SALMON CREEK DISTRIBUTION" means a dividend or other distribution identified as a "Salmon Creek Distribution" by the

Company in writing to the Trustee at the time of such dividend or other distribution.

         "SALMON CREEK PROPERTY" means any of the property described on Exhibit C to this Indenture or any assets or Stock, in each case, held by Salmon Creek.

         "SCOTIA PACIFIC" means Scotia Pacific Holding Company, a Delaware corporation, and any successor corporation, by way of merger, consolidation, purchase of all or substantially all of its assets, or otherwise.

         "SCOTIA PACIFIC AGREEMENTS" means any agreements between Scotia Pacific and Pacific Lumber or any Subsidiary of Pacific Lumber as the same may be amended after the date hereof in accordance with the terms thereof, including, without limitation, the Master Purchase Agreement, dated as of March 23, 1993, between Scotia Pacific and Pacific Lumber, the Services Agreement, dated as of March 23, 1993, between Scotia Pacific and Pacific Lumber, the Additional Services Agreement, dated as of March 23, 1993, between Scotia Pacific and Pacific Lumber, the Environmental Indemnification Agreement, dated as of March 23, 1993, between Scotia Pacific and Pacific Lumber, and the Reciprocal Rights Agreement, dated as of March 18, 1993, among Scotia Pacific, Pacific Lumber and Salmon Creek.

         "SEC" means the Securities and Exchange Commission or any successor regulatory agency thereto.

         "SECURITIES" means the Series A Securities and the Series B Securities, issued, authenticated and delivered pursuant to this Indenture, as amended, restated, restructured, renewed, extended, or otherwise modified, in whole or in part, from time to time.

         "SECURITIES ACT" means the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

         "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Global Securities, or any successor entity thereto.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary of the Company which at the time of determination had, or any group of Restricted Subsidiaries which, if merged into each other at the time of determination, would at the time of determination have had, (i) assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets on a consolidated basis as of such date, (ii) revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total revenues on a consolidated basis for such period, or (iii) EBITDA for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total EBITDA on a consolidated basis for such period (it being understood that for the purposes of clause (iii) of this definition, EBITDA of any Restricted Subsidiary or group of Restricted Subsidiaries of the Company for any period shall be that portion of the Company's total EBITDA attributable to such Restricted Subsidiary or group of Restricted Subsidiaries during such period).

         "STATED MATURITY", when used with respect to the payment of any principal of, or accrued interest on, any Security, means the date specified in such Security as the fixed date on which such principal of or accrued interest on such Security is due and payable, as the case may be.

         "STOCK" of any person means, collectively, the Capital Stock and the Redeemable Stock of such person.

         "SUBSIDIARY" means, with respect to any person, (i) any corporation of which more than 50% of the outstanding Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of the corporation (irrespective of whether at the time Capital Stock or Redeemable Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned, directly or indirectly, by such person, or by one or more other Subsidiaries of such person, or by such person and one or more other Subsidiaries of such person, or (ii) any other entity of which more than 50% of the outstanding equity ownership interests are at the time owned, directly or indirectly, by such person, or by one or more other Subsidiaries of such person, or by such person and one or more other Subsidiaries of such person. Notwithstanding the foregoing, neither Kaiser nor any Subsidiary of Kaiser shall be deemed a Subsidiary of the Company for any purpose under this Indenture unless ownership by the Company of more than 50% of the outstanding Capital Stock of Kaiser resulted from the acquisition (other than in connection with a Kaiser Transaction, a dividend or distribution on Capital Stock of Kaiser, a reclassification of shares of Capital Stock of Kaiser or any other transaction in which the Company or any Restricted Subsidiary of the Company receives Capital Stock or other securities of Kaiser in exchange for or in respect of other shares of Capital Stock or securities of Kaiser) by the Company of Kaiser Capital Stock after the Issue Date.

         "TAKING" means any sale, transfer or other disposition of all or any part of the assets of the Company and its Restricted Subsidiaries that occurs by reason of condemnation or eminent domain or other similar proceedings exercised by, or by consensual transfer by the Company or its Restricted Subsidiaries of assets to, the United States of America or any State, municipality, agency or other governmental authority thereof.

         "TAX SHARING AGREEMENTS" means (i) the tax allocation agreement, dated May 21, 1988, by and among MAXXAM, Pacific Lumber and certain other subsidiaries of MAXXAM and MGI, as amended by the tax allocation agreement, dated as of March 23, 1993, by and among MAXXAM, Pacific Lumber, Scotia Pacific and Salmon Creek, and as further amended by the tax allocation agreement, dated as of August 4, 1993, by and between MAXXAM and MGI, (ii) the tax allocation agreement, dated as of July 3, 1990, by and between MAXXAM and Britt and (iii) the tax allocation agreement, dated as of the Issue Date, by and between MAXXAM and the Company; each as amended, supplemented or otherwise modified from time to time.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa through 77bbbb) as in effect on the date of this Indenture, except as otherwise expressly provided herein.

         "TIMBER NOTE INDENTURE" means the indenture, dated as of March 23, 1993, between Scotia Pacific and State Street Bank and Trust Company, as successor to The First National Bank of Boston, as trustee, pursuant to which the Timber Notes were issued, as amended, supplemented or otherwise modified from time to time.

         "TIMBER NOTES" means the 7.95% Timber Collateralized Notes due 2015, issued by Scotia Pacific, as amended, supplemented or otherwise modified, in whole or in part, from time to time in accordance with the terms of the Timber
Note Indenture.

         "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06.

         "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

         "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time, except with respect to matters concerning the validity and perfection of security interests of the Trustee in favor of the Holders in the Accounts, in which case such term shall mean the Minnesota Uniform Commercial Code as in effect from time to time.

         "UNRESTRICTED INVESTMENTS OUTSTANDING" means, at any time of determination, in respect of any Unrestricted Subsidiary, the difference between (i) the sum of all Unrestricted Investments theretofore made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the date of this Indenture, minus (ii) the amount of all dividends and distributions paid to the Company or a Restricted Subsidiary (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the parenthetical of clause (iii) of the definition thereof at the time of determination) and all repayments of the principal amount of loans or advances by such Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries during the period that such person was an Unrestricted Subsidiary and any other reduction of Unrestricted Investments in such Unrestricted Subsidiary during the period that such person was an Unrestricted Subsidiary (the amount of any Unrestricted Investment returned or reduced, if other than in cash or a sum certain guaranteed, to be the fair market value as determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee); provided that the amount of Unrestricted Investments Outstanding in respect of any Unrestricted Subsidiary shall at no time be a negative amount.

         "UNRESTRICTED SUBSIDIARY" means (i) each of the Subsidiaries of the Company so designated by a resolution adopted by the Company's Board of Directors and whose creditors have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary (except to the extent such recourse arises (A) solely by operation of law and not pursuant to a contractual or other consensual arrangement or (B) pursuant to an Investment or a Restricted Investment permitted by this Indenture), (ii) any joint venture, partnership or other person (other than a Subsidiary of the Company, Kaiser or a Subsidiary of Kaiser) in which the Company and/or its Subsidiaries have an equity ownership interest equal to or greater than 5% and (except for any Unrestricted Subsidiary referred to in Section 4.04(d)) in which no Affiliate of the Company has a direct or an indirect equity ownership interest in excess of 5% therein other than by virtue of the direct or indirect equity ownership interest in such joint venture, partnership or other person held (in the aggregate) by the Company and/or one or more of its Subsidiaries and (iii) Salmon Creek. The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided, that any such redesignation shall be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Restricted Subsidiary for purposes of Section 4.03 as of the date of such redesignation to the extent that such Indebtedness does not already constitute Indebtedness of the Company or one or more of its Restricted Subsidiaries. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary (other than Scotia Pacific so long as there are any Timber Notes outstand-

ing) to be an Unrestricted Subsidiary, provided, that (x) the amount of any outstanding Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary shall be deemed to be Unrestricted Investments Outstanding at the time of such designation and (y) immediately after giving effect to such designation and to the characterization of the Investments by the Company and its Restricted Subsidiaries in such newly designated Unrestricted Subsidiary, the Company and its remaining Restricted Subsidiaries could make at least $1.00 of additional Restricted Payments or Unrestricted Investments pursuant to Section 4.04.

         "U.S. GOVERNMENTAL OBLIGATIONS" means any evidence of obligations issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "U.S. LEGAL TENDER" See the definition of "money."

         "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary
(i) which is a corporation of which all of the outstanding shares of Capital Stock and Redeemable Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock or Redeemable Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) are owned at the time, directly or indirectly (through one or more Wholly Owned Restricted Subsidiaries), by the Company (except for director's qualifying shares), or (ii) which is any other entity of which all of the outstanding equity ownership interests are owned at the time, directly or indirectly (through one or more Wholly Owned Restricted Subsidiaries), by the Company.

         SECTION 1.02.  OTHER DEFINITIONS.


"Accounts"  . . . . . . . . . . . . . . . . . . . . . . .    10.03(a)
"Adjustment Period" . . . . . . . . . . . . . . . . . . .    4.08(b)
"Aggregate Redemption Price"  . . . . . . . . . . . . . .    10.05(g)
"Asset Sale Offer"  . . . . . . . . . . . . . . . . . . .    4.07(c)
"Asset Sale Offer Amount" . . . . . . . . . . . . . . . .    4.07(b)
"Asset Sale Offer Notice" . . . . . . . . . . . . . . . .    4.07(d)
"Asset Sale Purchase Date"  . . . . . . . . . . . . . . .    4.07(d)
"Asset Sale Purchase Notice"  . . . . . . . . . . . . . .    4.07(e)
"Asset Sale Purchase Price" . . . . . . . . . . . . . . .    4.07(c)
"Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . .    6.01

"Cash Collateral Account" . . . . . . . . . . . . . . . .    10.03(a)
"Cash Collateral Default Account" . . . . . . . . . . . .    10.03(a)
"Cash Collateral Offer Account" . . . . . . . . . . . . .    10.03(a)
"Cash Collateral Public Equity Offering Account"  . . . .    10.03(a)
"Change of Control Offer Notice"  . . . . . . . . . . . .    4.09(b)
"Change of Control Purchase Date" . . . . . . . . . . . .    4.09(a)
"Change of Control Purchase Notice" . . . . . . . . . . .    4.09(c)
"Change of Control Purchase Price"  . . . . . . . . . . .    4.09(a)
"Collateralized Cash Proceeds Offer"  . . . . . . . . . .    10.05(f)
"Collateralized Cash Proceeds Offer Amount" . . . . . . .    10.05(f)
"Collateralized Cash Proceeds Offer Notice" . . . . . . .    10.05(f)
"Collateralized Cash Proceeds Purchase Date"  . . . . . .    10.05(f)
"Collateralized Cash Proceeds Purchase Notice"  . . . . .    10.05(f)
"Collateralized Cash Proceeds Purchase Price" . . . . . .    10.05(f)
"Company Party" . . . . . . . . . . . . . . . . . . . . .    4.08(a)
"Continuing Directors"  . . . . . . . . . . . . . . . . .    1.01 (within the
                                                             definition of
                                                             "Change of
                                                             Control")
"covenant defeasance option"  . . . . . . . . . . . . . .    8.01(b)
"Custodian" . . . . . . . . . . . . . . . . . . . . . . .    6.01
"Dividend Encumbrances" . . . . . . . . . . . . . . . . .    4.17
"DTC"     . . . . . . . . . . . . . . . . . . . . . . . .    2.03
"Event of Default"  . . . . . . . . . . . . . . . . . . .    6.01
"GAAP Net Income" . . . . . . . . . . . . . . . . . . . .    1.01 (within the
                                                             definition of
                                                             "Consolidated Net
                                                             Income")
"Headwaters Joint Venture . . . . . . . . . . . . . . . .    4.08(b)
"Incur" (and the terms "Incurred" and "Incurrence"
         have correlative meanings) . . . . . . . . . . .    4.03(a)
"Initial Salmon Creek Agreement . . . . . . . . . . . . .    4.08(b)
"Investor"  . . . . . . . . . . . . . . . . . . . . . . .    1.01 (within the
                                                             definition of
                                                             "Investment")
"Kaiser Transaction"  . . . . . . . . . . . . . . . . . .    10.05(c)
"legal defeasance option" . . . . . . . . . . . . . . . .    8.01(b)
"maximum fixed repurchase price"  . . . . . . . . . . . .    1.01 (within the
                                                             definition of
                                                             "Indebtedness")
"MGI Asset Sale"  . . . . . . . . . . . . . . . . . . . .    4.07(b)
"MGI Refinancing Indebtedness"  . . . . . . . . . . . . .    4.05(b)
"Monetization"  . . . . . . . . . . . . . . . . . . . . .    10.05(b)

"Moody's" . . . . . . . . . . . . . . . . . . . . . . . .    1.01 (within
                                                             the definition of
                                                             "Cash
                                                             Equivalents")
"Non-Cash Amount  . . . . . . . . . . . . . . . . . . . .    "10.05(f)
"Paying Agent"  . . . . . . . . . . . . . . . . . . . . .    2.03
"PL Asset Sale" . . . . . . . . . . . . . . . . . . . . .    4.07(b)
"PPI Index" . . . . . . . . . . . . . . . . . . . . . . .    4.08(b)
"Principals"  . . . . . . . . . . . . . . . . . . . . . .    1.01 (within
                                                             the definition of
                                                             "Change of
                                                             Control")
"Recipient Restricted Subsidiary" . . . . . . . . . . . .    1.01 (within
                                                             the definition of
                                                             "Consolidated Net
                                                             Income")
"refinance" (and the terms "refinancing" and
         "refinanced" have correlative meanings)  . . . .    4.03(c)
"Refinancing Indebtedness"  . . . . . . . . . . . . . . .    4.03(c)
"Registrar" . . . . . . . . . . . . . . . . . . . . . . .    2.03
"Repurchase"  . . . . . . . . . . . . . . . . . . . . . .    4.04(a)
"Restricted Payment"  . . . . . . . . . . . . . . . . . .    4.04(a)
"S&P"     . . . . . . . . . . . . . . . . . . . . . . . .    1.01 (within the
                                                             definition of
                                                             "Cash
                                                             Equivalents")
"Series A Securities" . . . . . . . . . . . . . . . . . .    Introduction
"Series B Securities" . . . . . . . . . . . . . . . . . .    Introduction
"Transaction Date"  . . . . . . . . . . . . . . . . . . .    1.01 (within
                                                             the definition of
                                                             "Consolidated
                                                             Cash Flow Coverage
                                                             Ratio")
"Treasury Rate" . . . . . . . . . . . . . . . . . . . . .    1.01 (within
                                                             the definition of
                                                             "Make-Whole
                                                             Amount")
"Trust Moneys"  . . . . . . . . . . . . . . . . . . . . .    10.03(a)
"Unrestricted Investment" . . . . . . . . . . . . . . . .    4.04(a)

         SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this

Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         Except as expressly provided herein, all other terms used in this Indenture that are defined by the TIA, or that are, by reference in the TIA, defined in the Securities Act, shall have the meaning assigned to such terms in the TIA and in the Securities Act, as the case may be, as they were in effect as of the date of this Indenture.

         SECTION 1.04. RULES OF CONSTRUCTION. For purposes of the Securities and this Indenture (except as otherwise expressly provided herein or unless the context otherwise requires):

         a term has the meaning assigned to it;

                 (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (2)  "or" is not exclusive;

                 (3)  "including" means including, without limitation;

                 (4) words in the singular include the plural and words in the plural include the singular;

                 (5) unsecured indebtedness shall not be deemed to rank subordinate or junior in right or priority of payment to secured indebtedness merely because it is unsecured indebtedness; and

                 (6) the principal amount of any noninterest bearing security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the Incurrence of Indebtedness.

                                   ARTICLE 2

                                 THE SECURITIES

         SECTION 2.01.  FORM AND DATING.

                 The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities shall be issued in registered form and may have notations, legends or endorsements as the Company may deem appropriate and as not inconsistent with the provisions of this Indenture, or as may be required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

                 The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 3 thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         SECTION 2.02.    EXECUTION AND AUTHENTICATION.

                 Two Officers shall sign the Securities for the Company by manual or facsimile signature. Two Officers of MAXXAM shall sign the Securities for the Guarantor by manual or facsimile signature.

                 If an Officer of the Company or MAXXAM whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

                 A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate or Subsidiary of the Company.

         SECTION 2.03.    REGISTRAR AND PAYING AGENT.

                 The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                 The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

                 The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Securities.

                 The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

         SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment; provided, however, that any money earned on funds invested by the Trustee or any Paying Agent shall be remitted to the Company. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

         SECTION 2.05.    HOLDER LISTS.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA
Section  312(a).

         SECTION 2.06.    TRANSFER AND EXCHANGE.

                 (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented by a Holder to the Registrar with a request:

                          (x) to register the transfer of the Definitive Securities; or

                           (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Securities presented or surrendered for register of transfer or exchange:

                                  (i)      shall be duly endorsed or
                                           accompanied by a written instruction
                                           of transfer in form satisfactory to
                                           the Registrar duly executed by such
                                           Holder or by his attorney, duly
                                           authorized in writing; and

                                  (ii) in the case of a Definitive Security that is a Transfer Restricted
                                           Security, such request shall be
                                           accompanied by the following
                                           additional information and
                                           documents, as applicable:

                                           (A)    if such Transfer Restricted
                                                  Security is being delivered
                                                  to the Registrar by a Holder
                                                  for registration in the name
                                                  of such Holder, without
                                                  transfer, a certification to
                                                  that effect from such Holder
                                                  (in substantially the form of
                                                  Exhibit B hereto); or

                                           (B)    if such Transfer Restricted
                                                  Security is being transferred
                                                  to a "qualified institutional
                                                  buyer" (as defined in Rule
                                                  144A under the Securities
                                                  Act) in accordance with Rule
                                                  144A under the Securities Act
                                                  or pursuant to an exemption
                                                  from registration in
                                                  accordance with Rule 144 or
                                                  Rule 904 under the Securities
                                                  Act or pursuant to an
                                                  effective registration
                                                  statement under the
                                                  Securities Act, a
                                                  certification to that effect
                                                  from such Holder (in
                                                  substantially the form of
                                                  Exhibit B hereto); or

                                           (C)    if such Transfer Restricted
                                                  Security is being transferred
                                                  in reliance on another
                                                  exemption from the
                                                  registration requirements of
                                                  the Securities Act, a
                                                  certification to that effect
                                                  from such Holder (in
                                                  substantially the form of
                                                  Exhibit B hereto) and an
                                                  Opinion of Counsel from such
                                                  Holder or the transferee
                                                  reasonably acceptable to the
                                                  Company and to the Registrar
                                                  to the effect that such
                                                  transfer is in compliance
                                                  with the Securities Act.

                 (b) Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                 (i) if such Definitive Security is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Security is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                 (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions from the Holder thereof directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, in which case the Registrar shall cancel such Definitive Security in accordance with Section 2.11 hereof and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section
2.02 hereof, the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                 (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                 (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                          (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Security, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                           (A)    if such beneficial interest is
                                                  being transferred to the
                                                  Person designated by the
                                                  Depository as being the
                                                  beneficial owner, a
                                                  certification to that effect
                                                  from such Person (in
                                                  substantially the form of
                                                  Exhibit B hereto); or

                                           (B)    if such beneficial interest is
                                                  being transferred to a
                                                  "qualified institutional
                                                  buyer" (as defined in Rule
                                                  144A under the Securities
                                                  Act) in accordance with Rule
                                                  144A under the Securities Act
                                                  or pursuant to an exemption
                                                  from registration in
                                                  accordance with Rule 144 or
                                                  Rule 904 under the Securities
                                                  Act or pursuant to an
                                                  effective registration
                                                  statement under the
                                                  Securities Act, a
                                                  certification to that effect
                                                  from the transferor (in
                                                  substantially the form of
                                                  Exhibit B hereto); or

                                           (C)    if such beneficial interest is
                                                  being transferred in reliance
                                                  on another exemption from the
                                                  registration requirements of
                                                  the Securities Act, a
                                                  certification to that effect
                                                  from the transferor (in
                                                  substantially the form of
                                                  Exhibit B hereto) and an
                                                  Opinion of Counsel from the
                                                  transferee or transferor
                                                  reasonably
                                                  acceptable to the Company and
                                                  to the Registrar to the effect
                                                  that such transfer is in
                                                  compliance with the
                                                  Securities Act,

                                  in which case the Trustee or the Securities
                                  Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, cause the aggregate principal amount of Global Securities to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with
                                  Section 2.02 hereof, the Trustee shall
                                  authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                          (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

                 (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                 (f) Authentication of Definitive Securities in Absence of Depository. If at any time:

                          (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Securities in an aggregate principal amount equal to the principal amount of the Global Securities in exchange for such Global Securities.

                 (g) Legends.

                          (i)     Except as permitted by the following
                                  paragraphs (ii) and (iii), each Security certificate evidencing Global Securities or Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED
                                  HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
                                  (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
                                  ACT) IN A TRANSACTION MEETING THE
                                  REQUIREMENTS OF RULE 144A, (b) IN A
                                  TRANSACTION MEETING THE REQUIREMENTS OF RULE
                                  144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

                                  (ii) TO THE COMPANY OR (iii) PURSUANT TO AN
                                  EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities
                                  Act:

                                  (A)      in the case of any Transfer
                                           Restricted Security that is a
                                           Definitive Security, the Registrar
                                           shall permit the Holder thereof to
                                           exchange such Transfer Restricted
                                           Security for a Definitive Security
                                           that does not bear the legend set
                                           forth in (i) above and rescind any
                                           restriction on the transfer of such
                                           Transfer Restricted Security; and

                                  (B)      in the case of any Transfer
                                           Restricted Security represented by a
                                           Global Security, such Transfer
                                           Restricted Security shall not be
                                           required to bear the legend set
                                           forth in (i) above, but shall
                                           continue to be subject to the
                                           provisions of Section 2.06(c)
                                           hereof; provided, however, that with
                                           respect to any request for an
                                           exchange of a Transfer Restricted
                                           Security that is represented by a
                                           Global Security for a Definitive
                                           Security that does not bear the
                                           legend set forth in (i) above, which
                                           request is made in reliance upon
                                           Rule 144, the Holder thereof shall
                                           certify in writing to the Registrar
                                           that such request is being made
                                           pursuant to Rule 144 (such
                                           certification to be substantially in
                                           the form of Exhibit B hereto).

                          (iii)   Notwithstanding the foregoing, upon
                                  consummation of the Exchange Offer, the

                                  Company shall issue and, upon receipt of an authentication order in accordance with
                                  Section 2.02 hereof, the Trustee shall
                                  authenticate Series B Securities in exchange for Series A Securities accepted for exchange in the Exchange Offer, which Series B Securities shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Securities, in each case unless the Holder of such Series A Securities is either
                                  (A) a broker-dealer, (B) a Person
                                  participating in the distribution of the Series A Securities or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                 (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in Global Securities have been exchanged for Definitive Securities, redeemed, repurchased or cancelled, all Global Securities shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                 (i)      General Provisions Relating to Transfers and
                          Exchanges.

                                  (i)        To permit registrations of
                                             transfers and exchanges, the
                                             Company shall execute and the
                                             Trustee shall authenticate
                                             Definitive Securities and Global
                                             Securities at the Registrar's
                                             request.

                                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the
                                             Company may require payment of a
                                             sum sufficient to cover any
                                             transfer tax or similar
                                             governmental charge payable in
                                             connection therewith (other than
                                             any such transfer taxes or similar
                                             governmental charge payable upon
                                             exchange or transfer pursuant to
                                             Paragraph 7 of the Securities or
                                             Section 4.07, 4.09, 10.05(f) and
                                             9.05 hereof).

                                  (iii)      All Definitive Securities and
                                             Global Securities issued upon any
                                             registration of transfer or
                                             exchange of Definitive Securities
                                             or Global Securities shall be the
                                             valid obligations of the Company,
                                             evidencing the same debt, and
                                             entitled to the same benefits
                                             under this Indenture, as the
                                             Definitive Securities or Global
                                             Securities surrendered upon such
                                             registration of transfer or
                                             exchange.

                                  (iv)       Neither the Company nor the
                                             Registrar shall be required:

                                             (A)  to issue, to register the
                                                  transfer of or to exchange
                                                  Securities for a period of 15
                                                  days before the mailing of a
                                                  notice of redemption of
                                                  Securities selected for
                                                  redemption; or

                                             (B)  to register the transfer of
                                                  or to exchange any Security
                                                  selected for redemption in
                                                  whole or in part, except the
                                                  unredeemed portion of any
                                                  Security being redeemed in
                                                  part; or

                                             (C)  to register the transfer of
                                                  or to exchange a Security
                                                  between a record date and the
                                                  next succeeding interest
                                                  payment date.

                                  (v)        Prior to due presentment for the
                                             registration of a transfer of any
                                             Security, the Trustee, any Agent,
                                             the Company and MAXXAM may deem
                                             and treat the Person in whose name
                                             any Security is registered as the
                                             absolute owner of such Security
                                             for the purpose of receiving
                                             payment of principal of and
                                             interest on such Securities, and
                                             neither the Trustee, any Agent,
                                             the Company nor MAXXAM shall be
                                             affected by notice to the
                                             contrary.

                                  (vi)       The Trustee shall authenticate
                                             Definitive Securities and Global
                                             Securities in accordance with the
                                             provisions of Section 2.02 hereof.

         SECTION 2.07.     REPLACEMENT SECURITIES.

                 If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company (guaranteed by MAXXAM) and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

         SECTION 2.08.     OUTSTANDING SECURITIES.

                 The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                 If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                 If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

         SECTION 2.09.     TREASURY SECURITIES.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trustee knows are so owned shall be so disregarded.

         SECTION 2.10.     TEMPORARY SECURITIES.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

         SECTION 2.11.     CANCELLATION.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

         SECTION 2.12.     DEFAULTED INTEREST.

                 If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         SECTION 2.13. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders upon written order of the Company signed by two Officers; provided, that any such notice shall state that neither the Trustee nor the Company makes any representation as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE 3

                                   REDEMPTION

         SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the aggregate principal amount of Securities to be redeemed. The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee). If less than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee.

         SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed such that the redemption is effected on a pro rata basis. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects for redemption shall be in denominations of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee in redeeming Securities may use any method it considers fair and equitable to round up or down so that the amount of any Securities redeemed shall be in denominations of $1,000 or integral multiples thereof. If at the time of any such selection, the Trustee is not then the Registrar, the Trustee may direct the Registrar to make the selection in accordance with this Section 3.02. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. NOTICE OF REDEMPTION. At least 15 days (or 30 days if legally required by DTC) but not more than 60 days before a date fixed for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's last address as it shall appear upon the register of the Securities maintained by the Company, but any defect therein or failure of the addressee to receive such notice shall not affect the validity of the proceedings for the redemption of any of the Securities. Any failure to give such notice to the Holder of any Securities shall not affect the validity of the proceedings for the redemption of any other Security.

         The notice shall identify the Securities to be redeemed (including CUSIP numbers if used) and shall state:

         (1)     the redemption date;

         (2)     the redemption price;

         (3)     the name and address of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

         (6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price and accrued and unpaid interest thereon to (but not including) the redemption date, if applicable, upon surrender to the Paying Agent of such Securities; and

         (7) the paragraph of the Securities and the section of this Indenture pursuant to which the Securities are to be redeemed.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by clauses (1) through (3) at least 60 days prior to any such redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

         SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price thereof stated in the notice. Upon surrender to the Paying Agent, each such Security shall be paid at the applicable redemption price thereof stated in the notice, plus accrued and unpaid interest thereon, if any, to (but not including) the redemption date. Unless the Company defaults in making the redemption payment, interest on the Securities called for redemption ceases to accrue on and after the redemption date (regardless of whether the Securities have been timely surrendered), and the only remaining right of the Holders thereof shall be to receive payment of the redemption price thereof, plus accrued and unpaid interest thereon to (but not including) such redemption date, if applicable, upon surrender to the Paying Agent of such Securities. If the date fixed for redemption is an interest payment date, the redemption payment shall not include accrued interest which shall be paid in the usual manner otherwise provided for herein.

         SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or prior to 11:00 A.M., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money sufficient to pay the redemption price of, and accrued interest, if any, on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. All money earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company.

         SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof (at the Company's expense) a new Security equal in principal amount at maturity in authorized denominations to the unredeemed portion of the Security surrendered.

         SECTION 3.07. CANCELLATION OF REDEEMED SECURITIES. All Securities surrendered to the Trustee, upon redemption pursuant to the provisions of this
Article 3, shall be forthwith cancelled by it.

         SECTION 3.08. NO REPURCHASE RESTRICTIONS. Except as expressly provided in Article 10, nothing contained in this Indenture or in the Securities shall be deemed to prohibit or in any way restrict the Company, any Subsidiary or any Affiliate from purchasing or otherwise acquiring any Security or interest therein at any price or for any consideration whether higher or lower than the redemption price, in a transaction not effected pursuant to this Article 3.


                                   ARTICLE 4

                                   COVENANTS

         SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and accrued interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. The principal of Securities and accrued interest, if any, shall be considered paid on the date due to the extent that on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay the principal of the Securities and accrued interest, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal of the Securities at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest to the extent permitted by applicable law calculated at the same rate as the rate at which the interest that is in default was calculated.

         SECTION 4.02. SEC REPORTS. Whether or not the Company and MAXXAM are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each of the Company and MAXXAM shall file with the SEC (unless the SEC will not accept the same for filing) and the Trustee within fifteen days after it is or would have been required to file the same with the SEC, copies of such annual reports and such information, documents and other reports as it is required to file pursuant to, or would be required to file if it were subject to the requirements of, Section 13 or 15(d) of the Exchange Act. In addition, the Company and MAXXAM shall, for so long as any Securities are outstanding, furnish to the Holders and to securities analysts and prospective investors, upon request, the information required to be delivered pursuant to Rule 144 A(d)(4) under the Securities Act. The Company also shall comply with the provisions of TIA Section 314(a).

         SECTION 4.03.  LIMITATION ON INDEBTEDNESS.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, contingently or otherwise (collectively, "INCUR"), any Indebtedness (including, without duplication, guarantees of Indebtedness by the

Company and/or its Restricted Subsidiaries), except that the Company and/or its Restricted Subsidiaries (other than Scotia Pacific so long as there are any Timber Notes outstanding) may Incur Indebtedness (including, without duplication, guarantees of Indebtedness by the Company and/or its Restricted Subsidiaries) if, immediately after giving effect thereto and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Coverage Ratio of the Company would exceed 2.0 to 1.

                 (b) Notwithstanding the provisions of Section 4.03(a), the Company and/or its Restricted Subsidiaries (other than, except in the case of clauses (xi) and (xii) of Section 4.03(b), Scotia Pacific so long as there are any Timber Notes outstanding) may Incur (without duplication) the following:

                          (i)  Indebtedness in respect of the Securities;

                          (ii) aggregate Indebtedness under the Credit Agreement in an amount not to exceed at any time outstanding $40,000,000;

                          (iii) Indebtedness outstanding on the Issue Date, including the indebtedness outstanding pursuant to the MGI Indenture or the Pacific Lumber Indenture (other than the Timber Notes which are governed by clause (xi) of this Section 4.03(b));

                          (iv) Indebtedness in connection with one or more letters of credit issued pursuant to (A) self-insurance obligations (other than workmen's compensation obligations), the aggregate face or stated amount of which, together with the aggregate amount of any related reimbursement obligations (without duplication) does not exceed $1,000,000 at any time outstanding, and (B) workmen's compensation obligations;

                          (v) Indebtedness owed by the Company to a Restricted Subsidiary or owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary of the Company;

                          (vi) Capital Lease Obligations (other than Capital Lease Obligations permitted by clause (xii) of this Section 4.03(b)) not exceeding in the aggregate $10,000,000 at any time outstanding;

                          (vii)  Indebtedness under any Interest Rate
         Protection Agreement to the extent that such Interest Rate Protection Agreement is related to payment obligations on Indebtedness otherwise permitted under this Section 4.03;

                          (viii) Indebtedness Incurred in connection with Indebtedness the interest on which is exempt from Federal income tax under the Code in an aggregate amount not exceeding $10,000,000 at any time outstanding;

                          (ix) Indebtedness owed to or guaranteed by any governmental agency, instrumentality or other authority Incurred to provide relief from natural disasters or other similar assistance;

                          (x) Indebtedness Incurred after August 4, 1993 (in addition to (and without duplication of) Indebtedness otherwise permitted by this Section 4.03), in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding in the case of Indebtedness Incurred by Pacific Lumber and its Subsidiaries that are Restricted Subsidiaries, $15,000,000 at any one time outstanding in the case of Indebtedness Incurred by MGI and its Restricted Subsidiaries other than Pacific Lumber and its Subsidiaries that are Restricted Subsidiaries, and $7,500,000 at any one time outstanding in the case of Indebtedness Incurred by the Company;

                          (xi) Indebtedness of Scotia Pacific under the Timber Notes or the Timber Note Indenture or in respect of the Scotia Pacific Agreements or any other agreement entered into in connection with the Timber Notes, as the same may be amended from time to time in accordance with Section 4.11; and

                          (xii)  Capital Lease Obligations of Scotia Pacific.

                 (c) Notwithstanding anything to the contrary in Section 4.03(a) or (b), the Company and its Restricted Subsidiaries (other than Scotia Pacific so long as there are any Timber Notes outstanding) may Incur Indebtedness all of the net proceeds of which (after premiums, reasonable fees, expenses and costs related to the Incurrence of such Indebtedness) are applied to renew, extend, restructure, restate, refund or otherwise refinance, in whole or in part (collectively, "REFINANCE") the Indebtedness permitted by paragraphs
(a) or (b)(i) and (b)(iii) of this Section 4.03 or any one or more successive refinancings thereof (collectively, "REFINANCING INDEBTEDNESS"), provided that:
(i) such Refinancing Indebtedness is in an aggregate amount not exceeding the aggregate amount outstanding of the Indebtedness being so refinanced plus an amount equal to the premiums, reasonable fees and expenses incurred in connection with such refinancing; (ii) with respect to Refinancing Indebtedness which refinances Indebtedness of the Company which ranks (pursuant to its terms) subordinate in right and priority of payment to the Securities, (A) the final stated maturity date of such Refinancing Indebtedness shall not be earlier than the final stated maturity date of the

Indebtedness being so refinanced, (B) in the case of such Refinancing Indebtedness Incurred by the Company, such Refinancing Indebtedness is ranked (pursuant to its terms) subordinate in right and priority of payment to the Securities to the same extent as the Indebtedness being so refinanced, and (C) such Refinancing Indebtedness has an Average Life at the time it is Incurred which is not less than the remaining Average Life of the Indebtedness being so refinanced; and (iii) no Restricted Subsidiary may Incur Refinancing Indebtedness to refinance Indebtedness of the Company pursuant to this paragraph (c) of Section 4.03 except to the extent that such Refinancing Indebtedness constitutes a guarantee by such Restricted Subsidiary of Indebtedness of the Company (it being understood that such Restricted Subsidiary may incur Indebtedness to refinance Indebtedness of the Company to the extent that the Incurrence of such Indebtedness is otherwise permitted by paragraph (a) or (b) of this Section 4.03).

                 (d) Any revocation of the designation of an Unrestricted Subsidiary shall be deemed for purposes of this Section 4.03 to be an Incurrence of Indebtedness by the Company and its Restricted Subsidiaries of the Indebtedness of such Unrestricted Subsidiary as of the time of such revocation to the extent such Indebtedness does not already constitute Indebtedness of the Company or one of its Restricted Subsidiaries.

                 (e) Notwithstanding anything to the contrary in Section 4.03(a), (b) or (c), so long as Britt remains a Restricted Subsidiary, Britt may not Incur after the Issue Date Indebtedness (other than Indebtedness in respect of the Securities, the MGI Notes and Indebtedness owed to the Company or MGI and Refinancing Indebtedness in respect of the foregoing) in an aggregate principal amount exceeding $5,000,000 at any time outstanding.

         SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

                 (i)(x) declare or pay any dividend or make any distribution on the Company's Capital Stock or the Company's Redeemable Stock (other than (A) in either case, dividends or distributions payable in Capital Stock that is not convertible or exchangeable into Redeemable Stock or Indebtedness of the Company and (B) in the case of the Company's Redeemable Stock, dividends and distributions in an amount not exceeding (in addition to any dividends or distributions declared or paid in accordance with clause (A) above) the amount stated to be payable on such Redeemable Stock pursuant to the provisions thereof) or (y) purchase, redeem or otherwise acquire or retire for value any Capital Stock or Redeemable Stock of the Company (each of the foregoing in clauses (x) and (y), a "RESTRICTED PAYMENT"),

                 (ii)  make any Restricted Investment,

                 (iii) make any Investment in an Unrestricted Subsidiary (an "UNRESTRICTED INVESTMENT"), or

                 (iv) redeem, repurchase, defease or otherwise acquire or retire for value (a "REPURCHASE"), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, Indebtedness of the Company which ranks (pursuant to its terms) subordinate in right and priority of payment to the Securities and which was scheduled to mature subsequent to the final Stated Maturity of all principal of the Securities (other than acquisitions of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition), if, at the time of such Restricted Payment, Restricted Investment, Unrestricted Investment, or Repurchase:

         (A)     a Default shall have occurred and be continuing; or

         (B) after giving effect to such Restricted Payment, Unrestricted Investment, Repurchase or Restricted Investment by the Company or any Restricted Subsidiary, the aggregate amount (i) expended for all such Restricted Payments and Repurchases subsequent to the Issue Date, (ii) of all Restricted Investments then outstanding (the amount expended for such Restricted Payments, Repurchases and Restricted Investments subsequent to the Issue Date, the amount of any Restricted Investments outstanding at any time, and the amount of any Restricted Investments returned or reduced, in each case, if other than in cash or a sum certain guaranteed, to be the fair market value as determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee), and (iii) of all Unrestricted Investments Outstanding, shall exceed the sum of:

                 (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis subsequent to September 30, 1996 (or, in case such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), and

                 (2) the aggregate net cash proceeds, received by the Company as capital contributions to the Company subsequent to September 30, 1996, or from the issue or sale (other than to a Subsidiary of the Company) subsequent to September 30, 1996, of Capital Stock (including Capital Stock issued upon the conversion of, or in exchange for, Indebtedness or Redeemable Stock (other than that issued pursuant to clause (ii) of Section 4.04(c) below) and including upon exercise of warrants or options or other rights to purchase such Capital Stock, issued subsequent to September 30, 1996), or from the issue or sale, subsequent to September 30, 1996, of any Indebtedness (other than that issued pursuant to clause (ii) of Section 4.04(c) below) or, without duplication, other security of the Company convertible or exercisable into such Capital Stock that has been so converted or exercised.

                          (b)     Transactions and payments which are permitted
by Section 4.08(b) hereof shall not be considered Restricted Payments or Restricted Investments.

                          (c)     The foregoing provisions of Section 4.04(a)
shall not be violated by reason of: (i) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, if at said date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, such dividend, distribution or redemption would have complied with Section 4.04(a) and so long as no Event of Default exists as of the payment date; (ii) redemptions, repurchases, defeasances, acquisitions or retirements for value, of indebtedness of the Company which ranks (pursuant to its terms) subordinate in right and priority of payment to the Securities from the proceeds of Refinancing Indebtedness permitted by Section 4.03(c); (iii) the acquisition, redemption or retirement of any shares of the Company's Capital Stock or any Indebtedness of the Company in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (provided such Capital Stock is not exchangeable for or convertible into Redeemable Stock or Indebtedness of the Company or any of its Subsidiaries); (iv) the repurchase of the Company's Capital Stock or Redeemable Stock with the proceeds of a substantially concurrent issuance of the Company's Capital Stock that is not convertible or exchangeable into Redeemable Stock or Indebtedness of the Company; (v) the making by Pacific Lumber or its Restricted Subsidiaries of an Unrestricted Investment to the extent the amount of Unrestricted Investments Outstanding made pursuant to this clause (v) does not exceed $25 million, provided that none of the funds used by Pacific Lumber or its Restricted Subsidiaries to make any such Unrestricted Investment is obtained from the Company or any Restricted Subsidiary (other than Pacific Lumber or a Restricted Subsidiary of Pacific Lumber); (vi) dividends or distributions of (A) any Kaiser Shares that are either (x) released from the Lien of this Indenture pursuant to the provisions of Section 10.05(c)(1) or (y) Released Kaiser Shares that are not required to be subjected to the Lien of this Indenture upon release from the Lien of the MGI Indenture or (B) cash, securities or other property received by the Company upon the sale of any such Kaiser Shares or (C) any proceeds of Kaiser Shares that are (x) released from the Lien of this Indenture or (y) released from the Lien of the MGI Indenture and not required to be subjected to the Lien of this Indenture upon such release; or (vii) the payment of any dividends or distributions by the Company with fifty percent (50%) of the fair market value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee) of Salmon Creek Distributions received by the Company (less 50% of any income taxes payable by the Company in respect of the receipt by the Company of such Salmon Creek Distributions, or in respect of the sale or other disposition by the Company of any non-cash proceeds of such Salmon Creek Distributions (to the extent that Salmon Creek Distributions dividended or distributed by the Company are the proceeds of such sales or other dispositions)) provided that: (x) such dividends or distributions (to the extent made in cash) shall not exceed 50% of the amount of cash so received by the Company (including any cash realization of any non-cash proceeds of any Salmon Creek Distribution, but, in each case, only as, when, and to the extent, received by the Company) in respect of Salmon Creek Distributions, and (y) such dividends or distributions (to the extent made in kind with property received by the Company in a Salmon Creek Distribution) shall be valued at fair market value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee, except to the extent the fair market value exceeds $10 million, in which case such determination shall be made by an investment banking firm with capital of at least $250 million or a nationally recognized appraiser or other expert selected by the Company whose opinion shall be delivered, and shall be acceptable, to the Trustee). No payment or other transfer made pursuant to clauses (ii) through (vii) of this Section 4.04(c) shall reduce the amount available for Restricted Payments, Restricted Investments, Unrestricted Investments or Repurchases pursuant to Section 4.04(a) and the application of proceeds from the issuance of Capital Stock applied pursuant to clause (iii) or
(iv) of this Section 4.04(c) shall not reduce the amount available for Restricted Payments, Restricted Investments, Unrestricted Investments or Repurchases pursuant to Section 4.04(a); provided, however, that the proceeds from the issuance of Capital Stock pursuant to clauses (iii) and (iv) of this
Section 4.04(c) shall not increase the amount available for Restricted Payments, Restricted Investments, Unrestricted Investments and Repurchases under Section 4.04(a).

                          (d)     Notwithstanding anything to the contrary
contained in this Indenture (but subject to the provisions of Section 4.08), the Company or any of its Restricted Subsidiaries shall be permitted to contribute any non-cash proceeds received in respect of a Salmon Creek Distribution to one or more Unrestricted Subsidiaries and such contribution(s) shall not constitute an Unrestricted Investment under this Indenture.

         SECTION 4.05. OWNERSHIP OF CAPITAL STOCK OF SUBSIDIARIES AND KAISER SHARES. (a) The Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, (i) any Capital Stock or Redeemable Stock of Scotia Pacific (it being understood that no issue, sale, assignment, transfer or other disposition of any Capital Stock or Redeemable Stock of any Restricted Subsidiary (other than Scotia Pacific) shall be deemed to violate this clause (i) provided that Pacific Lumber shall thereafter continue to own directly all outstanding Stock of Scotia Pacific), (ii) any Capital Stock or Redeemable Stock of MGI, Pacific Lumber, Britt or MPI if immediately thereafter, or as a consequence thereof, the Company shall beneficially own, directly or indirectly, less than a majority of the Voting Stock and outstanding equity interests (on a fully diluted basis) of any such company (other than in a transaction governed by and in compliance with Section 10.13 of this Indenture or Section 10.13 of the MGI Indenture (as in effect on the date hereof)), (iii) any assets of Scotia Pacific for consideration consisting in whole or in part of Capital Stock or Redeemable Stock of another person which is not a Wholly Owned Restricted Subsidiary, (iv) any Capital Stock or Redeemable Stock of any Restricted Subsidiary (other than Scotia Pacific, MGI, Pacific Lumber, Britt or MPI) (except to the Company or to one or more Restricted Subsidiaries) or any assets of any Restricted Subsidiary (other than Scotia Pacific, MGI, Pacific Lumber, Britt or MPI) for consideration consisting in whole or in part of Capital Stock or Redeemable Stock of another person which is not a Wholly Owned Restricted Subsidiary unless, in the case of this clause (iv), immediately after giving effect thereto and the receipt and application of the proceeds therefrom, the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 1.5 to 1; provided, however, that this Section 4.05(a) shall permit, assuming the Company complies with the provisions of Article 5 and Sections 10.05 and 10.13, in each case to the extent applicable, the disposition in a single transaction or in a series of related transactions of all of the Capital Stock of any Restricted Subsidiary then owned by the Company or its Restricted Subsidiaries for a consideration consisting of cash or other property (other than Capital Stock or Redeemable Stock of another person) which is at least equal to the fair value (as reasonably determined by the Board of Directors of the Company) of such Capital Stock; and provided, further, that any entity resulting from any transaction or disposition permitted by clause (iv) of this Section 4.05(a) shall be or become a Restricted Subsidiary.

                          (b)     Until such time as the maximum number of
Kaiser Shares required to be pledged as Collateral pursuant to this

Indenture are included in the Collateral, the Company shall not sell, transfer, assign, pledge or otherwise dispose of any Kaiser Shares (i) to a Subsidiary of the Company or to MAXXAM or (ii) in violation of any of the provisions of the MGI Indenture. In addition, the Company shall not sell, transfer, assign, pledge or otherwise dispose of any Pledged Shares except pursuant to Section 10.05(b)(1), 10.05(c), 10.13 or 5.01 and except for Liens permitted by Section
4.16. Anything in this Indenture to the contrary notwithstanding, the MGI Notes may, at any time or from time to time, be refinanced pursuant to Section 4.03(c), in whole or in part, with the proceeds of Indebtedness and such Indebtedness ("MGI Refinancing Indebtedness") may be secured by Liens on (i) all or any part of the Kaiser Shares or other collateral subject to the Lien of the MGI Indenture immediately prior to such refinancing and (ii) the proceeds of such Kaiser Shares or other collateral; provided, however, that, in the event that any MGI Refinancing Indebtedness is secured by any such Liens, such Refinancing Indebtedness shall contain provisions for release of collateral from the Lien thereunder that (except for the maturity date of such MGI Refinancing Indebtedness) are no less favorable in any material respect (taken as a whole) to the Holders than the release provisions of the MGI Indenture.

         SECTION 4.06. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or Redeemable Stock or any other interest or participation in, or measured by, its profits, in each case, owned by the Company, or pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company, or (iii) make any transfer of any of its assets to the Company or a Restricted Subsidiary.

                 (b) The foregoing shall not prohibit encumbrances or restrictions existing as of the date hereof or hereafter under or by reason of:

                          (i) this Indenture, the MGI Indenture or the Pacific Lumber Indenture;

                          (ii)    the Credit Agreement;

                          (iii)   (A) customary provisions restricting
         subletting or assignment of any lease of the Company or any Restricted Subsidiary of the Company, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

                          (iv) any instrument governing Indebtedness or other obligations of a person acquired (whether pursuant to a purchase of stock or assets) by the Company or any Restricted Subsidiary or applicable to any assets so acquired at the time such person became a Subsidiary of the Company or such assets were acquired by the Company or a Restricted Subsidiary (excluding instruments entered into by such person in connection with, or in contemplation of, its becoming a Subsidiary of the Company or its assets being acquired by the Company or any Restricted Subsidiary, as the case may be), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the property or assets of the person so acquired (including the Capital Stock or Redeemable Stock thereof) or any entity formed to effect such acquisition, and, in each case, the monetary proceeds thereof;

                          (v) Indebtedness or other obligations existing on the Issue Date;

                          (vi) the subordination (pursuant to its terms) in right and priority of payment to Indebtedness of the Company or any of its Restricted Subsidiaries of any Indebtedness owed by the Company or any Restricted Subsidiary of the Company to the Company or any of its other Restricted Subsidiaries, provided, (A) the Indebtedness is permitted under this Indenture and (B) the Board of Directors has determined in good faith at the time of the creation of such encumbrance or restriction that such encumbrance or restriction would not singly or in the aggregate have a material adverse effect on the Holders of the Securities;

                          (vii) restrictions imposed by covenants contained in any refinancing of Indebtedness or other obligations described in clauses (i), (ii), (iv), (v) and (ix) of this Section 4.06(b), provided, that such restrictions are, in the good faith determination of the Board of Directors, on the whole, not materially more restrictive than such restrictions contained in such refinanced Indebtedness;

                          (viii) restrictions imposed by applicable laws or regulations or pursuant to condemnation or eminent domain proceedings;

                          (ix) restrictions on Scotia Pacific and/or any of its Subsidiaries imposed by the Scotia Pacific Agreements, the Deed of Trust, the Timber Note Indenture or any other agreements entered into in connection with the Timber Notes, as the same may be amended in accordance with Section 4.11 of this Indenture;

                          (x) an agreement which has been entered into for the sale or disposition of all or substantially all of the Stock or assets of a Restricted Subsidiary of the Company, provided, however, that such encumbrances or restrictions are limited to the Stock or assets being sold or disposed of;

                          (xi) applicable law and agreements with foreign governments with respect to assets located in their respective jurisdictions; or

                          (xii) customary provisions placing limitations on the payment of dividends on shares of stock contained in the terms of Preferred Stock instruments issued in compliance with this Indenture.

                 (c) The provisions of Section 4.06(a) shall not prohibit (i) Liens not prohibited by Section 4.10 or (ii) restrictions on the sale or other disposition of any property securing Indebtedness, provided, that such Indebtedness is otherwise permitted by this Indenture.

         SECTION 4.07. LIMITATION ON ASSET SALES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (except in the case of an Asset Sale which is a Taking) (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair value of the assets subject to such Asset Sale (as reasonably determined by the Board of Directors), including the value of all non-cash consideration, and (ii) at least 75% of the aggregate consideration (excluding indemnities) received therefor by the Company or such Restricted Subsidiary is in the form of money or Cash Equivalents. The amount of any liabilities of the Company or any Restricted Subsidiary of the Company that is actually assumed by the transferee in such Asset Sale shall be deemed to be money for purposes of determining the percentage of money and Cash Equivalent consideration received by the Company and its Restricted Subsidiaries.

                 (b) For the purposes of this Section 4.07, "ASSET SALE OFFER AMOUNT" means the sum of the amount of Net Cash Proceeds from each Asset Sale by the Company and its Restricted Subsidiaries (excluding the amount of Net Cash Proceeds from such Asset Sales which have been subjected to a prior Asset Sale Offer) which, on the 360th day following the consummation of such Asset Sale (or the 540th day following the consummation of an Asset Sale to the extent that such Asset Sale is by MGI and/or any Subsidiary of MGI that is a Restricted Subsidiary (other than Pacific Lumber or any Subsidiary of Pacific Lumber that is a Restricted Subsidiary) and is governed by the terms of the MGI Indenture (an "MGI Asset Sale") or the 590th day following the consummation of an Asset Sale to the extent that such Asset Sale is by Pacific Lumber and/or any Subsidiary of Pacific Lumber that is a Restricted Subsidiary, other than Scotia Pacific so long as any Timber Notes are outstanding, and is governed by the terms of the Pacific Lumber Indenture (a "PL Asset Sale")), the Company and/or its Restricted Subsidiaries have not either (i) reinvested, or entered into binding obligations (subject to customary closing and termination provisions) to reinvest, in additional assets to be used in one or more lines of business (including capital expenditures) in which the Company and its Restricted Subsidiaries are engaged as of the Issue Date (or reasonably related extensions of such lines), or (ii) applied to make repayments or purchases of the Securities, the MGI Notes or the Pacific Lumber Senior Notes (or Indebtedness ranking pari passu in right and priority of payment with the Securities, the MGI Notes or the Pacific Senior Lumber Notes), provided, that (x) Net Cash Proceeds of any MGI Asset Sale, to the extent not applied pursuant to the provisions described in clauses (i) and (ii) above, shall be included in the Asset Sale Offer Amount only to the extent permitted to be distributed or paid as a dividend pursuant to Section 4.04(a) of the MGI Indenture as in effect on the date hereof and applicable law on the earlier of
(A) the 450th day following the consummation of such MGI Asset Sale and (B) the consummation of any offer to purchase MGI Notes which MGI is required to make with such Net Cash Proceeds pursuant to the MGI Indenture, (y) Net Cash Proceeds of any PL Asset Sale, to the extent not applied pursuant to the provisions described in clauses (i) and (ii) above, shall be included in the Asset Sale Offer Amount only to the extent (A) permitted to be distributed or paid as a dividend pursuant to Section 4.04(a) of the Pacific Lumber Indenture and applicable law on the earlier of (1) the 450th day following the consummation of such PL Asset Sale and (2) the consummation of any offer to purchase Pacific Lumber Senior Notes which Pacific Lumber is required to make with such Net Cash Proceeds pursuant to the Pacific Lumber Indenture and (B) permitted to be distributed or paid as a dividend pursuant to Section 4.04(a) of the MGI Indenture (as in effect on the date hereof) and applicable law on the earlier of (1) the 590th day following the consummation of such PL Asset Sale and (2) the consummation of any offer to purchase MGI Notes which MGI is required to make with such Net Cash Proceeds pursuant to the MGI Indenture, and
(z) Net Cash Proceeds of any Primary Share Sale by MGI, to the extent not applied pursuant to the provisions described in clauses (i) and (ii) above, shall be included in the Asset Sale Offer Amount only to the extent permitted to be distributed or paid as a dividend pursuant to Section 4.04(a) of the MGI Indenture (as in effect on the date hereof) on the 270th day following the consummation of such Primary Share Sale.

                 (c) Each Holder shall have the right, at the Holder's option, to require the Company to apply the Asset Sale Offer Amount to purchase Securities tendered pursuant to an offer by the Company to purchase Securities at a purchase price (the "ASSET SALE PURCHASE PRICE") equal to 100% of the principal amount of the Securities purchased, plus accrued and unpaid interest, if any, to (but not including) the date of purchase in accordance with the procedures (including proration in the event of an oversubscription) set forth in this Section 4.07 (an "ASSET SALE OFFER"); provided, that the Company shall not be required to (but may in its discretion) make an Asset Sale Offer, unless the Asset Sale Offer Amount exceeds $25,000,000. No Asset Sale Offer Amount shall be required to be applied to purchase Securities pursuant to more than one Asset Sale Offer. Pending application of any Net Cash Proceeds in accordance with this Section 4.07, the Company or a Restricted Subsidiary, as the case may be, may invest such Net Cash Proceeds in Cash Equivalents.

                 (d) Within 30 days following the date on which the Asset Sale Offer Amount exceeds $25,000,000, the Company shall mail a written notice of an Asset Sale Offer to the Trustee, the Paying Agent and each Holder (and to beneficial owners as required by applicable law including, without limitation, the Exchange Act and the rules and regulations promulgated pursuant thereto) (the "ASSET SALE OFFER NOTICE"). The Asset Sale Offer Notice shall include a form of Asset Sale Purchase Notice (as described below) to be completed by the Holder and shall contain or state:

                 (1) the Asset Sale Offer Amount, a brief description of the Asset Sale(s) which have generated Net Cash Proceeds and the calculation of the Asset Sale Offer Amount;

                 (2) the date by which the Asset Sale Purchase Notice pursuant to this Section 4.07 must be delivered to the Paying Agent;

                 (3) the scheduled date of purchase (the "Asset Sale Purchase Date") (which shall be no earlier than 30 days and not later than 60 days following the date on which such Asset Sale Offer Notice is mailed, subject to compliance with applicable law);

                 (4)      the Asset Sale Purchase Price;

                 (5)      the name and address of the Trustee and the Paying
         Agent;

                 (6)      that the Securities must be surrendered to the Paying
         Agent;

                 (7) that the Asset Sale Purchase Price for any Security as to which an Asset Sale Purchase Notice has been duly given and not withdrawn will be paid promptly (subject to proration as described in clause (d)(8) of this Section 4.07) following the later of the Asset Sale Purchase Date and the time of surrender of such Security as described in clause (d)(6) of this Section 4.07;

                 (8) that if Asset Sale Purchase Notices are given with respect to Securities having an aggregate Asset Sale Purchase Price in excess of the Asset Sale Offer Amount pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be acquired);

                 (9) the procedures that the Holder must follow to exercise rights under this Section 4.07 and a brief description of those rights; and

                 (10) the procedures for withdrawing an Asset Sale Purchase Notice.

The Trustee and the Paying Agent shall be under no obligation to ascertain the occurrence of an Asset Sale. The Trustee and the Paying Agent may conclusively assume, absent contrary notice from the Company, that no Asset Sale has occurred.

                 (e) To accept the offer to purchase Securities described in Section 4.07(c), a Holder must deliver a written notice of purchase (an "ASSET SALE PURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the third Business Day immediately preceding the Asset Sale Purchase Date, stating:

                 (1) the name of the Holder, the principal amount and the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased, and a statement that the Asset Sale Offer is being accepted with respect to such Securities;

                 (2) the portion of the principal amount of any Security which the Holder will deliver to be purchased, which portion must be $1,000 principal amount or an integral multiple thereof; and

                 (3) that such Security or Securities shall be purchased on the Asset Sale Purchase Date pursuant to the terms and conditions specified in the Securities and this Indenture.

                 The delivery of a Security, by hand or by registered mail prior to, on or after the Asset Sale Purchase Date (together with all necessary endorsements), to the Paying Agent shall be a condition to the receipt by the Holder of the Asset Sale Purchase Price therefor; provided, however, that such Asset Sale Purchase Price shall be so paid pursuant to this Section 4.07 only if the Security or Securities so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Asset Sale Purchase Notice; and provided, further, that the Company shall have no obligation to purchase any Securities with respect to which an Asset Sale Purchase Notice has not been received by the Paying Agent prior to the close of business on the third Business Day immediately preceding the Asset Sale Purchase Date.

                 In the event that the Asset Sale Offer described in this
Section 4.07 shall be accepted in accordance with the terms hereof with respect to any portion of a Security, the Company shall purchase from the Holder thereof (subject to proration pursuant to Section 4.07(f)), pursuant to this
Section 4.07, such portion of such Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. In connection with a Security purchased in part, the Company shall execute and the Trustee shall authenticate for delivery to the Holder thereof, a new Security equal in principal amount to that of the unpurchased portion of the Security surrendered.

                 (f) Upon receipt by the Paying Agent of the Asset Sale Purchase Notice as specified in Section 4.07(e), the Holder of the Security (or portion thereof) in respect of which such Asset Sale Purchase Notice was given shall (subject to proration pursuant to this Section 4.07(f) and unless such Asset Sale Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Asset Sale Purchase Price with respect to such Security (or portion thereof). Such Asset Sale Purchase Price shall be due and payable as of the Asset Sale Purchase Date and shall be paid to such Holder promptly following the later of (i) the Asset Sale Purchase Date (provided the conditions in Section 4.07(e), as applicable, have been satisfied) and (ii) the date of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.07(e).

                 An Asset Sale Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time on or prior to the close of business on the second Business Day preceding the Asset Sale Purchase Date, specifying:

                 (1) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted;

                 (2) the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted; and

                 (3) the principal amount, if any, of such Security or Securities which remains subject to the original Asset Sale Purchase Notice, and which has been or will be delivered for purchase by the Company.

                 If, at the close of business on the second Business Day preceding the Asset Sale Purchase Date, the Asset Sale Purchase Price of all Securities for which Asset Sale Purchase Notices have been given and not withdrawn exceeds the Asset Sale Offer Amount, the Paying Agent shall select the Securities to be purchased such that each properly tendering Holder shall receive a portion of the Asset Sale Offer Amount on a pro rata basis (with such adjustments as may be deemed appropriate by the Paying Agent so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased). The Paying Agent shall promptly return to the Holder thereof any Securities surrendered which the Company shall not be required to purchase pursuant to this Section 4.07.

                 (g) On or prior to the Asset Sale Purchase Date, the Company shall deposit with the Paying Agent (which, for purposes of this Section 4.07, may not be the Company or a Subsidiary or an Affiliate of either) an amount of money (not exceeding the Asset Sale Offer Amount) in immediately available funds sufficient to pay the aggregate Asset Sale Purchase Price of the Securities (or portions thereof) which are to be purchased on the Asset Sale Purchase Date. If money sufficient to pay the Asset Sale Purchase Price of all Securities (or portions thereof) to be purchased on the Asset Sale Purchase Date is deposited with the Paying Agent as of the Asset Sale Purchase Date, interest shall cease to accrue, whether or not any such Security is delivered to the Paying Agent, on such Securities (or portions thereof) on and after the Asset Sale Purchase Date, and the Holders thereof shall have no other rights as such, other than the right to receive the Asset Sale Purchase Price (and, in the case of a Security purchased in part, a new Security equal in principal amount to the unpurchased portion of the Security surrendered) upon surrender of such Securities.

                 (h) In connection with any offer to purchase, or any purchase of, Securities under this Section 4.07, the Company shall (i) comply with the Exchange Act, if applicable, (ii) file any required Schedules of the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the purchase of the Securities.

                 (i) The Paying Agent shall return to the Company any money, together with interest or dividends, if any, thereon held by it for the payment of the Asset Sale Purchase Price of the Securities that remain unclaimed as provided in Section 8.04 hereof; provided, however, that to the extent that the aggregate amount of money deposited by the Company pursuant to Section 4.07(g) exceeds the aggregate Asset Sale Purchase Price of the Securities or portions thereof to be purchased on the Asset Sale Purchase Date, then promptly after the Asset Sale Purchase Date, the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

                 (j) Notwithstanding anything to the contrary contained in this Section 4.07, this Section 4.07 shall not prohibit or otherwise apply to
(i) a consolidation or merger of the Company or a transfer, conveyance, sale or lease of all or substantially all of the Company's assets, provided that any such transaction complies with the provisions and the terms set forth in
Section 5.01 or (ii) any transaction permitted by Section 4.04.

         SECTION 4.08. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries or Salmon Creek (or any successor to Salmon Creek or any transferee of substantially all of the assets of Salmon Creek so long as such successor or transferee is a Subsidiary of the Company) or any Unrestricted Subsidiary to which the Company or any of its Restricted Subsidiaries makes a contribution of non-cash proceeds received in respect of a Salmon Creek Distribution pursuant to Section 4.04(d) (each, a "Company Party") to, enter into any transaction or transactions with any Affiliate of the Company, unless: (i) the terms thereof are not less favorable to the Company Party than those that could reasonably be obtained in a comparable transaction at such time with a person who is not an Affiliate of the Company; (ii) such transaction shall have been approved as meeting such standard, in good faith, by a majority of the members of the Board of Directors; and (iii) with respect to any transaction or series of related transactions involving payments and consideration in excess of $10,000,000, the Company shall have obtained and made available to the Trustee an opinion of a nationally recognized investment banking firm stating that the terms of such transaction or series of transactions are fair from a financial point of view to the Company Party. The Company shall deliver to the Trustee, within 60 days after the end of each fiscal quarter of the Company, an Officers' Certificate which shall briefly describe and specify the aggregate dollar amount of transactions (other than the transactions set forth in Section 4.08(b), except clause (vii) thereof)) with Affiliates of the Company occurring during such fiscal quarter.

                 (b) The provisions contained in Section 4.08(a) shall not apply to: (i) any transaction permitted by Section 4.04(a) or Section 4.04(c)(i), (v), (vi) and (vii) of this Indenture; (ii) the execution and delivery of, the performance of, and the making of any payments required by, the Tax Sharing Agreements; (iii) the execution and delivery of, the performance of, and the making of any payments required by, the Bering Agreement; (iv) the making of payments to MAXXAM for reimbursement for actual services provided thereby to the Company and its Subsidiaries based on actual costs and an allocable share of overhead expenses consistent with prior practices; (v) compensation, indemnification and other benefits paid or made available to officers, directors and employees of any Company Party for services rendered in such person's capacity as an officer, director, or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance); (vi) the execution and delivery of, the performance of, and the making of any payments required by, the MXM Guaranty; (vii) the execution, delivery and performance of, and the making of any payments or the taking of any action required or contemplated by, any agreements initially entered into by a Company Party with one or more Affiliates, in which MAXXAM (and no other Affiliate) has an equity interest of 30% or less (each, a "Headwaters Joint Venture") relating to the ownership, holding, development or disposition of any non-cash or non-Cash Equivalent property (whether an individual property or a group of properties) received by Pacific Lumber or any of its Subsidiaries as a Salmon Creek Distribution in connection with or relating to the transactions referred to in or contemplated by the information set forth in the Offering Memorandum under the caption "Business of the Company--Headwaters Agreement" (each, an "Initial Salmon Creek Agreement") provided that each Initial Salmon Creek Agreement satisfies the provisions of Section 4.08(a) and that each subsequent agreement entered into by a Company Party and any transaction between any Headwaters Joint Venture and any Affiliate subsequent to the execution of an Initial Salmon Creek Agreement that relate to the subject matter of such Initial Salmon Creek Agreement satisfies the provisions of clauses (i) and (ii) of Section 4.08(a); provided, further, that (a) each such subsequent agreement involving payments and other consideration paid to or received by any Company Party, or involving payments and other consideration paid to or received from any Headwaters Joint Venture by any Affiliate, in excess of $10.0 million shall satisfy the requirements of
Section 4.08(a), and (b) any material amendment of any Initial Salmon Creek Agreement or any such subsequent agreement shall be on terms (considered as a whole) no less favorable to any Company Party, relative to MAXXAM, than the terms of such Initial Salmon Creek Agreement; (viii) the execution, delivery and performance of any agreements granting any Lien permitted by clause (xv) of
Section 4.10 or any amendment to any such agreement, to the extent that such agreement or amendment thereto does not create or evidence Indebtedness of the Company or any Restricted Subsidiary of the Company; and (ix) the making of the loan evidenced by the Intercompany Note and any amendment to the Intercompany Note to the extent such amendment does not materially adversely affect the

Company's ability to pay its obligations on the Securities; in the case of clauses (iii) and (iv) of this Section 4.08(b), to the extent the aggregate amount of payments pursuant to such clauses does not exceed $5.0 million in any calendar year, which amount shall be adjusted for each calendar year, commencing with the calendar year beginning January 1, 1996 (each, an "Adjustment Period"), by multiplying such amount by a fraction, the numerator of which shall be the then most recent Producer Price Index (Lumber and Wood Products Commodity Groups) (Standard Industrial Classification No. 2400), as published by the United States Department of Labor, Bureau of Labor Statistics (the "PPI Index"), in effect on the first day of such Adjustment Period, and the denominator of which shall be the most recent PPI Index published as of January 1, 1993.

         SECTION 4.09. CHANGE OF CONTROL. (a) Upon the first Change of Control to occur after the date of this Indenture (but not upon any subsequent Change of Control), each Holder shall have the right, at the Holder's option, to require that the Company purchase any or all of such Holder's Securities at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") in cash equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to (but not including) the scheduled date of purchase (the "CHANGE OF CONTROL PURCHASE DATE"), in accordance with the procedures set forth in this
Section 4.09.

                 (b) Within 30 days following the first occurrence of a Change of Control following the date of this Indenture, the Company shall mail a written notice of Change of Control to the Trustee, the Paying Agent and each Holder (and to beneficial owners as required by applicable law, including without limitation, the rules and regulations promulgated under the Exchange
Act) (the "CHANGE OF CONTROL OFFER NOTICE"). The Change of Control Offer Notice shall include a form of Change of Control Purchase Notice (as described below) to be completed by the Holder and shall contain or state:

                 (1) a brief description of the Change of Control and the date of such Change of Control;

                 (2) the date by which the Change of Control Purchase Notice pursuant to this Section 4.09 must be delivered to the Paying Agent;

                 (3) the Change of Control Purchase Date (which shall be no earlier than 30 days and not later than 60 days following the date on which such Change of Control Offer Notice is mailed, subject to compliance with applicable law);

                 (4)      the Change of Control Purchase Price;

                 (5)      the name and address of the Trustee and the Paying
         Agent;

                 (6)      that the Securities must be surrendered to the Paying
         Agent;

                 (7) that the Change of Control Purchase Price for any Security as to which such Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Security as described in clause (b)(6) of this Section 4.09;

                 (8) the procedures that the Holder must follow to exercise rights under this Section 4.09 and a brief description of those rights; and

                 (9) the procedures for withdrawing such Change of Control Purchase Notice.

                 The Trustee and the Paying Agent shall be under no obligation to ascertain the occurrence of a Change of Control. The Trustee and the Paying Agent may conclusively assume, absent contrary notice from the Company, that no Change of Control has occurred.

                          (c)     To accept the offer to purchase Securities
described in Section 4.09(a), a Holder must deliver a written notice of purchase (a "CHANGE OF CONTROL PURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, stating:

                 (1) the name of the Holder, the principal amount and the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased, and a statement that the offer to purchase is being accepted with respect to such Securities;

                 (2) the portion of the principal amount of any Security which the Holder will deliver to be purchased, which portion must be $1,000 principal amount or an integral multiple thereof; and

                 (3) that such Security or Securities shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in the Securities and this Indenture.

                 The delivery of a Security, by hand or by registered mail prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), to the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 4.09 only if the Security or Securities so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice; and provided, further, that the Company shall have no obligation to purchase any Securities with respect to which a Change of Control Purchase Notice has not been received by the Paying Agent prior to the close of business on the third Business Day immediately preceding the Change of Control Purchase Date.

                 In the event that the offer to purchase described in Section 4.09(a) shall be accepted in accordance with the terms hereof with respect to any portion of a Security, the Company shall purchase from the Holder thereof, pursuant to this Section 4.09, such portion of such Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. In connection with a Security purchased in part, the Company shall execute and the Trustee shall authenticate for delivery to the Holder thereof, a new Security equal in principal amount to the unpurchased portion of the Security surrendered.

                          (d)  Upon receipt by the Paying Agent of the Change
of Control Purchase Notice as specified in Section 4.09(c), the Holder of the Security (or portion thereof) in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Security (or portion thereof). Such Change of Control Purchase Price shall be due and payable as of the Change of Control Purchase Date and shall be paid to such Holder promptly following the later of (i) the Change of Control Purchase Date (provided the conditions in Section 4.09(c), as applicable, have been satisfied) and (ii) the date of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.09(c).

                 A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time on or prior to the close of business on the Business Day next preceding the Change of Control Purchase Date, specifying:

                 (1) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted;

                 (2) the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted; and

                 (3) the principal amount, if any, of such Security or Securities which remains subject to the original Change of Control Purchase Notice, and which has been or will be delivered for purchase by the Company.

                          (e)     On or prior to the Change of Control Purchase
Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust) an amount of cash in immediately available funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities (or portions thereof) which are to be purchased on the Change of Control Purchase Date. If money sufficient to pay the Change of Control Purchase Price of all Securities (or portions thereof) to be purchased on the Change of Control Purchase Date is deposited with the Paying Agent as of the Change of Control Purchase Date, interest shall cease to accrue, whether or not such Security is delivered to the Paying Agent, on such securities (or portions thereof) on and after the Change of Control Purchase Date, and the Holders thereof shall have no other rights as such, other than the right to receive the Change of Control Purchase Price (and, in the case of a Security purchased in part, a new Security equal in principal amount to the unpurchased portion of the Security surrendered) upon surrender of such Securities.

                          (f)     In connection with any offer to purchase, or
any purchase of, Securities pursuant to this Section 4.09, the Company shall
(i) comply with the Exchange Act and the applicable rules and regulations of the Exchange Act (or any successor provision thereof), if applicable, (ii) file the Schedules required by the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the purchase of the Securities.

                          (g)     The Paying Agent shall return to the Company
any money, together with interest or dividends, if any, thereon held by it for the payment of the Change of Control Purchase Price of the Securities that remain unclaimed as provided in Section 8.04 hereof; provided, however, that to the extent that the aggregate amount of money deposited by the Company pursuant to Section 4.09(e) exceeds the aggregate Change of Control Purchase Prices of the Securities (or portions thereof) to be purchased on the Change of Control Purchase Date, then promptly after the Change of Control Purchase Date, the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

         SECTION 4.10. LIMITATION ON LIENS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur, assume, suffer to exist, create or otherwise cause to be effective Liens upon any of their respective assets to secure Indebtedness, except for:

                 (i)      Liens in existence on the Issue Date;

                 (ii) Liens securing all or any Indebtedness outstanding under the Credit Agreement;

                 (iii) Liens incurred or pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits, leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business;

                 (iv) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business;

                 (v) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto, which do not in the aggregate have a material adverse effect on the operation of the business of the Company or its Restricted Subsidiaries taken as a whole;

                 (vi) Liens for ad valorem, income or property taxes or assessments and similar charges either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company has set aside on its books reserves to the extent required by GAAP;

                 (vii) Liens in respect of purchase money Indebtedness incurred to acquire assets or Stock provided that such Liens are limited to the assets or Stock acquired with the proceeds of such Indebtedness (and the proceeds of such assets or Stock);

                 (viii) Liens securing Indebtedness permitted by Section 4.03(c) which refinances secured Indebtedness, so long as such Liens are limited to the collateral which secures the Indebtedness being refinanced and the proceeds of such collateral;

                 (ix) Liens on any assets or the Stock of any Subsidiary of the Company which assets or Stock are acquired by the Company or a Restricted Subsidiary subsequent to the date of this Indenture and which Liens were in existence on or prior to the acquisition of such assets or the Stock of such Subsidiary (to the extent that such Liens were not created in contemplation of such acquisition); provided that such Liens are limited to the assets so acquired or the Stock of such acquired Subsidiary (or the entity organized to effect such acquisition) and the proceeds thereof;

                 (x)  Liens securing Indebtedness permitted by clauses (vi),
         (viii), (ix), or (xii) of Section 4.03(b), provided, in each such case, that such Liens are limited to the assets financed with the proceeds of the Indebtedness incurred pursuant to such provisions (and the proceeds of such assets);

                 (xi) Liens securing Indebtedness under any Interest Rate Protection Agreement permitted by Section 4.03(b)(vii), provided, that such Liens are limited to the collateral which secures the Indebtedness to which such Interest Rate Protection Agreement relates;

                 (xii) Liens imposed pursuant to condemnation or eminent domain or substantially similar proceedings or in connection with compliance with environmental laws or regulations;

                 (xiii) Liens granted pursuant to the Timber Notes, the Timber
         Note Indenture or the Deed of Trust, in connection with the Timber Notes or in connection with any of the Scotia Pacific Agreements, or in connection with any other agreement entered into in connection with the Timber Notes;

                 (xiv) other Liens securing Indebtedness not exceeding $25,000,000 in aggregate principal amount;

                 (xv) Liens on assets referred to in clause (vi) of Section 4.04(c) and on the proceeds of such assets; and

                 (xvi) Liens in favor of the Trustee pursuant to this Indenture, Liens in favor of the trustee under and pursuant to the MGI Indenture and Liens in favor of the trustee under and pursuant to the Pacific Lumber Indenture.

         SECTION 4.11. AMENDMENT OF SCOTIA PACIFIC AGREEMENTS OR INTERCOMPANY NOTE. The Company shall not permit Scotia Pacific to agree to amend the Timber
Note Indenture, the Deed of Trust, or any of the Scotia Pacific Agreements, unless such amendment (i) is to cure any ambiguity, omission, defect or inconsistency, or to add to the covenants of Scotia Pacific for the benefit of the Company or the Holders or to surrender any right or power conferred in the Master Purchase Agreement on Scotia Pacific, or (ii) does not materially adversely affect the ability of the Company to pay principal or interest on the Securities when due. The Company shall not agree to any amendment or modification of the Intercompany Note unless such amendment (i) is to cure an ambiguity, omission, defect or inconsistency, or to add to the covenants of MAXXAM for the benefit of the Company or the Holders or (ii) does not materially adversely affect the ability of the Company to pay principal or interest on the Securities when due.

         SECTION 4.12. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, the Officers' Certificate shall describe the Default and its status. Such Officers' Certificates shall comply with TIA Section 314(a)(4).

         SECTION 4.13. USE OF PROCEEDS. The Company shall use the net proceeds from the offering and sale of the Securities as set forth in the Offering Memorandum under the caption "Use of Proceeds." In addition, while any Series A Securities remain outstanding that have not been transferred in a transaction registered under the Securities Act, the Company shall not use any proceeds from the sale of such Series A Securities for the purpose of buying or carrying (within the meaning of the margin regulations (Regulations G and U) issued by the Board of Governors of the Federal Reserve System) any margin stock (within the meaning of such regulations).

         SECTION 4.14. CORPORATE EXISTENCE. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

         SECTION 4.15. LIMITATION ON STATUS AS INVESTMENT COMPANY. Neither the Company nor any of its Restricted Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

         SECTION 4.16. LIMITATION ON LIENS ON PLEDGED SHARES AND INTERCOMPANY NOTE. The Company covenants that it will not, and will not permit any Subsidiary of the Company to, directly or indirectly, create, incur, assume or permit to exist, will defend such Pledged Shares and Intercompany Note against, and will take such action as is necessary to remove, any Lien or claim on or in respect of any Pledged Shares or the Intercompany Note, except (i) the Liens created by this Indenture, (ii) Liens for taxes or assessments or other governmental charges or levies not yet due or payable under law or being contested in good faith by appropriate proceedings, (iii) Liens arising by operation of law in the ordinary course of business and with respect to amounts not overdue for a period of more than 90 days or being contested in good faith by appropriate proceedings and (iv) judgment Liens and other similar Liens arising in connection with court proceedings (provided, that the execution or other enforcement thereof is effectively stayed within 60 days following entry of judgment and the claims secured thereby are being actively contested in good faith and by appropriate proceedings).

         SECTION 4.17. DECLARATION AND PAYMENT OF DIVIDENDS BY MGI. The Company shall cause MGI, to the extent that there exists any consensual restriction or encumbrance on MGI's ability to pay dividends or make any other distributions on its Capital Stock ("Dividend Encumbrances"), to declare and pay dividends to its stockholders to the maximum extent permitted by the instruments or other agreements containing such Dividend Encumbrances, unless the Board of Directors of MGI determines in good faith (whose determination shall be evidenced by a resolution of the Board of Directors filed with the Trustee) that the declaration or payment of such dividend would be detrimental to the capital and other operating needs of MGI.

         SECTION 4.18. RELEASES FROM LIEN OF MGI INDENTURE. To the extent that collateral released from the Lien of the MGI Indenture is required to be pledged as Collateral pursuant to this Indenture, the Company shall seek the release of such collateral from the Lien of the MGI Indenture promptly after it becomes eligible for such release pursuant to the terms of the MGI Indenture. Anything in this Indenture to the contrary notwithstanding, it is understood and agreed that this Indenture does not create any Lien or claim on or in respect of any collateral subject to the Lien of the MGI Indenture.


                                   ARTICLE 5

                               SUCCESSOR COMPANY

         SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. Except as permitted by Section 10.13, the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any person or group of related persons in a single transaction or series of related transactions, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries on a consolidated basis to any person other than the Company, unless (except as permitted by Article 10):

                 (i) the resulting, surviving or transferee person (if not the Company) shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and such entity shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and such entity and/or each other person that, upon consummation of such transaction or transactions, obtains ownership of any portion of the Collateral (to the extent such Collateral is not released from the Lien of this Indenture in accordance with the terms of this Indenture) shall grant a security interest (of like tenor to the security interest granted on the Issue Date with respect to such Collateral pursuant to Section 10.01(a) or to the security interest granted subsequent to the Issue Date with respect to such Collateral pursuant to any other provision of this Indenture, as applicable) in such Collateral, and shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company with respect to such Collateral set forth in Article 10;

                 (ii) immediately after giving effect to such transaction, no Default shall have happened and be continuing;

                 (iii) except in the case of a merger, or transfer of all or substantially all assets, of a Restricted Subsidiary into or to the Company or into or to another Restricted Subsidiary, immediately after giving effect to such transaction, the Consolidated Cash Flow Coverage Ratio of the Company or the surviving entity shall exceed 2.0 to 1;

                 (iv) the Company shall have delivered to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel, stating that such consolidation, merger or transfer, conveyance or lease (other than the calculation of the Consolidated Cash Flow Coverage Ratio as to which counsel need not opine) and such supplemental indenture comply with this Indenture; and

                 (v) the Lien of this Indenture on the Collateral in favor of the Trustee for the benefit of Holders of the Securities has not been materially impaired in contravention of the provisions of this Indenture as a result of such transaction or transactions; provided, that MGI may merge or consolidate with or transfer substantially all of its assets to a Restricted Subsidiary of the Company pursuant to a transaction in compliance with the provisions of Section 10.13.

         The resulting, surviving or transferee person (if other than the Company which executed this Indenture) shall succeed to, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Company had been named as the Company herein and the Company (except in the event of a lease of all or substantially all of the Company's assets) shall be relieved of its obligations under this Indenture and the Securities. Each person that becomes a pledgor with respect to any Collateral upon consummation of such transaction or transactions shall succeed to, and may exercise every right and power of, the Company with respect to such Collateral prior to such consummation with the same effect as if such person had originally been a pledgor with respect to such Collateral, and each person who ceases to be such a pledgor upon such consummation shall be relieved of its obligations as a pledgor in respect of such Collateral.


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

         SECTION 6.01.  EVENTS OF DEFAULT.  An "Event of Default" occurs if:

                 (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                 (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional or special redemption, upon declaration or otherwise, including any failure by the Company to redeem or repurchase any of the Securities when required pursuant to Sections 4.07, 4.09 and 10.05(f) of this Indenture or paragraphs 5 or 7 of the Securities;

                 (3) the Company defaults in the performance of, or breaches, any covenant or agreement on the part of the Company contained in this Indenture (other than a covenant or agreement on the part of the Company a default in whose performance or breach is specifically addressed elsewhere in this Section 6.01), and continuance of such default or breach for a period of 60 days after written notice thereof, which must specify the default or breach, demand it be remedied and state that the notice is a "Notice of Default," has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

                 (4) there is a default under any bond, debenture, note or other evidence of Indebtedness of the Company or any Restricted Subsidiary, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is hereafter created, which default involves the failure to pay principal on Indebtedness at the final maturity thereof or which has resulted in such Indebtedness becoming or being declared due and payable prior to its scheduled maturity in an aggregate amount in excess of $10,000,000;

                 (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case,

                          (B) consents to the entry of an order for relief against it in an involuntary case,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                          (D) makes a general assignment for the benefit of its creditors;

                 (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                          (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

                          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary,

         and in each case the order or decree remains unstayed and in effect for a period of 60 consecutive days; or

                 (7) the entry by a court having jurisdiction in the premises of one or more judgments or orders against the Company or any Restricted Subsidiary for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by insurance) which remain undischarged or unsatisfied for a period of 60 consecutive days after the judgments or orders become final and the right to appeal them has expired.

         The term "Bankruptcy Law" means Title 11 of the United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.





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
         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any event which with the giving of notice and the lapse of time would become an Event of Default under clauses (4) or (7). Such notice shall specify the status of such event and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, either the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the principal amount of and accrued interest, if any, on all the Securities to be due and payable. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. WAIVER OF PAST DEFAULTS. Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (1) a Default or Event of Default in the payment of the principal of or interest on a Security as specified in clauses (1) and (2) of
Section 6.01 or

(2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured and ceases, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities, unless:

                 (1) the Holders of at least 25% of the aggregate principal amount of Securities then outstanding give to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                 (3) such Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense to be incurred in complying with such request;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and offer of security or indemnity and such Event of Default has not been cured or waived; and

                 (5) the Holders of a majority of the aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien on the Collateral created by this Indenture.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section
7.07. Nothing herein contained shall be deemed to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article 6 or, if a Notice of Acceleration has been delivered to the Company and is in effect and Trust Monies are held in the Accounts, it shall pay out the money (or Trust Monies, as applicable) in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.07;

                 SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 THIRD:  to the Company its successors and assigns.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% of the aggregate principal amount of the then outstanding Securities.

         SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 6.13. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE 7

                                    TRUSTEE

         SECTION 7.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. At all times, the Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account.

                          (b)     Except during the continuance of an Event of
Default:

                 (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture which are adverse to the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                          (c)     The Trustee may not be relieved from
liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                 (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                          (d)     Every provision of this Indenture that in any
way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                          (e)     The Trustee shall agree in writing with the
Company to invest moneys deposited hereunder and the Company shall be entitled to the income thereon.

                          (f)     Funds held in trust by the Trustee need not
be segregated from other funds except to the extent required by this Indenture and applicable law.

                          (g)     No provision of this Indenture shall require
the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 7.02.  RIGHTS OF TRUSTEE.  Subject to Section 7.01:

                          (a)     The Trustee may rely and shall be protected
in acting or refraining from acting upon any written resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                          (b)     Whenever in the administration of this
Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel;

                          (c)     The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.





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
                          (d)     The Trustee may consult with counsel, and the
advice or Opinion of Counsel with respect to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or Opinion of Counsel.

                          (e)     The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such requests or direction;

                          (f)     The Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Security or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;

                          (g)     The Trustee may execute any of the trusts or
powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                          (h)     The Trustee shall have no duty to review
documents delivered to the Trustee pursuant to Section 4.02 for purposes of determining compliance with any provisions of this Indenture;

                          (i)  Except with respect to Sections 4.01 and 4.12,
the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(1), 6.01(2), 4.01 or 4.12, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. Notwithstanding the foregoing, the Trustee must comply with Sections
7.10 and 7.11.

         SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture or the Securities other than its certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, in the manner and to the extent provided in TIA Section 315(b), notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15, beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 of such year that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(1) and (2) and (c).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including reasonable expenses incurred in connection with exercise of any remedy with respect to the Collateral, except any such expense as may arise from the Trustee's negligence, bad faith or wilful misconduct. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any loss, liability or expense (including reasonable attorneys' fees) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The failure of the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced thereby. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as Trustee, except that held in trust to pay principal of or interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08. The Trustee may resign at any time by so notifying the Company and the Holders in writing.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company shall remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged a bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (3) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates or merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all the Trustee's liabilities under the Indenture and the Securities.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Securities in the name of any predecessor trustee shall only apply to its successors by merger, conversion or consolidation.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (2). In addition, without limiting the foregoing, the Trustee shall at all times be authorized to conduct a corporate trust business in good standing, and be either (a) a bank or trust company having, or (b) a wholly owned subsidiary of a bank or trust company having, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

         SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities not delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or may be called for redemption on a redemption date that is within one year under arrangements satisfactory to the Trustee and the Company irrevocably (i.e., without condition or right of withdrawal deposits with the Trustee money or U.S. Governmental Obligations sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. Upon satisfaction of the conditions set forth in this Section 8.01(a) and upon request of the Company, accompanied by an Officers' Certificate and an Opinion of Counsel, and at the expense of the Company, the Trustee shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified herein.

                          (b)  Subject to Sections 8.01(c), 8.02 and 8.06, the
Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.16, 4.17, 4.18 and 5.01(ii) (other than with respect to an Event of Default specified in Sections 6.01(1) or 6.01(2)) and 5.01(iii) and the operation of Sections

6.01(3), 6.01(4) and 6.01(7) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3), 6.01(4) and 6.01(7).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                          (c)  Notwithstanding clauses (a) and (b) above, the
Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08,
8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (i) the Company irrevocably deposits in trust with the Trustee money or U.S. Governmental Obligations sufficient for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                 (ii) the Company delivers to the Trustee an Officers' Certificate to the effect that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (iii) 90 days pass after the deposit is made and during the 90-day period no Default specified in Section 6.01(5) or (6) with respect to the Company occurs which is continuing at the end of the period;

                 (iv) the deposit does not constitute a default under any other agreement binding on the Company other than a default (a) with respect to Indebtedness of the Company which is defeased, redeemed or otherwise satisfied prior to or contemporaneously with such deposit, or (b) which is consented to or waived by the relevant other party or parties to the agreement;

                 (v) the Company delivers to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of such rights and will be subject to Federal income tax in the same amount and in the same manner and at the same time as would have been the case otherwise; provided, that the Company is not required to deliver to the Trustee such Opinion of Counsel upon the exercise of the Company's legal defeasance option or covenant defeasance option within one year of Stated Maturity or a date fixed for redemption pursuant to Article 3; and

                 (vi) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         SECTION 8.04. REPAYMENT TO COMPANY. Subject to Section 8.01, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them at any time, upon the written request of the Company and upon the receipt by the Trustee of an Officers' Certificate in form reasonably satisfactory to the Trustee, addressing the status of such money or securities.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall promptly pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors, unless applicable law designates another person.

         SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S.

Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                   AMENDMENTS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend, supplement or otherwise modify this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1) to cure any ambiguity, omission, defect or inconsis-tency;

                 (2) to comply with Article 5, Article 12, Section 10.01(b), Section 10.02(a), Section 10.04 or Section 10.13;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                 (4) to make any change that does not adversely affect the rights of any Securityholder;

                 (5) to add to the covenants of the Company for the benefit of the Securityholders or to surrender any right or power herein conferred upon the Company; or

                 (6)      to comply with the TIA.





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
         After an amendment, supplement or other modification under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment, supplement or other modification. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or other modification under this Section 9.01.

         SECTION 9.02. WITH CONSENT OF HOLDERS. (a) Subject to Section 6.07, the Company and the Trustee may amend, supplement or otherwise modify this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities then outstanding; provided, that (except for changes permitted pursuant to Section 9.01) any change to Article 10 (or the definitions relating thereto) shall require the written consent of the Holders of at least 66 2/3% of the aggregate principal amount of Securities then outstanding. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder.

                          (b)  Notwithstanding anything to the contrary
contained in Sections 9.01 or 9.02(a), without the consent of each Securityholder affected, an amendment, supplement, other modification or waiver may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement, other modification or waiver;

                 (2) reduce the rate of or extend the Stated Maturity of any payment of interest on any Security;

                 (3) reduce the principal amount (at maturity or any other time) of or extend the Stated Maturity of any payment of principal of any Security, including upon redemption, or payment of the Asset Sale Purchase Price or Change of Control Purchase Price;

                 (4) reduce the premium payable upon the redemption of any Security, including upon redemption, or payment of the Asset Sale Purchase Price or Change of Control Purchase Price; or

                 (5) make any Security payable in money other than that stated in the Security.

                          (c)     It shall not be necessary for the consent of
the Holders under this Section 9.02 to approve the particular form





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
of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                          (d)     After an amendment, supplement, waiver or
other modification under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment, supplement, waiver or other modification. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment, supplement, waiver or other modification under this Section.

                          (e)     Notwithstanding the foregoing, the provisions
of Section 11.16 hereof and this subsection (e) may not be amended without the consent of the parties to the Credit Agreement.

         SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment, supplement or other modification to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment, supplement or other modification or a waiver under or in connection with this Indenture or the Securities by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, if such consent or waiver may be revoked, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other modification becomes effective. After an amendment, supplement, waiver or other modification becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (5) of Section 9.02(b). In that case, the amendment, supplement, waiver or other modification shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or a portion of a Security that evidences the same debt as the consenting Holder's Security.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date.

         SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment, supplement, waiver or other modification changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement, waiver or other modification.

         SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment, supplement, waiver or other modification authorized pursuant to this
Article 9 if the amendment, supplement, waiver or other modification does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such amendment, supplement, waiver or other modification the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement, waiver or other modification is authorized or permitted by this Indenture.


                                   ARTICLE 10

                                    SECURITY

         SECTION 10.01.  GRANTS OF SECURITY INTERESTS.

                          (a)  To secure the full and punctual payment of
principal and premium of and interest on the Securities and all other amounts payable pursuant to this Indenture, the Company hereby grants to the Trustee, for the benefit of the Holders and the Trustee, a first priority and (except for Liens permitted under Section 4.16) exclusive security interest in all its right, title and interest in and to the following, subject to the exclusion specified in the last sentence of this Section 10.01(a):

                 (i) all of the outstanding shares of Stock of MGI, whether now or hereafter owned or acquired by the Company;

                 (ii) all certificates whether now owned or hereafter acquired representing any of the shares referred to in clause (i) of this
         Section 10.01(a);

                 (iii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed on or in exchange for any of the foregoing after the Issue Date, including, without limitation, any stocks, bonds or other securities, options, warrants, or other such rights, cash or other property payable or distributable on any of the shares referred to in clause (i) of this Section 10.01(a) at any time, including, without limitation, any distribution on any such shares upon the dissolution or liquidation, in whole or in part, of the issuer of such shares or the consolidation or merger of such issuer with any other person or persons, or the reorganization of such issuer, or any distribution on any such shares of the capital or paid-in capital surplus or any part thereof of the issuer of such shares, in any form, or any subdivision, combination, reclassification or redemption of any such shares;

                 (iv)     the Intercompany Note;

                 (v) all payments of interest on and principal of the Intercompany Note; and

                 (vi)     to the extent not included in clauses (i), (ii),
         (iii), (iv) and (v) of this Section 10.01(a), all proceeds (as defined in the Uniform Commercial Code as in effect on the date hereof) of any and all of the foregoing (arising after the Issue Date).

Notwithstanding any other provision contained in this Indenture or in the Securities, no security interest has been granted pursuant to this Indenture, and the Trustee has not taken pursuant to this Indenture a security interest, in (x) any Salmon Creek Distribution or (y) any proceeds of any Salmon Creek Distribution. The Company shall not identify any dividend or distribution as a "Salmon Creek Distribution" except for any dividends and other distributions on Pledged MGI Shares or on shares of Stock of any other Restricted Subsidiary of the Company of amounts or other consideration received by the Company or any of its Subsidiaries from any person or entity (i) in respect of all or any part of the Stock of Salmon Creek, (ii) in respect of all or any part of the real property constituting the Salmon Creek Property or (iii) otherwise in connection with Salmon Creek or the Salmon Creek Property, except in connection with the harvesting of timber located on the Salmon Creek Property.

                          (b)     Within ten (10) days after the release of any
Released Kaiser Shares from the Lien of the MGI Indenture, to secure the full and punctual payment of principal and premium of and interest on the Securities and all other amounts payable pursuant to this Indenture, the Company shall, by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, grant to the Trustee, for the benefit of the Holders and the Trustee, a first priority and (except for

Liens permitted under Section 4.16) exclusive security interest in all its right, title and interest in and to the following:

                 (i)      such Released Kaiser Shares;

                 (ii) all certificates whether then owned or thereafter acquired representing any of such Released Kaiser Shares;

                 (iii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed on or in exchange for any of the foregoing after the date of such supplemental indenture hereto, including, without limitation, any stocks, bonds or other securities, options, warrants, or other such rights, cash or other property payable or distributable on any of such Released Kaiser Shares at any time after the date of such supplemental indenture hereto, including, without limitation, any distribution on any such shares upon the dissolution or liquidation, in whole or in part, of the issuer of such shares or the consolidation or merger of such issuer with any other person or persons, or the reorganization of such issuer, or any distribution on any such shares of the capital or paid-in capital surplus or any part thereof of the issuer of such shares, in any form, or any subdivision, combination, reclassification or redemption of any such shares; and

                 (iv)     to the extent not included in clauses (i), (ii) and
         (iii) of this Section 10.01(b), all proceeds (as defined in the Uniform Commercial Code as in effect on the date hereof) of any and all of the foregoing (arising after the date of such supplemental indenture hereto.

Notwithstanding the foregoing provisions of this Section 10.01(b), the aggregate number of Released Kaiser Shares required to be pledged pursuant to this Section 10.01(b) through any date shall not exceed the sum of (1) 8,027,500 and (2) an amount equal to (x) 8,027,500 times (y) a fraction, the numerator of which is the aggregate principal amount of the Securities outstanding on such date, and the denominator of which is the aggregate principal amount of Securities outstanding on the Issue Date. To the extent that Released Kaiser Shares are comprised of securities or other property substituted or adjusted for Kaiser Shares (as contemplated by clause (i) or (ii) of the definition of Released Kaiser Shares), the kind and amount of Released Kaiser Shares to be pledged shall be appropriately adjusted to take account of the kind and amount of such securities or other property so substituted for each Kaiser Share. Moreover, in no event shall the aggregate of the number of Released Kaiser Shares required to be pledged pursuant to this
Section 10.01(b) through any date and the number of Kaiser Share Cash Equivalents resulting from the pledge of released funds pursuant to Section 10.03(d)(6) through such date exceed the number of Released Kaiser Shares that would be required to be pledged through such date if no such released funds were pledged through such date.

SECTION 10.02.  PLEDGED SHARES AND INTERCOMPANY NOTE.

                          (a)     Delivery of Certificates and Instruments.
Subject to the terms hereof, the Company agrees that the Intercompany Note and all certificates or instruments representing or evidencing Pledged Shares or any other Collateral shall be delivered to the Trustee, at such office in New York City, New York as is designated by the Trustee from time to time in a notice addressed to the Company, and shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed and undated instruments of transfer or assignment or endorsement, as applicable, in blank (with signatures appropriately guaranteed if requested by the Trustee), all in form and substance satisfactory to the Trustee. If an issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership or which permits or requires pledges of Capital Stock to be perfected other than by delivery, then the Company shall, upon delivery to the Company of the Trustee's written request, take such action as may be necessary in such jurisdiction and reasonably requested by the Trustee to perfect the Trustee's first priority and (except for Liens permitted under Section 4.16) exclusive security interest in such Stock and other Collateral and give the Trustee the other rights in the Pledged Shares granted under the terms hereof; and the Company agrees to provide to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to it, confirming such pledge. The Trustee shall have the right at any time at which a Notice of Acceleration has been delivered and is in effect to exchange certificates or instruments representing or evidencing the Pledged Shares for certificates or instruments of smaller or larger denominations.

                          (b)     Preservation of Corporate Existence of
Issuers of Pledged Shares. Subject to Article 5 and Sections 10.05 and 10.13, the Trustee may do whatever in its reasonable judgment may be necessary, and the Company shall take such action in connection therewith as may reasonably be requested in writing by the Trustee, for the purpose of preserving or extending the corporate existence of MGI and (except as permitted by Section 10.05 of the MGI Indenture, as in effect on the date hereof) Kaiser.

                          (c)     Change of Registration Upon Notice of
Acceleration. Any or all Pledged Shares held by the Trustee for the benefit of the Holders of Securities may, if a Notice of Acceleration has been delivered and is at the time in effect, without notice to the Company, be registered in the name of the Trustee or its nominee.

                         (d)     Voting Rights; Dividends; etc.

                 (1) Unless a Notice of Acceleration has been delivered and is at the time in effect, the Company shall be entitled to exercise any and all voting and other corporate rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Indenture and the Securities; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would be inconsistent with or violate any provision of this Indenture or the Securities. After a Notice of Acceleration has been delivered and so long as it remains in effect, upon written notice from the Trustee to the Company that it has determined that it will exercise such rights, all rights of the Company to exercise the voting and other consensual corporate rights which it would otherwise be entitled to exercise pursuant to this
         Section 10.02(d)(1) shall cease and all such rights shall become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual corporate rights during the continued effectiveness of such Notice of Acceleration (such rights to include the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares, including, without limitation, the right to exchange, at the Trustee's discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of any of such Pledged Shares or upon the exercise by any such issuer or the Trustee of any right, privilege or option pertaining to any of the Pledged Shares and, in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency on such terms and conditions as the Trustee may determine, all without liability except to account for property actually received by it). The Trustee shall have no duty to the Company to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. Upon rescission of such Notice of Acceleration, such voting and consensual corporate rights shall revert to the Company.

                 (2) So long as no Event of Default, Collateral Default or Interest Payment Default shall have occurred and be continuing, the Company shall be entitled to receive and retain any and all Exempt Distributions made on any Pledged Shares.

                 (3) Upon the occurrence and during the continuance of an Event of Default, Collateral Default or Interest Payment Default, all rights of the Company to receive and retain

         Exempt Distributions on Pledged Shares pursuant to Section 10.02(d)(2) shall cease, and the Trustee shall thereupon have the sole right to receive any Exempt Distributions on any Pledged Shares made during the continuance of such Event of Default, Collateral Default or Interest Payment Default; provided, that the Company shall be entitled to receive and retain any Salmon Creek Distributions. All such Exempt Distributions shall be deposited in the Cash Collateral Default Account in accordance with Section 10.03(f). All Exempt Distributions on Pledged Shares received by the Company contrary to the provisions of this Section 10.02(d)(3) shall be received in trust for the benefit of the Trustee and the Holders, shall be segregated from other funds of the Company, and shall be forthwith paid over to the Trustee in the same form as received by the Company (duly endorsed to the Trustee, if required), and the Trustee shall deposit such amounts in the Cash Collateral Default Account in accordance with Section 10.03(f). If any such Event of Default, Collateral Default or Interest Payment Default shall have been cured or waived and no other Event of Default, Collateral Default or Interest Payment Default shall be continuing, the right of the Company to receive and retain any and all Exempt Distributions on Pledged Shares shall be reinstated.

                 (4) In order to permit the Company and the Trustee to exercise their respective voting and other corporate rights which they are entitled to exercise pursuant to Section 10.02(d)(1) and Section 10.02(d)(5) and to receive the dividends, distributions and other amounts which they are authorized to receive and retain pursuant to Sections 10.02(d)(2) and 10.02(d)(3), (A) the Trustee shall, upon written notice from the Company, from time to time execute and deliver (or cause to be executed and delivered) to the Company, and (B) the Company shall, upon written notice from the Trustee, from time to time execute and deliver (or cause to be executed and delivered) to the Trustee, all such proxies, dividend payment orders and other instruments as the Company or the Trustee, as the case may be, may reasonably request for such purposes as shall be specified in such request.

                 (5) At any time with the consent of the Company, or without the consent of the Company upon the delivery to the Company of a Notice of Acceleration that is at the time in effect, the Trustee may join in any plan of voluntary or involuntary reorganization or readjustment or rearrangement in respect of any Pledged Shares and may accept or authorize the acceptance of new securities issued in exchange therefor under any such plan. Any new securities so issued shall be delivered to the Trustee and pledged hereunder. If the Trustee does not join in such plan of reorganization or readjustment or rearrangement, any money or Cash Equivalents accruing on or apportioned to such Pledged Shares shall be delivered to the Trustee for deposit into the Cash Collateral Account in accordance with Section 10.03(g).

                          (e)  Pledged Shares to Constitute Majority of Voting
Stock and Equity Interests; Delivery of After-Acquired Shares. The Company shall cause the Pledged Shares that are subject to the Lien of this Indenture at all times to include: (i) at least a majority of the Voting Stock and the outstanding equity interests (on a fully diluted basis) of MGI until such time as MGI merges or consolidates into, or transfers all of its assets to, either
(A) a Restricted Subsidiary or (B) the Company, in either case pursuant to and in accordance with Section 10.13; and (ii) after any transaction described in clause (i)(A) above, at least a majority of the Voting Stock and the outstanding equity interests (on a fully diluted basis) of the Restricted Subsidiary into which MGI merges or consolidates or to which it transfers all or substantially all of its assets. The Company shall pledge and deposit with the Trustee all outstanding shares of Stock of MGI that the Company acquires at any time after the Issue Date, and to cause all such shares of Stock to be subject to the Lien of this Indenture.

                          (f)     Payments on Intercompany Note.  The Company
shall deliver (or cause to be delivered) to the Trustee all payments of interest received on the Intercompany Note. All such payments of interest shall be deposited in the Cash Collateral Account in accordance with Section 10.03(g). The Company shall deliver or cause to be delivered to the Trustee all payments of principal received on the Intercompany Note, except that the Company shall be entitled to receive and retain all payments of principal of the Intercompany Note that do not result in the outstanding principal amount of the Intercompany Note being reduced below the outstanding principal amount of the Securities. All payments of principal on the Intercompany Note delivered to the Trustee pursuant to the preceding sentence shall be deposited in the Cash Collateral Offer Account in accordance with Section 10.03(d).

SECTION 10.03.  COLLATERAL ACCOUNTS.

                          (a)     Establishment of Accounts; Deposit of Trust
Moneys.

                 (1) The Trustee shall establish from time to time as required by this Section 10.03, and at all times thereafter until the trust created by this Indenture has terminated shall maintain, at its corporate offices in Minnesota, four (4) accounts: the Cash Collateral Offer Account, the Cash Collateral Public Equity Offering Account, the Cash Collateral

         Default Account and the Cash Collateral Account (collectively, the "Accounts"). The Accounts shall be entitled the "MAXXAM GROUP HOLDINGS INC. Cash Collateral Offer Account, [name of Trustee], as trustee, secured party," "MAXXAM GROUP HOLDINGS INC. Cash Collateral Public Equity Offering Account, [name of Trustee], as trustee, secured party," "MAXXAM GROUP HOLDINGS INC. Cash Collateral Default Account, [name of Trustee], as trustee, secured party" and "MAXXAM GROUP HOLDINGS INC. Cash Collateral Account, [name of Trustee], as trustee, secured party," respectively.

                 (2) All money and Cash Equivalents required to constitute Collateral and to be delivered to the Trustee or received by the Trustee or any agent or nominee of the Trustee in respect thereof, whether pursuant to the terms of this Indenture, the Uniform Commercial Code, other applicable law or otherwise ("Trust Moneys"), shall be deposited in the appropriate Account, as specified in this
         Section 10.03, and the Trustee shall thereafter invest, apply, deposit into another Account or release, as the case may be, Trust Moneys in accordance with the terms of this Indenture. All right, title and interest in and to the Accounts shall vest in the Trustee, who shall have sole dominion and control over the Accounts and only the Trustee shall have any right of withdrawal therefrom.

                          (b)     Accounts as Collateral.  All Trust Moneys
deposited in any of the Accounts shall be held segregated in the Cash Collateral Offer Account, the Cash Collateral Public Equity Offering Account, the Cash Collateral Default Account or the Cash Collateral Account, as the case may be, as provided in this Section 10.03, and shall be held by the Trustee, in trust under this Indenture, as part of the Collateral.

         (c) Investment of Trust Moneys. The Company shall have the right to direct the Trustee in writing to, and the Trustee shall, except as otherwise required herein, invest any Trust Moneys held in the Accounts in Cash Equivalents and liquidate Cash Equivalents held in Accounts into money. The Trustee shall not be liable or responsible for any loss resulting from such investments and reinvestments or from any dispositions; provided, however, that the Trustee shall be liable for its own negligent action, its own negligent failure to act and its own willful misconduct in complying with this Article
10. The Accounts and all credits thereto and investments therein shall be maintained in such a manner in accordance with applicable law and all items shall be delivered to the Trustee and credited to the Accounts in accordance with applicable law so that the Trustee shall at all times have (except for Liens permitted under Section 4.16) an exclusive and a first priority perfected security interest therein. The Company shall deliver to the Trustee and any bank where any Accounts are





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
maintained all such notices and other documents, and shall otherwise make such filings and take such other actions as may be reasonably requested by the Trustee, to create and maintain (except for Liens permitted under Section 4.16) an exclusive and first priority perfected security interest in the Accounts and all credits thereto and investments therein. Interest and other amounts earned on an Account shall be held as part of the Collateral, shall be credited to the Account in which the principal on which they are earned is deposited and shall be transferred between Accounts together with and in the same manner as the principal on which they are earned.

                          (d)     Deposits into Cash Collateral Offer Account.

                 (1) Except as otherwise provided in Section 10.03(e)(1), upon the receipt of any Net Proceeds of a Primary Share Sale by MGI or by Kaiser, that were dividended or distributed on Pledged MGI Shares, or on Pledged Kaiser Shares, as the case may be, the Company shall deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account for application pursuant to Section 10.05(f), all such Net Proceeds so received that are money or Cash Equivalents.

                 (2) Except as otherwise provided in Section 10.03(e)(2), upon the release of any Pledged Shares pursuant to Section 10.05(b)(1) and the receipt of any Net Proceeds of a Pledged Share Sale in respect of such Pledged Shares, the Company shall deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account for application pursuant to Section 10.05(f), all such Net Proceeds so received that are money or Cash Equivalents.

                 (3) Upon receipt by the Company of an Extraordinary Distribution on any Pledged Shares, the Company shall deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account for application pursuant to Section 10.05(f), all amounts so received that are money or Cash Equivalents.

                 (4) Except as otherwise provided in Section 10.03(e)(3), if, following receipt by the Company of (A) Net Proceeds, other than money or Cash Equivalents, of either (x) a Primary Share Sale by MGI or by Kaiser, that were dividended or distributed on Pledged MGI Shares, or on Pledged Kaiser Shares, as the case may be, or (y) a Pledged Share Sale in respect of any Pledged Shares or of (B) an Extraordinary Distribution on any Pledged Shares in a form other than money or Cash Equivalents, all or any portion of such Net Proceeds or Extraordinary Distributions at the time subject to the Lien of this Indenture are disposed of for money or Cash Equivalents pursuant to
         Section 10.05(b)(2), the Company shall deliver or

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         cause to be delivered to the Trustee, for deposit into the Cash
         Collateral Offer Account, all money or Cash Equivalents received in consideration of such disposition.

                 (5) Upon the receipt of any payments of principal on the Intercompany Note (other than any payments of principal that do no result in the outstanding principal amount of the Intercompany Note being reduced below the outstanding principal amount of the Securities), the Company shall deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account, such payments.

                 (6) If any Trust Moneys constituting proceeds of any Primary Share Sale by Kaiser or a Pledged Share Sale of Pledged Kaiser Shares or any Extraordinary Distribution on Pledged Kaiser Shares (or the proceeds of any non-cash consideration received in any such transaction) are released from the Lien of the MGI Indenture as a result of such Trust Moneys not having been utilized to purchase MGI Notes pursuant to an offer to purchase MGI Notes at a price at least equal to the respective Call Prices of the MGI Notes or as a result of payment in full of the MGI Notes or defeasance of the MGI Notes pursuant to Article 8 of the MGI Indenture, the Company shall, upon receipt of such released funds (but subject to the limitation set forth in the last sentence of Section 10.01(b)), deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account, such released funds. As used in this Section 10.03(d)(6), each of the terms Trust Moneys, Primary Share Sale, Pledged Share Sale, Pledged Kaiser Shares, Extraordinary Distribution and Call Prices has the meaning ascribed to such term in the MGI Indenture (as in effect on the date hereof).

                          (e)     Deposits into and Transfers from Cash
Collateral Public Equity Offering Account.

                 (1) Upon receipt of any Net Proceeds of a Primary Share Sale by MGI or by Kaiser, that were dividended or distributed on Pledged MGI Shares, or on Pledged Kaiser Shares, as the case may be, if such Primary Share Sale is also a Public Equity Offering and such receipt occurs prior to August 1, 2000, the Company shall deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Public Equity Offering Account, all such Net Proceeds so received that are money or Cash Equivalents.

                 (2)      Upon the release of any Pledged Shares pursuant to
         Section 10.05(b)(1) and the receipt of any Net Proceeds of a Pledged Share Sale in respect of such Pledged Shares, if such Pledged Share Sale is also a Public Equity Offering and such receipt occurs prior to August 1, 2000, the Company shall deliver or cause to be delivered to the Trustee for deposit into the Cash Collateral Public Equity Offering Account all such Net Proceeds so received that are money or Cash Equivalents.

                 (3) If, following receipt by the Company of Net Proceeds, other than money or Cash Equivalents, of (A) a Primary Share Sale that is a Public Equity Offering that were distributed on Pledged Shares or
         (B) a Pledged Share Sale that is a Public Equity Offering in respect of any Pledged Shares, all or any portion of such Net Proceeds at the time subject to the Lien of this Indenture are disposed of for money or Cash Equivalents pursuant to Section 10.05(b)(2), the Company shall deliver or cause to be delivered to the Trustee, for deposit into the Cash Collateral Public Equity Offering Account, all money or Cash Equivalents received (if such receipt occurs prior to August 1, 2000) in consideration of such disposition.

                 (4) In the event the Company elects, pursuant to Section 10.05(g), optionally to redeem Securities with all or any portion of any Net Proceeds described in Sections 10.03(e)(1), (2) or (3), such Net Proceeds (or such portion thereof) shall remain in the Cash Collateral Public Equity Offering Account for application pursuant to
         Article 3 and Section 10.05(g) hereof and paragraph 5 of the Securities. If no such election is made within the time period specified in Section 10.05(g), all amounts in such Account shall, upon expiration of the time period for such election (or upon earlier written notice from the Company that no such election will be made), be deposited in the Cash Collateral Offer Account.

                          (f)     Deposits into Cash Collateral Default Account.

                 (1) Upon and during the continuance of an Event of Default, Collateral Default or an Interest Payment Default, the Company shall deliver or cause to be delivered to the Trustee for deposit into the Cash Collateral Default Account all Exempt Distributions made on any Pledged Shares during such continuance; provided, that the Company shall be entitled to receive and retain any Salmon Creek Distributions. Any Trust Moneys held in the Cash Collateral Default Account shall be released from the Lien of this Indenture and, as the Company directs in writing, applied by the Trustee to cure any outstanding Interest Payment Defaults in respect of the Securities and to pay the principal due on the Securities at the final maturity thereof.

                 (2) If at any time following the deposit of Trust Moneys into the Cash Collateral Default Account, no Event of Default, Collateral Default or Interest Payment Default is continuing, any amounts in the Cash Collateral Default Account shall be deposited into the Cash Collateral Offer Account for application pursuant to Section 10.05(f).

                          (g)     Deposits into Cash Collateral Account.  The
Trustee shall deposit into the Cash Collateral Account any money or Cash Equivalents (i) eligible for transfer out of the Cash Collateral Offer Account pursuant to Section 10.05(f) upon their eligibility for such transfer, (ii) delivered to the Trustee pursuant to Section 10.02(d)(5) or 10.02(f) or (iii) constituting Trust Moneys whose disposition by the Trustee upon receipt thereof is not otherwise provided for in this Section 10.03.

                          (h)     Application of Trust Moneys to Pay Trustee's
Fees or upon a Notice of Acceleration.

                 (1)      Notwithstanding any other provision contained in this
         Article 10, but subject to the Company's continuing primary obligation contained in Section 7.07, the Trustee may at any time apply Trust Moneys in the Cash Collateral Account or in the Cash Collateral Default Account to the payment of due and unpaid fees under Section
         7.07 of this Indenture; provided, that funds are drawn, first, from the Cash Collateral Account and, second, and only if there exist no Trust Moneys in the Cash Collateral Account, from the Cash Collateral Default Account.

                 (2)      Notwithstanding any other provision contained in this
         Article 10, if a Notice of Acceleration has been delivered to the Company and is at the time in effect, the Trustee shall apply all Trust Moneys held in the Accounts in accordance with Section 6.10; provided, that, so long as a Notice of Acceleration is not in effect, Trust Moneys shall be invested, applied, deposited in other Accounts or released as otherwise provided in this Article 10.

                          (i)     Grant of Security Interest in Accounts.  As
security for the Company's obligations to pay the principal and premium of and interest on the Securities and all other amounts and obligations under this Indenture and the Securities when due, the Company hereby grants a security interest to the Trustee, for the benefit of the Holders and the Trustee, in all of its right, title and interest, whether now owned or hereafter acquired, in the Accounts and all sums of money, funds, securities, investments or other property held in or credited to the Accounts, from any source whatsoever, now or hereafter transferred or credited to and comprising the Accounts, including, without limitation, all proceeds derived from the Collateral credited to the Accounts, and any and all interest and dividends or other distribution from any such amounts, and all statements, certificates and instruments in or representing the Accounts.





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                          (j)     Release and Application of Trust Moneys in
Cash Collateral Account. The Company shall be entitled to a release, at any time and from time to time, of any Trust Moneys held in the Cash Collateral Account to be applied, as the Company directs the Trustee in writing, to pay interest on the Securities (but only to the extent that the Trust Moneys so applied were derived from payments of interest on the Intercompany Note), to redeem Securities or to purchase Securities, in the open market or otherwise.

         SECTION 10.04. FURTHER ASSURANCES; REVISIONS OF EXHIBIT D. The Company shall, at any reasonable time and reasonably from time to time, at its expense, execute and deliver all further instruments and documents and take all reasonable further action that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted with respect to any Collateral or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, the Company shall provide to the Trustee a revised Exhibit D to reflect any changes in the composition of the Pledged Shares pledged by it hereunder, and at such time the Company shall be deemed to make the representations and warranties set forth in clauses (i) through (iv) of Section
10.12 with respect to Exhibit D as so revised.

         SECTION 10.05.  RELEASE AND SUBSTITUTION OF COLLATERAL.

                          (a)     General.  The Company shall be entitled from
time to time to the release by the Trustee of Pledged Shares and other Collateral from the Lien of this Indenture, and to substitute other property for Collateral, upon satisfaction of the requirements of this Section 10.05 and, to the extent applicable, Sections 5.01 and 10.13.

                          (b)     Release of Pledged Shares and of Non-Cash Net
Proceeds and Extraordinary Distributions in Connection with a Collateralized Cash Proceeds Offer or Optional Redemption.

                 (1) The Company shall be entitled to a release of Pledged Shares from the Lien of this Indenture in order to effect a Pledged Share Sale; provided, that (i) no Event of Default, Collateral Default or Interest Payment Default has occurred and is continuing or would result from such release, (ii) an Officers' Certificate is delivered to the Trustee by the Company so stating and stating that such release is otherwise permitted under this Section 10.05 and (iii) the Company agrees to subject money in an amount equal to the amount of Net Proceeds of such Pledged Share Sale received by the Company, including all Trust Moneys in the Accounts to the extent required in this
         Article 10, to an offer to purchase Securities in accordance with the provisions of Section





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         10.05(f) or, if such Pledged Share Sale is a Public Equity Offering and the Company shall so elect pursuant to Section 10.05(g) with respect to all or any portion of such Net Proceeds, to effect an optional redemption of Securities pursuant to Article 3 of this Indenture and paragraph 5 of the Securities.

                 (2) The Company shall be entitled to a release of (A) Net Proceeds, other than money or Cash Equivalents, of either (x) a Primary Share Sale by MGI or by Kaiser, that were distributed on Pledged MGI Shares, or on Pledged Kaiser Shares, as the case may be, or (y) a Pledged Share Sale in respect of any Pledged Shares or of (B) Extraordinary Distributions on any Pledged Shares in a form other than money or Cash Equivalents:

                 (i) if all or any portion of such Net Proceeds or Extraordinary Distributions are disposed of in one or more transactions (a "Monetization") for consideration consisting of money or Cash Equivalents (but which may also include customary indemnities) and the Company delivers or causes to be delivered to the Trustee, for deposit into the Cash Collateral Offer Account or the Cash Collateral Public Equity Offering Account, as applicable, all of the money or Cash Equivalents received in such Monetization, in which case all or such portion of such Net Proceeds or Extraordinary Distributions shall, simultaneously with such Monetization, be released from the Lien of this Indenture;

                 (ii) if, in connection with a Collateralized Cash Proceeds Offer, the Company delivers to the Trustee for deposit into the Cash Collateral Offer Account, pursuant to Section 10.05(f)(ix), money in the amount specified in such section, in which case (a) all of such Net Proceeds or Extraordinary Distributions shall be released from the Lien of this Indenture, simultaneously with such deposit, if the Cash Collateralized Proceeds Purchase Price for the Securities equals or exceeds the Call Price therefor plus accrued and unpaid interest, if any, thereon to (but not including) the Collateralized Cash Proceeds Purchase Date and (b) if the preceding clause (a) is not applicable, a portion of such Net Proceeds or Extraordinary Distributions, designated by the Company, not greater in value (at the time it became Collateral) than the amount of money so delivered by the Company shall, simultaneously with such deposit, be released from the Lien of this Indenture; and

                 (iii) if, in connection with an optional redemption using Net Proceeds of a Public Equity Offering that are subject to the Lien of this Indenture, the Company delivers to the Trustee for deposit into the Cash Collateral Public Equity





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
         Offering Account, pursuant to Section 10.05(g), money in the amount specified in such section, in which case there shall be released from the Lien of this Indenture, simultaneously with such deposit, a portion of such Net Proceeds, designated by the Company, not greater in value (at the time it became Collateral) than the amount of money so delivered by the Company.

                 (iv) If, in connection with an optional redemption referred to in Section 10.05(f)(xiv), the Company delivers to the Trustee for deposit into the Cash Collateral Offer Account, pursuant to Section 10.05(f)(xiv), money in the amount specified in such section, in which case a portion of such Net Proceeds or Extraordinary Distributions, designated by the Company, not greater in value (at the time it became Collateral) than the amount of money so delivered by the Company shall, simultaneously with such deposit, be released from the Lien of this Indenture.

              (c)  Pledged Kaiser Share Release and Substitution.

                 (1) The Company shall be entitled to a release of any Pledged Kaiser Shares from the Lien of this Indenture at any time and from time to time if (i) no Event of Default, no Collateral Default and no Interest Payment Default has occurred and is continuing or would result from such release, (ii) an Officers' Certificate is delivered to the Trustee by the Company so stating and stating that such release is permitted under this Section 10.05(c) and (iii) there shall remain as Collateral, immediately subsequent to any such release, a number of Pledged Kaiser Shares equal to 16,055,000 multiplied by a fraction, the numerator of which is equal to the sum of (x) the aggregate principal amount of Securities outstanding on the date of such release, plus (y) one-half of the difference obtained by subtracting the aggregate principal amount of Securities outstanding on the date of such release from the aggregate principal amount of Securities outstanding on the Issue Date, and the denominator of which is the aggregate principal amount of Securities outstanding on the Issue Date. To the extent that Pledged Kaiser Shares are comprised of securities or other property substituted for Kaiser Shares (as contemplated by the definition of Pledged Kaiser Shares), the kind and amount of Pledged Kaiser Shares to be released shall be appropriately adjusted to take account of the kind and amount of such securities or other property so substituted for each Kaiser Share.

                 (2) The Company shall be entitled to a release of Pledged Kaiser Shares from the Lien of this Indenture at any time and from time to time in connection with, and MAXXAM and the Company may permit Kaiser to effect, a merger or consolidation of Kaiser (or a successor thereto pursuant to this Section 10.05(c)(2)) into, or a sale or transfer of all or substantially all of the assets of Kaiser in any transaction or series of related transactions to, another person, or in connection with any other corporate reorganization of Kaiser (other than a spin-off or other similar distribution of Kaiser Shares to stockholders of MAXXAM or the Company) (a "Kaiser Transaction") if (i) no Event of Default, Collateral Default or Interest Payment Default has occurred and is continuing or would result from such release, (ii) the Trustee receives, as Collateral subject to the Lien of this Indenture, in substitution for such Pledged Kaiser Shares, upon consummation of the Kaiser Transaction, the consideration received in respect of such Pledged Kaiser Shares pursuant to such Kaiser Transaction, (iii) all holders of the common stock of Kaiser (or such successor) shall (subject to proration, customary treatment of fractional amounts and other similar adjustments) be entitled to receive substantially the same consideration in respect of their shares of Kaiser common stock pursuant to the terms of such Kaiser Transaction and (iv) any non-money or non-Cash Equivalent consideration received in respect of such Pledged Kaiser Shares pursuant to such Kaiser Transaction shall have been registered under the Securities Act to the extent required under the Federal securities laws.

                 (3) The Company shall be entitled to a release of any Trust Moneys from the Lien of the Indenture at any time or from time to time if (i) no Event of Default, no Collateral Default and no Interest Payment Default has occurred and is continuing or would result from such release, (ii) an Officers' Certificate is delivered to the Trustee by the Company so stating and stating that such release is permitted under this Section 10.05(c) and (iii) there remains as Collateral immediately subsequent to any such release, an amount of Trust Moneys equal to the greater of (x) the Make-Whole Price with respect to the then outstanding principal amount of the Securities (if such release occurs prior to August 1, 2000) and (y) 110% of the then outstanding principal amount of the Securities. Any Trust Moneys to be released pursuant to the provisions of this Section 10.05(c)(3) at any time shall be released from the Accounts in the following order of priority until an amount of Trust Moneys equal to the total amount to be released at such time has been released: first, from the Cash Collateral Account; second, from the Cash Collateral Default Account; third, from the Cash Collateral Offer Account; and, fourth, from the Cash Collateral Public Equity Offering Account.





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                          (d)     Release Upon Defeasance.  Notwithstanding
anything to the contrary in this Indenture, upon satisfaction by the Company of the conditions set forth in Article 8 to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Collateral shall terminate and all the Collateral shall be released without any further action on the part of the Trustee or any other Person.

                          (e)     Further Assurances by Trustee Upon Release of
Collateral. Upon the release of any Collateral pursuant to this Article 10, the Trustee shall execute and deliver an instrument or instruments acknowledging the release of such Collateral from the Lien of this Indenture and the discharge of the Lien on such Collateral created by this Article 10, and shall duly assign, transfer and deliver to the Company or such other person as may be entitled thereto (without recourse and without any representation or warranty) such Collateral.

                          (f)     Collateralized Cash Proceeds Offer Procedures.

                 (i) Each holder shall have the right, at such Holder's option, to require the Company to apply Trust Moneys in the Cash Collateral Offer Account, together with other money, if required, in an aggregate amount equal to the Collateralized Cash Proceeds Offer Amount, to purchase Securities tendered pursuant to an offer by the Company to purchase, for U.S. Legal Tender pursuant to an unconditional, irrevocable offer, subject to applicable law, Securities at a purchase price (the "COLLATERALIZED CASH PROCEEDS PURCHASE PRICE") equal to not less than the sum of (1) 101% of the principal amount thereof plus (2) accrued and unpaid interest to but not including the date of purchase, in accordance with the procedures (including proration in the event of an oversubscription) set forth in this Section 10.05(f) (a "COLLATERALIZED CASH PROCEEDS OFFER"); provided, that the Company shall not be required to (but may in its discretion) make a Collateralized Cash Proceeds Offer if the sum of
         (x) the amount of Trust Moneys deposited in the Cash Collateral Offer Account, together with (y) the value, when it became Collateral, of non-money and non-Cash Equivalent Net Proceeds, Extraordinary Distributions and Exempt Distributions then required to constitute Collateral, in each case that have not previously been (and are not being) subjected to an offer pursuant to this Section 10.05(f) or (in the case of Net Proceeds of a Public Equity Offering) applied to an optional redemption pursuant to Section 10.05(g) (the amounts specified in clause (y), above, to the extent not subjected or applied (or being subjected or applied) as aforesaid, being hereafter referred to collectively as the "NON-CASH AMOUNT"), do not in the aggregate exceed $10,000,000. No Net Proceeds, Exempt





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         Distributions, Extraordinary Distributions or other Trust Moneys shall be required to be subjected to more than one Collateralized Cash Proceeds Offer (or be subjected to any such offer to the extent they have been applied to an optional redemption (or are being so applied) in accordance with Section 10.05(f)(xiv)), and no Net Proceeds of a Public Equity Offering that have been applied to an optional redemption (or that are being so applied or that may be so applied pursuant to an election by the Company pursuant to Section 10.05(g) the time for which has not expired) in accordance with Section
         10.05(g) shall be required to be subjected to a Collateralized Cash Proceeds Offer. Pending application of any Trust Moneys in the Cash Collateral Offer Account in accordance with this Section 10.05(f), such moneys may be invested in accordance with Section 10.03(c).

                 (ii) Within 30 days following the date on which the Trust Moneys in the Cash Collateral Offer Account, together with the Non-Cash Amount, exceed $10,000,000 (the amount of such Trust Moneys together with the Non-Cash Amount, as of the close of business on the second Business Day prior to the mailing of the Collateralized Cash Proceeds Offer Notice, described below, being hereinafter referred to as the "COLLATERALIZED CASH PROCEEDS OFFER AMOUNT"), or earlier if it shall so elect, the Company shall mail a written notice of a Collateralized Cash Proceeds Offer to the Trustee, the Paying Agent (which for purposes of this Article 10 shall not be the Company or any of its Affiliates or Subsidiaries) and each Holder (and to beneficial owners as required by applicable law including, without limitation, the Exchange Act and the rules and regulations promulgated pursuant thereto) (the "COLLATERALIZED CASH PROCEEDS OFFER NOTICE"). The Collateralized Cash Proceeds Offer Notice shall include a form of Collateralized Cash Proceeds Purchase Notice (as described below) to be completed by the Holder, and shall contain or state:

                 (1) the Collateralized Cash Proceeds Offer Amount, a brief description of the transactions which have generated such amount, and the calculation of the Collateralized Cash Proceeds Offer Amount;

                 (2) the date by which the Collateralized Cash Proceeds Purchase Notice pursuant to this Section 10.05(f) must be delivered to the Paying Agent;

                 (3) the scheduled date of purchase (the "Collateralized Cash Proceeds Purchase Date"), which shall be no earlier than 30 days and not later than 60 days following the date on which such Collateralized Cash Proceeds Offer Notice is mailed, subject to compliance with applicable law;





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                 (4)      the applicable Collateralized Cash Proceeds Purchase
         Price;

                 (5)      the name and address of the Trustee and the Paying
         Agent;

                 (6)      that the Securities must be surrendered to the Paying
         Agent;

                 (7) that the Collateralized Cash Proceeds Price for any Security as to which a Collateralized Cash Proceeds Purchase Notice has been duly given and not withdrawn shall be paid promptly (subject to proration) following the later of the Collateralized Cash Proceeds Purchase Date and the time of surrender of such Security as described in this Section 10.05(f);

                 (8) that if Collateralized Cash Proceeds Purchase Notices are given with respect to Securities having an aggregate
         Collateralized Cash Proceeds Purchase Price in excess of the Collateralized Cash Proceeds Offer Amount pursuant to the Collateralized Cash Proceeds Offer, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Paying Agent so that only Securities in denominations of $1,000 or integral multiples thereof shall be acquired)

                 (9) the procedures that the Holder must follow to exercise rights under this Section 10.05(f) and a brief description of those rights; and

                 (10) the procedures for withdrawing a Collateralized Cash Proceeds Purchase Notice.

                 (iii) To accept the offer to purchase Securities described in this Section 10.05(f), a Holder must deliver a written notice of purchase (a "COLLATERALIZED CASH PROCEEDS PURCHASE NOTICE") to the Paying Agent at any time prior to the close of business on the third Business Day immediately preceding the Collateralized Cash Proceeds Purchase Date, stating:

                 (1) the name of the Holder, the principal amount and the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased, and a statement that the Collateralized Cash Proceeds Offer is being accepted with respect to such Securities;

                 (2) the portion of the principal amount of any Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and





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                 (3)      that such Security or Securities shall be purchased
         on the Collateralized Cash Proceeds Purchase Date pursuant to the terms and conditions specified in the Securities and this Indenture.

                 (iv) The delivery of a Security, by hand or by registered mail prior to, on or after the Collateralized Cash Proceeds Purchase Date (together with all necessary endorsements), to the Paying Agent shall be a condition to the receipt by the Holder of the Collateralized Cash Proceeds Purchase Price therefor; provided, however, that such Collateralized Cash Proceeds Purchase Price shall be so paid pursuant to this Section 10.05(f) only if the Security or Securities so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Collateralized Cash Proceeds Purchase Notice and provided, further, that the Company shall have no obligation to purchase any Securities with respect to which a Collateralized Cash Proceeds Purchase Notice has not been received by the Paying Agent prior to the close of business on the third Business Day immediately preceding the Collateralized Cash Proceeds Purchase Date.

                 (v) In the event that the Collateralized Cash Proceeds Offer described in this Section 10.05(f) shall be accepted in accordance with the terms thereof with respect to any portion of a Security, the Company shall purchase from the holder thereof (subject to proration pursuant to clause (viii) of this Section 10.05(f)), pursuant to this
         Section 10.05(f), such portion of such Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. In connection with a Security purchased in part, the Company shall execute and the Trustee shall authenticate for delivery to the Holder thereof, a new Security equal in principal amount to that of the unpurchased portion of the Security so surrendered.

                 (vi) Upon receipt by the Paying Agent of the Collateralized Cash Proceeds Purchase Notice as specified in this
         Section 10.05(f), the Holder of the Security (or portion thereof) in respect of which such Collateralized Cash Proceeds Purchase Notice was given shall (subject to proration pursuant to clause (viii) of this Section 10.05(f)) and unless such Collateralized Cash Proceeds Purchase Notice is withdrawn as specified in clause (vii) of this
         Section 10.05(f)) thereafter be entitled to receive the applicable Collateralized Cash Proceeds Purchase Price with respect to such Security (or portion thereof). Such Collateralized Cash Proceeds Purchase Price shall be due and payable as of the Collateralized Cash Proceeds Purchase Date and shall be paid to such Holder promptly following the later of (A) the Collateralized Cash





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
         Proceeds Purchase Date (provided, the conditions in clauses (iii) and (iv) of this Section 10.05(f), as applicable, have been satisfied) and
         (B) the date of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by such clauses (iii) and (iv).

                 (vii) A Collateralized Cash Proceeds Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time on or prior to the close of business on the second Business Day preceding the Collateralized Cash Proceeds Purchase Date specifying:

                 (1) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted;

                 (2) the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted; and

                 (3) the principal amount, if any, of such Security or Securities which remains subject to the original Collateralized Cash Proceeds Purchase Notice, and which has been or will be delivered for purchase by the Company.

                 (viii) If at the close of business on the second Business Day preceding the Collateralized Cash Proceeds Purchase Date, the Collateralized Cash Proceeds Purchase Price of all Securities for which Collateralized Cash Proceeds Purchase Notices have been given and not withdrawn exceeds the Collateralized Cash Proceeds Offer Amount, the Paying Agent shall select the Securities to be purchased such that each properly tendering Holder shall receive a portion of the Collateralized Cash Proceeds Offer Amount on a pro rata basis (with such adjustments as may be deemed appropriate by the Paying Agent so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased). The Paying Agent shall promptly return to the Holder thereof any Securities surrendered which the Company shall not be required to purchase pursuant to this Section 10.05(f).

                 (ix) Prior to noon, New York time, on the Collateralized Cash Proceeds Purchase Date, the Company shall deliver to the Trustee, for deposit into the Cash Collateral Offer Account, an amount of money equal to the amount, if any, by which (A) the lesser of (x) the aggregate Collateralized Cash Proceeds Purchase Price of all Securities for which Collateralized Cash Proceeds Purchase Notices have been given and not withdrawn and (y) the Collateralized Cash Proceeds Offer Amount exceeds (B) the amount of money on deposit in the Cash Collateral Offer Account. Following such delivery, if any, but in any





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         event on or prior to noon, New York time, on the Collateralized Cash
         Proceeds Purchase Date, the Trustee shall release from the Lien of this Indenture and deliver to the Paying Agent an amount of money from the Cash Collateral Offer Account equal to the amount specified in clause (A) above.

                 (x) Any Trust Moneys remaining in the Cash Collateral Offer Account following release and delivery by the Trustee pursuant to Section 10.05(f)(ix) shall be (A) deposited in the Cash Collateral Account if the Collateralized Cash Proceeds Purchase Price for the Securities does not equal or exceed the Call Price therefor plus accrued and unpaid interest, if any, thereon to (but not including) the Collateralized Cash Proceeds Purchase Date, in which case such Trust Moneys shall remain subject to the Lien of this Indenture, or
         (B) delivered to the Company, if the preceding clause (A) is not applicable, in which case such moneys shall be released from the Lien of this Indenture without the need for any further action from the Trustee.

                 (xi) If money sufficient to pay the Collateralized Cash Proceeds Purchase Price of all Securities (or portions thereof) to be purchased on the Collateralized Cash Proceeds Purchase Date is deposited with the Paying Agent as of the Collateralized Cash Proceeds Purchase Date, interest shall cease to accrue on all such Securities (or portions thereof) on and after the Collateralized Cash Proceeds Purchase Date, whether or not any such Security is delivered to the Paying Agent, and the holders thereof shall have no other rights as such, other than the right to receive the Collateralized Cash Proceeds Purchase Price (and, in the case of a Security purchased in part, a new Security equal in principal amount to the unpurchased portion of the Security surrendered) upon surrender of such Securities.

                 (xii) In connection with any offer to purchase, or any purchase of, Securities under this Section 10.05(f), the Company shall
         (i) comply with the Exchange Act, if applicable, (ii) file any required Schedules of the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the purchase of the Securities.

                 (xiii) The Paying Agent shall return to the Company any money, together with interest or dividends, if any, thereon held by it for the payment of the Collateralized Cash Proceeds Purchase Price of the Securities that remain unclaimed as provided in Section 8.04 hereof; provided, however, that to the extent that the aggregate amount of money deposited by the Company pursuant to Section 10.05(f)(ix) (together with Trust Moneys at the time in the Cash Collateral Offer Account)





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
         exceeds the aggregate Collateralized Cash Proceeds Purchase Price of the Securities or portions thereof to be purchased on the Collateralized Cash Proceeds Purchase Date, then promptly after the Collateralized Cash Proceeds Purchase Date, the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

                 (xiv)  Notwithstanding the foregoing provisions of this
         Section 10.05(f), the Company shall not be required to make a Collateralized Cash Proceeds Offer if and to the extent that, prior to the time when the Company would have been required to make such Collateralized Cash Proceeds Offer, the Company shall have, by written notice to the Trustee, (1) elected to apply all or any portion of the Collateral Cash Proceeds Offer Amount (such Collateralized Cash Proceeds Offer Amount to be computed as if the date of delivery of such written notice to the Trustee were the date of mailing of a Collateralized Cash Proceeds Offer Notice) to a then permitted optional redemption of the Securities, in whole or in part, at a redemption price equal to not less than 101% of the principal amount thereof plus accrued and unpaid interest, if any, to (but not including) the redemption date and (2) notified the Trustee of the redemption date and the aggregate principal amount of Securities to be redeemed. Following the giving of such written notice, the Company shall, prior to 11:00 A.M., New York time, on the date set by the Company for such redemption of Securities in accordance with Article 3, deliver to the Trustee, for deposit into the Cash Collateral Offer Account, an amount of money equal to the amount, if any, by which the aggregate redemption price of all Securities called for redemption, including accrued and unpaid interest, if any, thereon to (but not including) the date of redemption exceeds the amount of money on deposit in the Cash Collateral Offer Account. Following such delivery, if any, but in any event on or prior to 11:00 A.M., New York time, on the date set by the Company for such redemption of Securities in accordance with Article 3, the Trustee shall release from the Lien of this Indenture and deliver to the Paying Agent an amount of money from the Cash Collateral Offer Account equal to the aggregate redemption price of all Securities called for redemption, including accrued and unpaid interest, if any, thereon to (but not including) the date of redemption.


                 (g) Release Upon Election Optionally to Redeem. If the Company receives Net Proceeds from a sale of Pledged Shares or from a Primary Share Sale that becomes subject to the Lien of this Indenture, and if such sale constitutes a Public Equity Offering and the Company is entitled at such time to effect an optional redemption in part of Securities pursuant to Article 3 of this Indenture and paragraph 5 of the Securities with





                                      113
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         such Net Proceeds, then the Company may elect, by written notice to the Trustee delivered within 30 days after it receives such Net Proceeds, to apply all or any portion of such Net Proceeds to such an optional redemption. Following the giving of such written notice, the Company shall, prior to 11:00 A.M., New York time, on the date set by the Company for such redemption of Securities in accordance with
         Article 3, deliver to the Trustee, for deposit into the Cash Collateral Public Equity Offering Account, an amount of money equal to the amount, if any, by which the aggregate redemption price of all Securities called for redemption, including accrued and unpaid interest, if any, to (but not including) the date of redemption (the "AGGREGATE REDEMPTION PRICE"), exceeds the amount of money on deposit in the Cash Collateral Public Equity Offering Account. Following such delivery, if any, but in any event on or prior to 11:00 A.M., New York time, on the date set by the Company for such redemption of Securities in accordance with Article 3, the Trustee shall release from the Lien of this Indenture and deliver to the Paying Agent an amount of money from the Cash Collateral Public Equity Offering Account equal to the Aggregate Redemption Price. Pending application of any Trust Moneys in the Cash Collateral Public Equity Offering Account in accordance with this Section 10.05(g), such moneys may be invested in accordance with Section 10.03(c).

         SECTION 10.06. TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Company hereby appoints the Trustee as its attorney-in-fact, with power of substitution and with full authority in its place and stead and in its name or the Trustee's own name, from time to time, in the Trustee's discretion subject to the provisions of this Article 10, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article 10, including to receive, endorse and collect all instruments made payable to it representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

         SECTION 10.07. TRUSTEE MAY PERFORM. If the Company fails in any material respect to perform any agreement contained in this Article 10, or fails to take any action required to be taken by it, to perfect or maintain the perfection and priority of the Trustee's Lien on any applicable Collateral, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 7.07. Without limiting the foregoing, the Trustee is authorized to file financing statements without the signature of the grantor of a security interest in any Collateral in order to perfect any Lien on such Collateral.

         SECTION 10.08. REMEDIES UPON EVENT OF DEFAULT. If any Notice of Acceleration shall have been delivered and is at the time in effect, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time. Without limiting the foregoing, the Trustee may, without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any securityholder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind.
The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed there for, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability to the Company as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claim against the Trustee arising by reason of the fact that the price at which any Collateral pledged by it hereunder may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

         The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale of any Collateral pledged by it hereunder shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Company to register such securities for public sale





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
under the Securities Act or under applicable state securities laws, even if the Company would agree to do so.

         If a Notice of Acceleration has been delivered and is at the time in effect, the Trustee may, upon written notice, require the Company to use its best efforts to cause to be registered as soon as possible pursuant to the Securities Act and relevant state securities laws the Pledged Shares and to keep such registration effective for at least 360 consecutive days, and to enter into customary arrangements with the Trustee and the holders concerning indemnification and reimbursement of expenses.

         SECTION 10.09. APPLICATION OF PROCEEDS. If a Notice of Acceleration has been delivered and is at the time in effect, any Trust Moneys held by the Trustee as Collateral, and all proceeds received by the Trustee in respect of any sale of, collection from or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

         SECTION 10.10. CONTINUING LIENS. Except as provided in Article 5 and this Article 10, the Company represents that this Indenture shall create a continuing Lien on the Collateral with respect to which a security interest is granted pursuant to Section 10.01(a), and on any Released Kaiser Shares in which a security interest may hereafter be granted by the Company pursuant to
Section 10.01(b), that shall (i) remain in full force and effect until payment in full of the Securities, (ii) be binding upon the Company and its successors and assigns and (iii) enure to the benefit of the Trustee and its successors, transferees and assigns.

         SECTION 10.11. CERTIFICATES AND OPINIONS. The Company shall comply with (a) TIA Section 314(b) relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA Section 314(d) relating to the release and substitution of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. The release of any collateral, in whole or in part, from the Lien of this Indenture shall be deemed not to impair in contravention of this Indenture, any of the Liens relating to the Collateral, or otherwise contravene the provisions of this Indenture, if and to the extent such Collateral is released pursuant to and in compliance with the terms of this Indenture. Any certificate or opinion required by TIA Section 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA Section 314(d).

         SECTION 10.12. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants as follows:

                 (i) The Company is the record and beneficial owner of the Pledged Shares described on Exhibit D, free and clear of any Lien, except for the Lien created by this Indenture.

                 (ii) The Company has full corporate power, authority and legal right to pledge all the Pledged Shares described on Exhibit D and all other Collateral pledged by the Company.

                 (iii) The Pledged Shares described on Exhibit D have been duly authorized and are validly issued, fully paid and non-assessable.

                 (iv) The pledge in accordance with the terms of this Indenture of the Pledged Shares described on Exhibit D (assuming no failure by the Trustee to perform acts customarily required of a secured party in such circumstances) creates an (except for Liens permitted under Section 4.16) exclusive and a valid and perfected first priority Lien on such Collateral, securing payment of principal and premium of and interest on the Securities by the Company.

                 (v) Exhibit D hereto sets forth a description of all the Pledged Shares owned by the Company as of the Issue Date.

                 (vi) There are no existing options, warrants, calls or similar commitments relating to any authorized and unissued Stock of MGI.

         SECTION 10.13. CERTAIN MERGERS, CONSOLIDATIONS, ETC. AMONG THE COMPANY, MGI AND RESTRICTED SUBSIDIARIES. Notwithstanding any other provision of this Indenture, the Company may at any time and from time to time permit MGI to merge or consolidate into, or sell or transfer all or substantially all its assets in any transaction or series of transactions to, any Restricted Subsidiary if:

                 (i) the Trustee receives, as Collateral subject to the Lien of this Indenture, the consideration distributed to the Company on the Pledged MGI Shares in such transaction or transactions;

                 (ii) after giving effect to such transaction or transactions, the Collateral includes at least a majority of the Voting Stock and outstanding equity interests (on a fully diluted basis) of the person surviving such merger or consolidation or to whom such transfer is made, in a proportion at least equal to that in which the Voting Stock and outstanding equity interests of MGI were included in the Collateral immediately prior to such transaction or transactions;

                 (iii) no Default exists or would exist immediately following such transaction or transactions after giving effect thereto on a pro forma basis; and

                 (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that clause
         (iii) above is satisfied and stating that such transaction or transactions are otherwise permitted by this Section 10.13.

Upon satisfaction of the requirements of this Section 10.13, the Trustee shall, if requested, release the Pledged MGI Shares from the Lien of this Indenture to the extent necessary to effect any transaction or transactions permitted under this Section 10.13; provided, that any person surviving such merger or consolidation, or to whom such sale or transfer is made, pursuant to the foregoing provisions of this Section 10.13 shall be deemed to be, for all purposes of this Indenture, MGI, such person shall be a Restricted Subsidiary and any owner of shares of Stock of such person that is either the Company or a Subsidiary of the Company shall grant a security interest (of like tenor to the security interest granted on the Issue Date pursuant to Section 10.01(a)) in such shares of Stock and shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations with respect to such shares applicable to the Company with respect thereto under this Article 10. Notwithstanding any other provision of this Indenture, MGI may, at any time and from time to time, merge or consolidate into, or transfer all or substantially all its assets in any transaction or series of transactions to, the Company.


                                   ARTICLE 11

                                 MISCELLANEOUS

         SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person, transmitted by facsimile (confirmed in writing by mail) or mailed by first-class mail addressed as follows:

                                  If to the Company:

                                  MAXXAM Group Holdings, Inc.
                                  5847 San Felipe, Suite 2600
                                  Houston, Texas  77057
                                  Attention:  General Counsel
                                  Telecopy Number:  (713) 267-3702

                                  with copies to:

                                  Howard A. Sobel, Esq.
                                  c/o Kramer, Levin, Naftalis & Frankel
                                  919 Third Avenue
                                  New York, New York  10022
                                  Telecopy Number:  (212) 715-8000

                                  and

                                  if to the Trustee:

                                  First Bank National Association
                                  Corporate Trust Department
                                  180 East 5th Street
                                  Second Floor
                                  St. Paul, Minnesota  55101
                                  Attention:  Rick Prokosch
                                  Telecopy Number:  (612) 244-0711

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notwithstanding anything to the contrary in this Section 11.02, notices to the Company or the Trustee shall only be deemed given when received by the Company or the Trustee, as the case may be.

         SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Security holders may communicate pursuant to TIA Section 312(b) with other
Securityholders with respect to their rights under this Indenture or the Securities and the Trustee shall comply with TIA

Section 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon the Trustee's request:

                 (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (or will have been complied with upon the execution and delivery of designated instruments); and

                 (ii) an Opinion of Counsel stating that, in the opinion of such counsel, as to legal matters, all such conditions precedent have been complied with (or will have been complied with upon the execution and delivery of designated instruments);

except that in the case of any application or request as to which the furnishing of such documents is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or rendering such opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

         SECTION 11.06. WHEN TREASURY SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or





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indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08. LEGAL HOLIDAYS. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.09. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT THAT THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN MATTERS CONCERNING THE VALIDITY AND PERFECTION OF SECURITY INTERESTS OF THE TRUSTEE IN FAVOR OF THE HOLDERS IN THE ACCOUNTS, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         SECTION 11.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company, the Guarantor or the Trustee shall not have any liability for any obligations of the Company, the Guarantor or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. SEVERABILITY. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

         SECTION 11.13. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in two or more counterparts, each of which shall be an original, but all of them together constitute the same agreement.

         SECTION 11.14. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify, restrict or otherwise affect the meaning or interpretation of any of the terms or provisions hereof.

         SECTION 11.15. BENEFITS OF INDENTURE. Nothing in this Indenture or the Securities, express or implied shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.16. NO CHALLENGE. (a) The Trustee agrees, and each Holder of a Security by its acceptance thereof agrees, that neither the Trustee nor any such Holder shall take any action to challenge or to contest, in any bankruptcy or insolvency proceeding or otherwise, or vote in any way so as to authorize or participate, directly or indirectly, in any such challenge or contest of, or file any claim in any bankruptcy or insolvency proceeding or otherwise inconsistent with: (i) the validity, priority or enforceability of the Liens and security interests granted to secure payment of the Bank Debt, whether outstanding at the date hereof or hereafter, (ii) the rights of the holders of the Bank Debt, or any agent for such holders, set forth in any security agreement, mortgage or other collateral document with respect to such Liens and security interests, or (iii) the validity or enforceability of any provision of this Section 11.16. For purposes of this Indenture, the Liens and security interests granted in connection with the Bank Debt shall be deemed to have been given in exchange for reasonably equivalent or fair value received by the Company.

                 (b) Except as expressly stated in this Section 11.16, the Trustee and the Holders of the Securities retain their rights to vote their claims and otherwise to act on their own behalf in any proceeding under the Bankruptcy Law.

                 (c) The Trustee acknowledges, on behalf of itself and the Holders of the Securities, that the holders of the Bank Debt have entered or will enter into the Credit Agreement and have extended or will extend credit pursuant thereto in reliance upon this Section 11.16. This Section 11.16 shall inure to the benefit of and be enforceable by the holders of the Bank Debt and any agent for such holders.


                                   ARTICLE 12

                                MAXXAM GUARANTEE

         SECTION 12.01    SENIOR GUARANTEE.

                 Subject to the provisions of this Article 12, the Guarantor hereby unconditionally guarantees to each Securityholder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company to the Securityholders or the Trustee hereunder or under the Securities, that: (a) the principal of, and premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Securities and all other amounts and Obligations of the Company to the Securityholders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other Obligation of the Company to the Securityholders, for whatever reason, the Guarantor will be obligated to pay, or to perform or to cause the performance of, the same immediately.

                 The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Securityholder with respect to any provision hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on the Securities or as provided in Section
12.02 or Section 8.01 (subject, in the case of Section 8.01, to reinstatement pursuant to Section 8.06). If any Securityholder or the Trustee is required by any court or otherwise to return to the Company or any Custodian, trustee, liquidator or other similar official acting in relation to the Company any amount paid by any such entity to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                 The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Securityholders in respect of any Obligations guaranteed hereby until payment in full of the principal of, premium, if any, and interest on the Securities or satisfaction of the conditions set forth in Section 8.01(a) or 8.02; provided, however, that, anything in this Indenture or in the Intercompany Note to the contrary notwithstanding, any payment made by the Guarantor pursuant to this Article 12 shall automatically reduce the outstanding principal amount of the Intercompany Note by an amount equal to the amount of such payment, provided that such obligation under the Intercompany Note shall be reinstated to the extent that any Securityholder or the Trustee is required by any court or otherwise to return to the Guarantor or any Custodian, trustee, liquidator or other similar official acting in relation to the Guarantor any amount paid by any such entity to the Trustee or such Securityholder. The Guarantor agrees that, as between it, on the one hand, and the Securityholders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

         SECTION 12.02    WHEN GUARANTOR MAY MERGE, ETC.

                 The Guarantor shall not consolidate or merge with or into (whether or not the Guarantor is the surviving person), or sell or transfer all or substantially all of its assets to, another corporation, person or entity whether or not affiliated with the Guarantor unless:

                  (i) the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or that acquires such assets assumes all obligations of the Guarantor under this Indenture and the Securities pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

                 (ii) immediately after giving effect to such transaction, no Default or Event of Default exist.

                 The resulting, surviving or transferee person (if other than the Guarantor which executed this Indenture) shall succeed to, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Guarantor had been named as the Guarantor herein and the Guarantor (except in the event of a lease of all or substantially all of the Guarantor's assets) shall be relieved of its obligations under this Indenture and the Securities. The Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction a Guarantor's Officers' Certificate and an Opinion of Counsel (to such counsel's knowledge) to the effect set forth in clause (ii) and stating that the proposed transaction and such supplemental indenture (if required) comply with this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                  MAXXAM GROUP HOLDINGS INC.

Attest:

By: /s/ BERNARD L. BIRKEL            By: /s/ BYRON L. WADE
   ------------------------             ----------------------------
        Assistant Secretary          Name:   Byron L. Wade
                                     Title:  Vice President


                                  MAXXAM INC. hereby confirms its agreements set forth in Article 12 of this Indenture.

Attest:

By: /s/ BERNARD L. BIRKEL         By:   /s/  RONALD L. REMAN
   ------------------------          ----------------------------
        Assistant Secretary          Name:   Ronald L. Reman
                                     Title:  Vice President - Taxes

                                  FIRST BANK NATIONAL ASSOCIATION

Attest:

By: /s/ BERNARD L. BIRKEL         By:   /s/  RICHARD PROKASCH
   ------------------------          -----------------------------
        Assistant Secretary          Name:   Richard Prokasch
                                     Title:  Trust Officer

                                                                       EXHIBIT A

                           (FORM OF FACE OF SECURITY)

No.
                                                                       $

                    12% [Series A] [Series B] Senior Secured
                                 Notes due 2003

         MAXXAM Group Holdings Inc., a Delaware corporation, promises to pay to _____________________, or registered assigns, the principal sum of
_____________ ______ DOLLARS on August 1, 2003.

         Interest Payment Dates: February 1 and August 1, commencing February 1, 1997.

         Record Dates: January 15 and July 15.

         Additional provisions of this Security are set forth on the other side of this Security.


Dated:                                   MAXXAM GROUP HOLDINGS INC.


                                        By_________________________


                                        By_________________________

                                        MAXXAM INC., as Guarantor in
                                        accordance with the Indenture


                                        By_________________________


                                        By_________________________

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

FIRST BANK NATIONAL ASSOCIATION
         as Trustee                                      [Seal]
         certifies that this is one
         of the Series [A][B]
         Securities referred to in
         the Indenture.


By__________________________________
         Authorized Signatory

         [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*





---------------
* This paragraph should be included only if the Security is issued in global form.

         [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]*





---------------
* This paragraph should be included only if the Security is a Transfer Restricted Security.

                       [FORM OF REVERSE SIDE OF SECURITY]

                 12% [Series A] [Series B] Senior Secured Notes due 2003


1. Interest

         MAXXAM Group Holdings Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture (as hereinafter defined), being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above from December 23, 1996, until payment of such principal amount has been made or duly provided for [and shall pay any Additional Interest payable pursuant to Section 2(e) of the Registration Rights Agreement referred to below]. The Company shall pay interest [and Additional Interest, if any,] semiannually on February 1 and August 1 of each year, commencing on February 1, 1997. Interest on this Security will accrue from the most recent interest payment date next preceding the date hereof to which interest has been paid, unless the date hereof is an interest payment date to which such interest has been paid, in which case from the date hereof, or unless the date hereof is prior to February 1, 1997, in which case from December 23, 1996; except that if the date hereof is prior to an interest payment date and after the next preceding interest payment record date and if there be no default in payment of interest on the Securities on such interest payment date, then this Security shall bear interest from such interest payment date, and if there be such a default then this Security shall bear interest from the next preceding interest payment date to which interest has been paid or duly provided for or, in the case of a default in the first payment of interest, from December 23, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate per annum shown above, and it shall pay interest on overdue installments of interest [and Additional Interest, if any,] at the same rate at which interest was paid prior to default, to the extent lawful.*

2. Method of Payment

         The Company will pay interest [and Additional Interest, if any,] on the Securities to the persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding an interest payment date even if Securities are canceled after the record date and on or before





---------------
* Bracketed language should be included in this paragraph only if the Security is a Transfer Restricted Security.

such interest payment date (except defaulted interest, which will be paid to the persons who are registered holders of Securities at the close of business on a special record date established for payment of such defaulted interest, which date shall be at least ten days prior to the interest payment date). Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest [and Additional Interest, if any,] in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.*

3. Paying Agent and Registrar

         Initially, First Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, except as provided in the Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar except as provided in the Indenture.

4. Indenture

         This Security is one of a duly authorized issue of Securities of the Company, designated as its 12% Senior Secured Notes due 2003 (herein called the " Securities"), all issued under an Indenture, dated as of December 23, 1996 (the "Indenture"), among the Company, MAXXAM Inc., a Delaware corporation (such corporation and its successors and assigns under the Indenture being herein called "MAXXAM"), and the Trustee. The terms of the Securities include those of the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities issued pursuant to the Indenture. Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Indenture.

         The Securities are general secured obligations of the Company limited to $130,000,000 aggregate principal amount, subject to Section 2.07 of the Indenture. The Indenture imposes certain limitations on the Company and its Restricted




---------------
* Bracketed language should be included in this paragraph only if the Security is a Transfer Restricted Security.

Subsidiaries with respect to the issuance of Indebtedness, the payment of dividends and certain other distributions by the Company, the sale or transfer of assets, transactions with Affiliates and the creation of certain Liens. in addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict dividends from Restricted Subsidiaries and certain other payments to the Company.

5. Optional Redemption

         At any time prior to August 1, 2000, the Company may, at its option, on not less than 15 days (or 30 days if legally required by The Depository Trust Company) nor more than 60 days notice to each Holder of the Securities to be redeemed, redeem all or any portion of the Securities at the Make-Whole Price (as defined in the Indenture) plus accrued and unpaid interest to (but not including) the date of redemption. In addition, at any time prior to August 1, 2000, the Securities may be redeemed at the option of the Company, in part, on not less than 15 days (or 30 days if legally required by The Depository Trust Company) nor more than 60 days notice to each Holder of the Securities to be redeemed, with the net proceeds of a Public Equity Offering (as defined in the Indenture), at 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the Securities outstanding on the Issue Date (as defined in the Indenture) shall remain outstanding after any such redemption pursuant to this sentence.

         On and after August 1, 2000, the Securities may be redeemed at the option of the Company, in whole or in part, on not less than 15 days (or 30 days if legally required by The Depository Trust Company) nor more than 60 days notice to each Holder of the Securities to be redeemed, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to (but not including) the date of redemption:

         If redeemed during the 12-month period commencing August 1 of the following years:

Year                                                            Price
---------------------------------------------------------------------

2000 . . . . . . . . . . . . . . . . . . . . . . . . . . .     106.00%
2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   103.00%
2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100.00%

6. Notice of Redemption

         Notice of redemption will be mailed at least 15 days (or 30 days if legally required by The Depository Trust Company) but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in multiples of $1,000. If money sufficient to pay the redemption price, including accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after the redemption date interest shall cease to accrue on Securities or portions of them called for redemption (whether or not the Securities have been timely surrendered) and the only remaining right of the Holders thereof shall be to receive payment of the redemption price thereof, including accrued and unpaid interest, if any, to (but not including) the redemption date, if applicable, upon surrender to the Paying Agent of such Securities.

7. Change of Control, Certain Collateral Dispositions and Asset Sales

         Upon the first Change of Control (as defined in the Indenture) after the date of the Indenture, a Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, subject to the terms of the Indenture.

         Upon certain Asset Sales (as defined in the Indenture), a Holder of Securities will have the right to cause the Company to purchase Securities of such Holder at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, subject to the terms of the Indenture. If less than all Securities are so purchased, such purchase shall be made on a pro rata basis.

         Upon receipt by the Company of certain proceeds of the Collateral (as defined in the Indenture), a Holder of Securities will have the right to cause the Company to purchase Securities of such Holder at a purchase price equal to not less than 101% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to (but not including) the purchase date, subject to the terms of the Indenture. If less than all Securities are so purchased, such purchase shall be made on a pro rata basis.

8. Security

         To secure the full and punctual payment of the principal amount and premium of and interest on the Securities and all other amounts payable under the Indenture and the Securities when and as the same shall be due and payable, the Company has granted a security interest in all of the outstanding shares of Stock of MAXXAM Group Inc. ("MGI"), a wholly owned Subsidiary of the Company. Subject to the terms of the Indenture, if and only if any Released Kaiser Shares are released from the Lien of the MGI Indenture by reason of early retirement of the MGI Notes (other than by reason of a refinancing of the MGI Notes), the Company will pledge up to 16,055,000 of such shares as security for the Securities. The Collateral (as defined in the Indenture) is subject to substitution and release from the Lien of the Indenture to the extent provided therein.

9. Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed), any Securities for a period of 15 days before the mailing of a notice of redemption of Securities selected for redemption or any Securities after an interest payment record date and before the next succeeding interest payment date.

10. Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to any portion of such money must look only to the Company, and not to the Trustee or Paying Agent, for payment as general creditors, or, as applicable law designates, another person.

12. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount outstanding of the Securities and (ii) any nonpayment default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of any Security, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Articles 5 or 12 and Sections 10.01(b), 10.02(a), 10.04 or 10.13 of the Indenture (relating to successor corporations and subsequent pledges of Collateral), to provide for uncertificated Securities in addition to or in place of certificated Securities, to add to the covenants of the Company for the benefit of the Holders, to surrender any right or power conferred upon the Company, to comply with the Trust Indenture Act of 1939 or to make any change that does not adversely affect the rights of any Holder of any Security.

         Without the consent of each Holder of an outstanding Security affected thereby, no amendment may (i) reduce the aggregate amount of Securities whose holders must consent to an amendment to the Indenture, (ii) reduce the rate of or extend the stated maturity of any payment of interest on the Securities,
(iii) reduce the principal (at maturity or any other time) of or extend the Stated Maturity of any payment of principal of any Security, including upon redemption or payment of the Asset Sale Purchase Price or Change of Control Purchase Price, (iv) reduce the premium payable upon the redemption of any Security or (v) make any Security payable in money other than that stated in the Security. Notwithstanding any other provision of the Indenture, the right of any Holder of Securities to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed therein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien on the Collateral created by the Indenture. Changes to Article 10 of the Indenture or the definitions relating thereto (except for changes permitted without the consent of Holders of Securities) may be made only with the consent of Holders of 66-2/3% of the aggregate principal amount of outstanding Securities.

13. Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of the principal amount of the Securities at maturity, upon redemption or required repurchase pursuant to paragraph 5 or 7 of the Securities, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain defaults with respect to other Indebtedness of the Company or its Subsidiaries if the amount of such Indebtedness exceeds $10,000,000; (v) certain events of bankruptcy or insolvency; and (vi) certain judgments or decrees for the payment of money in excess of $10,000,000 that are not discharged, waived or stayed within 60 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare the principal amount of all the Securities to be due and payable in the manner and with the effect provided in the Indenture. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default that will result in the principal amount of the Securities being due and payable immediately upon the occurrence and during the continuance of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities, and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company, MAXXAM or the Trustee shall not have any liability for any obligations of the Company, MAXXAM or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17. Discharge

          Subject to certain conditions, the Company may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Governmental obligations for the payment of principal and interest, if any, on the Securities, to redemption or maturity, as the case may be.

18. Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/m/A (= Uniform Gift to Minors
Act).

19. CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in large type. Requests may be made to:

         MAXXAM Group Holdings Inc.
         5847 San Felipe, Suite 2600

         Houston, Texas  77057

         Attention:  Investor Relations Coordinator

20.      Guarantee

         This Security is initially entitled to the benefits of the Guarantee of MAXXAM. Upon the terms and subject to the conditions set forth in the Indenture, MAXXAM has unconditionally guaranteed that the principal of, and premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Securities and all other amounts and Obligations of the Company to the Securityholders or the Trustee under the Indenture or the Securities will be promptly paid in full or performed.

________________________________________________________________________________

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to (Print or type assignee's name, address and zip code) (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                    agent to transfer this Security on
the books of the Company.  The agent may substitute another to act for him.


________________________________________________________________________________
Date:  Your Signature:


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 of the Indenture, check the box:

                                      [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount and check the box:

                                      [ ]

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.09 of the Indenture, check the box:

                                      [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount and check the box:
                                  $__________

                                      [ ]

         If you want to elect to have this Security purchased by the Company pursuant to Section 10.05(f) of the Indenture, check the box:

                                      [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 10.05(f) of the indenture, state the amount and check the box:

                                      [ ]

Date:________________________            Your
                                         Signature:________________________
                                         (sign exactly as your name appears on
                                         the other side of this Security)


Signature Guarantee:_____________________

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(1)

         The following exchanges of a part of this Global Security for Definitive Securities have been made:

                      Amount of           Amount of          Principal         Signature of
                     decrease in         increase in       Amount of this       authorized
                      Principal           Principal       Global Security       officer of
                      Amount of           Amount of        following such       Trustee or
     Date of         this Global         this Global          decrease          Securities
     Exchange          Security            Security        (or increase)         Custodian
     --------          --------            --------      -----------------       ---------





---------------
(1) This schedule should be included only if the Security is issued in global form.

                                                                       EXHIBIT B


CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re:  12% Senior Secured Notes due 2003 of MAXXAM Group Holdings Inc.

This Certificate relates to $_____ principal amount of Securities held in * ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

[ ]      has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[ ]      has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Securities and as provided in Section 2.06 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

[ ]      Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

[ ]      Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in accordance with and in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)


---------------
*Check applicable box.

[ ]      Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

[ ]      Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).

                                        ---------------------------------------
                                         [INSERT NAME OF TRANSFEROR]


                                         By:------------------------------------



Date:--------------------------------





---------------
*Check applicable box.

                                                                       EXHIBIT C

                                  SALMON CREEK

DESCRIPTION:

All that certain real property situated in the State of California, County of Humboldt, and is described as follows:

TOWNSHIP 3 NORTH, RANGE 1 EAST, HUMBOLDT MERIDIAN:

     Section 8:

          The West Half of the Southwest Quarter, the Southeast Quarter of the Southwest Quarter, and the Southwest Quarter of the Southeast Quarter.

     Section 15:

          The Southwest Quarter.

          EXCEPTING THEREFROM all oil, gas and minerals, with appurtenant rights, as excepted in deed from the Regents of the University of California recorded March 25, 1950 in Book 125 of Official Records, page 24.

     Section 16:

          Entire Section.

          EXCEPTING THEREFROM all oil, gas and minerals, with appurtenant rights, as excepted in deed from the Regents of the University of California recorded March 25, 1950 in Book 125 of Official Records, page 24.

     Section 17:

          The Northeast Quarter.

     Section 17:

                    The West Half and the Southeast Quarter.

          EXCEPTING THEREFROM one-half of all oil, gas and minerals with appurtenant rights, as reserved in the deed recorded February 29, 1944 in Book 265 of Deeds, page 256.

     Section 18:

          The Southeast Quarter.

          EXCEPTING THEREFROM one-half of all oil, gas and minerals with appurtenant rights, as reserved in the deed recorded February 29, 1944 in Book 265 of Deeds, page 256.

     Section 19:

          The Northeast Quarter, and the North Half of the Southeast Quarter.

          EXCEPTING THEREFROM one-half of all oil, gas and minerals with appurtenant rights, as reserved in the deed recorded February 29, 1944 in Book 265 of Deeds, page 256.

     Section 20:

          The North Half, the North Half of the Southeast Quarter and the North Half of the Southwest Quarter.

          EXCEPTING THEREFROM one-half of all oil, gas and minerals with appurtenant rights, as reserved in the deed recorded February 29, 1944 in Book 265 of Deeds, page 256.

                    The South Half of the Southeast Quarter.

     Section 21:

          Entire Section.

     Section 22:

          The South Half, and the South Half of the Northwest Quarter.

     Section 23:

          The East Half of the Southeast Quarter, the Northwest Quarter of the Southeast Quarter and the Northeast Quarter of the Southwest Quarter.

          EXCEPTING FROM the lands in Section 21, 22 and 23 above described one-half of all oil, gas and minerals, with appurtenant rights, as reserved in the deed recorded February 29, 1944 in Book 265 of Deeds, page 256.

     Section 22:

          The Northeast Quarter, and the North Half of the Northwest Quarter.

     Section 23:

          The South Half of the Northwest Quarter, the West Half of the Southwest Quarter, the Southeast Quarter of the Southwest Quarter, and the Southwest Quarter of the Southeast Quarter.

          EXCEPTING FROM the lands in Section 22 and 23 last above described all oil, gas and minerals, with appurtenant rights as excepted in the deed from the Regents of the University of California recorded March 22, 1950 in Book 125 of Official Records, page 24.

     Section 26:

          The Northwest Quarter, the North Half of the Southwest Quarter, the Southwest Quarter of the Southwest Quarter and the Southwest Quarter of the Northeast Quarter.

          EXCEPTING THEREFROM one-half of all oil, gas and minerals, with appurtenant rights, as reserved in the deeds recorded February 29, 1944 in Book 265 of Deeds, page 255 and 256.

     Section 27:

          The West Half, the Northeast Quarter, the North Half of the Southeast Quarter and the Southeast Quarter of the Southeast Quarter.

     Section 28:

          The East Half of the Southeast Quarter, the Northeast Quarter of the Northwest Quarter, and the Northeast Quarter.

          EXCEPTING THEREFROM and from the land in Section 27 last above described one-half of all oil, gas and minerals, with appurtenant rights, as reserved in the deed recorded February 29, 1944 in Book 265 of Deeds, page 256.

          The West Half of the Northwest Quarter, the Southeast Quarter of the Northwest Quarter, the West Half of the Southeast Quarter, the North Half of the Southwest

          Quarter and the Southeast Quarter of the Southwest Quarter.

     Section 29:

                    The North Half of the Northeast Quarter.

     Section 33:

          The Northeast Quarter.

     Section 35:

          The Northwest Quarter of the Northwest Quarter.

          EXCEPTING THEREFROM, one-half of all oil, gas and minerals, with appurtenant rights as reserved in the deeds recorded February 29, 1944 in Book 265 of Deeds, page 255 and 256.

                             EXHIBIT D TO INDENTURE


   Company     Type of Stock    Certificate No.   No. of Shares
------------ ----------------- ----------------- ---------------
MAXXAM Group    Common                2                100
Inc.




                                     D-1